--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   -----------
                      NELLIE MAE EDUCATION LOAN CORPORATION
             (Exact name of registrant as specified in its charter)

                   Delaware                                04-3423352
       (State or other jurisdiction of                  (I.R.S. Employer
        Incorporation or organization)                Identification No.)

                              1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                                 (401) 438-4500
                   (Address, including ZIP code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                 Ann M. O'Rourke
                                    Secretary
                      Nellie Mae Education Loan Corporation
                              1240 Pawtucket Avenue
                           Rumford, Rhode Island 02916
                                 (401) 438-4500
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                   -----------
                                    Copy to:

                                Daniel M. Rossner
                                Brown & Wood LLP
                             One World Trade Center
                             New York, NY 10048-0057

              Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective as determined by market conditions.
                                   -----------
              If the only securities being registered on this Form are being offered under dividend or interest reinvestment plans, please check the following box. / /

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

              If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering. / /

              If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

         If delivery of the prospectus is expected to be made under Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                      Proposed          Maximum
                                                    Amount            Maximum          Aggregate         Amount of
                 Title of Each Class of              to Be         Offering Price    Offering Price    Registration
              Securities to Be Registered         Registered        Per Unit(1)           (1)               Fee
      ---------------------------------------- ------------------ ----------------- ----------------- ----------------
           Asset-Backed Notes and
           Certificates......................     $1,000,000            100%           $1,000,000          $278
      ---------------------------------------- ------------------ ----------------- ----------------- ----------------

     (1) Estimated solely for the purpose of calculating the registration fee.

                                   -----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting under said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale of them is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 18, 1999

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY __, 1999

                      Nellie Mae Student Loan Trust 1999-A
                                     Issuer

                      Nellie Mae Education Loan Corporation
                           Seller and Master Servicer

                $________ Floating Rate Asset-Backed Senior Notes

         We, the Nellie Mae Student Loan Trust 1999-A, will issue the senior notes. The trust will include the following assets from which it will make payments on the senior notes:

         - a pool of education loans to students and parents of students, substantially all of which are guaranteed by [Name of Guarantors], and

         -        cash held by the trust.

The trust will issue the classes of senior notes shown on the table below.

                                Original               Interest Rate          Final Maturity          Price to
                                Principal               (per year)                 Date             Public(1)(2)
                                ---------        ----------------------       --------------        ------------
Per Class A-1                                    Three-Month LIBOR plus
Note                                             0.__% annually, subject
                                                 to an interest rate cap

Per Class A-2                                    Three-Month LIBOR plus
Note                                             0.__% annually, subject
                                                 to an interest rate cap

(1)   Plus accrued interest, if any, from the date of initial issuance.
(2)   Total underwriting discount : $_____________.

         The underwriters will purchase the senior notes from the trust and offer them to you at the prices set forth above. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $_______, will be $___________.

         Interest and principal on the senior notes are scheduled to be paid quarterly on the [ ]th day of each [ ], [ ], [ ] and [ ]. The first scheduled payment date is [ ], 1999.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Consider carefully the risk factors beginning on page S-10 of this prospectus supplement. The senior notes are asset-backed securities issued by a trust. The senior notes are not interests in or obligations of Nellie Mae Education Loan Corporation or any of its affiliates. This prospectus supplement may be used to offer and sell the senior notes only if accompanied by the related prospectus.

         Delivery of the senior notes, in book-entry form only, will be made through The Depository Trust Company in the United States, and Cedelbank and the Euroclear System in Europe, on or about May __, 1999, against payment in immediately available funds.

                               -------------------
                                                          ----------------------

                    Prospectus Supplement dated May __, 1999

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
          IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the senior notes in two separate documents that are progressively more detailed: (1) the accompanying prospectus, which provides general information, some of which may not apply to your senior notes and (2) this prospectus supplement, which describes the specific terms of your senior notes.

         If the description of the terms of the senior notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on information contained in this prospectus supplement, the accompanying prospectus or any other document to which we have referred you. We have not authorized anyone to provide you with any other information. This prospectus supplement may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date shown on its cover.

         This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus indicate where those captions are located.

         We have filed with the SEC preliminary information that the underwriters prepared for prospective investors regarding the trust's assets and the senior notes. The information contained in this document supersedes all the information contained in that filing.

         Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the senior notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

         We are not offering the senior notes in any state where offering them is not permitted. We do not claim that all of the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

         Certain persons participating in the offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the senior notes. Those transactions could cause the prices of the senior notes to be higher than they might otherwise be. See "Underwriting" on page S-68 of this prospectus supplement.

                                   ----------

                                TABLE OF CONTENTS

                              Prospectus Supplement

Important Notice About Information Presented in This Prospectus Supplement and the
  Accompanying Prospectus...............................................................S-2
Table of Contents.......................................................................S-2
Summary.................................................................................S-4

Risk Factors...........................................................................S-10
Formation of the Trust.................................................................S-21
The Financed Student Loan Pool.........................................................S-23
Description of the Notes...............................................................S-39
Description of the Transfer and Servicing Agreements...................................S-48
Federal Family Education Loan Program..................................................S-66
Certain Federal Income Tax and State Tax Consequences..................................S-67
ERISA Considerations...................................................................S-68
Underwriting...........................................................................S-68
Legal Matters..........................................................................S-69
Reports to Securityholders.............................................................S-70
Forward Looking Statements.............................................................S-70
Index of Principal Terms...............................................................S-71
Annex I................................................................................S-74

                                   Prospectus

Formation of the Trusts................................................................5
The Seller, the Master Servicer and the Administrator..................................6
Use of Proceeds........................................................................7
The Student Loan Pools.................................................................7
Federal Family Education Loan Program.................................................10
Guarantors Under the FFELP............................................................20
Weighted Average Life of the Securities...............................................30
Pool Factors and Trading Information..................................................31
Description of the Notes..............................................................31
Description of the Certificates.......................................................38
Certain Information Regarding the Securities..........................................39
Description of the Transfer and Servicing Agreements..................................43
Certain Legal Aspects of the Student Loans............................................54
Certain U.S. Federal Income Tax Consequences..........................................56
ERISA Considerations..................................................................66
Available Information.................................................................68
Reports to Securityholders............................................................68
Incorporation of Certain Documents by Reference.......................................69
Plan of Distribution..................................................................69
Legal Matters.........................................................................70
Index of Principal Terms..............................................................72

                                     SUMMARY

         This summary highlights selected information contained in this prospectus supplement. However, it does not provide all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for important additional information about the senior notes.

                                PRINCIPAL PARTIES

THE SELLER

         Nellie Mae Education Loan Corporation, a Delaware corporation, will:

         -        organize the trust and

         - sell to the trust the pool of student loans that will secure the senior notes.

THE TRUST

         Nellie Mae Student Loan Trust 1999-A, a Delaware business trust.

THE MASTER SERVICER

         Nellie Mae Education Loan Corporation, as master servicer, will arrange for the servicing of the student loans under a servicing agreement. The master servicer will arrange for one or more other institutions to service the loans on a daily basis.

THE ADMINISTRATOR

         Nellie Mae Education Loan Corporation, as administrator, will provide management and administrative services to the trust under an administration agreement between Nellie Mae Education Loan Corporation and the trust.

THE TRUSTEES

     ELIGIBLE LENDER TRUSTEE

         The First National Bank of Chicago, a national banking association, is the eligible lender trustee. One or more additional eligible lender trustees may be added or substituted for The First National Bank of Chicago from time to time.

     OWNER TRUSTEE

         The First National Bank of Chicago, a national banking association, as the owner trustee will hold the trust's beneficial ownership in the student loans.

     INDENTURE TRUSTEE

         State Street Bank and Trust Company, a Massachusetts banking corporation, is the indenture trustee.

                                SIGNIFICANT DATES

CLOSING DATE

         We expect to issue the senior notes on ___________, 1999.

QUARTERLY PAYMENT DATES

         We will make payments on the senior notes on the [ ]th day of each [ ], [ ], [ ] and [ ]. If the [ ]th is not a business day, payments will be made to you on the next business day. The first quarterly payment date is [ ], 1999.

CUTOFF DATE

         [ ], 1999. The trust will receive payments made on the related student loans on and after this date.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         We are offering the following floating rate asset-backed senior notes under this prospectus supplement and the accompanying prospectus:

         - Class A-1 Notes in the aggregate principal amount of $__________ and

         - Class A-2 Notes in the aggregate principal amount of $__________.

         We are also issuing $__________ aggregate principal amount of floating rate asset-backed subordinate notes. However, we are not offering the subordinate notes under this prospectus supplement and the accompanying prospectus.

         We will issue the senior notes in book-entry form in multiples of $1,000.

         Any senior notes that you purchase will be held through The Depository Trust Company in the United States, and Cedelbank or the Euroclear System in Europe.

INTEREST PAYMENTS

         The note rate for each class of senior notes is specified on the cover page of this prospectus supplement. The actual interest rate on a class of senior notes, however, is subject to an interest rate cap. Interest on the senior notes will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

         Since your senior notes are subject to an interest rate cap, you may not receive interest on your senior notes at the note rate specified on the cover page of this prospectus supplement. The difference between the amount of interest payable at the note rate and the amount of interest that we actually pay you on a quarterly payment date we may pay you on a future quarterly payment date. The ratings of the notes do not address how likely it is that you will receive this difference.

PRINCIPAL PAYMENTS

         We will not pay you any principal before the end of the revolving period. The revolving period will begin on the date the senior notes are issued and will end ________ (or earlier as described in this prospectus supplement). Following the end of the revolving period and until the senior notes have been paid in full, we will pay principal on the senior notes on each quarterly payment date in an amount generally equal to the principal collections on the related student loans for the preceding quarterly period. Principal payments on the senior notes generally will be made sequentially. For example, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. In addition, we will not pay any principal on the subordinate notes until the senior notes have been paid in full.

        There is one exception to this rule. Following a default under the indenture and the acceleration of the notes, we will pay principal to each class of senior notes on a pro rata basis until they have been paid in full.

PRIORITY OF PAYMENTS

         On each quarterly payment date, the indenture trustee will pay the following amounts to the extent that funds are available:

         -        to the master servicer and administrator, certain fees;

         -        to the senior noteholders, pro rata, interest;

         -        to the subordinate noteholders, interest;

         - to the senior noteholders, following the termination of the revolving period, principal;

         - to the subordinate noteholders, following payment in full of the senior notes, principal; and

         -        to the reserve account, remaining funds.

FINAL MATURITY DATES

         On the final scheduled quarterly payment dates listed on the cover page of this prospectus supplement, we will pay any unpaid principal that remains outstanding on each class of senior notes.

AUCTION SALE

         Any student loans remaining in the trust at the end of the collection period immediately preceding the _____ ___ quarterly payment date will be offered for sale. We will use the proceeds of the sale to redeem your senior notes. The auction price must at least equal the unpaid principal amount of both the senior notes and the subordinate notes, plus the accrued and unpaid interest on them.

OPTIONAL REDEMPTION

         On any quarterly payment date on which the unpaid principal amount of both the senior notes and the subordinate notes is no more than 20% of the initial unpaid principal amount, Nellie Mae Funding, LLC, a subsidiary of the seller, or its assignee will have the option to purchase all the student loans in the trust. Any notes that remain outstanding on the date on which Nellie Mae Funding, LLC or its assignee exercises this option will be prepaid in full on that date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest. However, it is possible that the redemption price will not include payment of any interest that you may not have received due to the effect of the interest rate cap.

                                 TRUST PROPERTY

GENERAL

         The primary property of the trust will be:

         -        the student loans;

         - all amounts collected on the student loans on or after the cutoff date; and

         - amounts on deposit in certain accounts (including the reserve account).

THE INITIAL STUDENT LOANS

         The student loans will consist of certain guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All the student loans are reinsured by the Department of Education. The student loans to be transferred by the seller to the trust on the closing date had the following characteristics as of _________, 1999:

         -        Aggregate principal amount:                           $______

         -        Aggregate principal amount as a percentage of the
                  senior and subordinate notes:                          ____%

         -        Weighted average interest rate:                        ___%

         -        Weighted average original term:                        __ months

         -        Weighted average remaining term:                       __ months

         -        Stafford Loans (% by principal balance):               ____%

         -        SLS Loans (% by principal balance):                    ____%

         -        PLUS Loans (% by principal balance):                   ____%

         -        Federal Consolidation Loans (% by principal balance):  ____%

         -        Guaranteed by [Guarantor] (% by principal balance)     ____%

         -        Guaranteed by [Guarantor] (% by principal balance)     ____%

         -        Guaranteed by [Guarantor] (% by principal balance)     ____%

ADDITIONAL STUDENT LOANS

         From time to time after the closing date and before an early amortization event or _______ __, ____, whichever occurs first, the trust will acquire additional student loans. The trust will purchase additional student loans with collections received on the student loans that it already owns to the extent they are not used to cover certain fees and expenses of the trust, payments on the senior and subordinate notes and deposits to the reserve account. In addition, following the occurrence of the date referred to above, the trust may acquire certain other additional student loans to borrowers whose existing student loans are already owned by the trust.

                               CREDIT ENHANCEMENT

         "Credit enhancement" refers to features of a note offering designed to reduce delays in payments and losses on certain classes of notes. The credit enhancement for the senior notes will consist primarily of the following:

         -        the reserve account and

         -        the subordination of the subordinate notes.

THE RESERVE ACCOUNT

         The trust will establish a reserve account with the indenture trustee. The reserve account will be funded as follows:

         - On the closing date, the trust will make an initial deposit of $__________ into the reserve account.

         - On each quarterly payment date, any funds remaining after all required payments have been made will be deposited into the reserve account.

         Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in interest and principal payments on the senior notes to the extent described in this prospectus supplement. Amounts in the reserve account on any quarterly payment date (after all required payments have been made) in excess of the specified minimum reserve account balance will be released to Nellie Mae Funding, LLC or its assignee.

SUBORDINATION OF THE SUBORDINATE NOTES

         The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Because no principal will be paid on the subordinate notes until the senior notes have been paid in full, any losses on the student loans not covered by amounts available in the reserve account will be allocated to the subordinate notes before being allocated to the senior notes.

                                   TAX STATUS

         Brown & Wood LLP, special federal income tax counsel to the trust and counsel to the underwriters, is of the opinion that (i) the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (ii) the senior notes will be characterized as indebtedness for federal income tax purposes. Each senior noteholder, by accepting a senior note, will agree to treat the senior notes as indebtedness.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed under "ERISA Considerations," the senior notes may be purchased by employee benefit plans.

                                     RATINGS

         At least two nationally recognized rating agencies must rate the senior notes in their highest long-term rating categories.

                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase any of the senior notes.

THE NOTES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS                   The senior notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. Because the senior notes are complex
                                                investments, you should only consider investing in them if you have sufficient expertise, either alone or with your
                                                financial, tax and legal advisors, to analyze the prepayment, reinvestment, default and market risk, the tax consequences of this investment, and the interaction of these factors.

YOUR ABILITY TO RESELL THE SENIOR
NOTES MAY BE LIMITED                            The senior notes will be a new issue of securities without any established trading market. We do not currently intend to list them on any national securities exchange or the Nasdaq Stock
                                                Market. The underwriters may assist in resales of the senior notes but are not required to do so. A secondary market for the senior notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently active or liquid for you to resell any of your senior notes.
                                                [Name of Underwriters] have advised us that they intend to attempt to make a secondary market in the senior notes;
                                                however, they are not obligated to do so.

THE TRUST HAS LIMITED ASSETS TO MAKE
PAYMENTS ON THE SENIOR NOTES                    The trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the student loans, the related guarantee agreements and the reserve account. The notes represent obligations of the trust alone and will not be insured or guaranteed by any entity.
                                                Consequently, you must rely on payments on the student loans
                                                (from borrowers, guarantors or both) and amounts on deposit in the reserve account to repay your senior notes. Only a limited amount of money will be deposited in the reserve account and will be reduced, subject to a specified minimum, as the
                                                aggregate principal amount of the notes is reduced. If the reserve account is exhausted, the trust will depend solely on payments on the student loans to make payments on the notes and you could suffer a loss if those payments are inadequate.
                                                You will have no claim to any amounts that the trust properly distributes to the seller, the master servicer or any of their affiliates from time to time.

LOSSES MAY OCCUR IF THE PRINCIPAL
BALANCE OF THE NOTES EXCEEDS THE
POOL BALANCE OF THE STUDENT LOANS               As of the closing date, the aggregate principal amount of both the senior notes and the subordinate notes will be equal to approximately ___% of the outstanding principal balance of the student loans as of the cutoff date. In addition, the trust may acquire student loans during the revolving period for an amount exceeding their principal balance.

                                                During the revolving period, any collections on the student loans that are not used to cover certain fees and expenses of the trust, payments on the notes and deposits to the reserve account will be deposited in a collateral reinvestment
                                                account. The trust will use amounts in the collateral
                                                reinvestment account to acquire additional student loans. If the amount on deposit in the collateral reinvestment account has not been reduced to zero by the end of the revolving
                                                period or an early amortization event occurs, the amount
                                                remaining in the collateral reinvestment account will be used to pay principal on the notes on the quarterly payment date that occurs immediately after the end of the revolving period.

                                                If the aggregate principal amount of the senior notes and the subordinate notes exceeds the outstanding principal balance of the student loans in the trust, you may experience losses to the extent that excess interest collections do not make up this difference. Any of the following will increase the
                                                likelihood of this sort of loss:

                                                    -       a high rate of prepayments or

                                                    -       a widening of the spread between the three-month
                                                            T-bill rate and three-month LIBOR.

                                                In addition, you may experience losses if an event of default should occur under the indenture and we were required to sell the student loans at a time when the principal amount of the senior notes and the subordinate notes exceeded the
                                                outstanding balance of the student loans. Because, however, the senior notes must be redeemed in full before any principal is paid on the subordinate notes, your losses in this case would be limited to the amount not absorbed by the subordinate notes.

RISK OF CHANGE IN CHARACTERISTICS
OF THE STUDENT LOANS AFTER CLOSING              When we add additional student loans to the trust after the closing date, the characteristics of the overall pool of
                                                student loans may vary significantly from the information
                                                presented in this prospectus supplement. The composition of the student loans and their borrowers, the related guarantors
                                                (which may include additional guarantors whose ability to
                                                fulfill their insurance obligations may vary from that of the initial guarantors), the distribution by loan type, school type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity all may vary. You should consider the
                                                effect of these potential variances when making your
                                                investment decision concerning the senior notes.

THE RETURN ON YOUR INVESTMENT
WILL CHANGE OVER TIME                           The pre-tax return on your investment will change from time to time for a number of reasons including those listed below:

                                                -           THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The
                                                            amount of principal payments that you receive on
                                                            your senior notes and the time when you receive
                                                            them depend on how borrowers pay the principal of
                                                            their student loans. Principal payments on the
                                                            senior notes may be regularly scheduled payments
                                                            or unscheduled payments resulting from
                                                            prepayments, defaults or consolidations of the
                                                            student loans. In addition, if the trust is not
                                                            able to purchase sufficient additional student
                                                            loans during the revolving period, there will be a
                                                            principal prepayment on the senior notes
                                                            immediately after the end of the revolving period.

                                                            The revolving period may terminate earlier
                                                            than ______ ______ if:

                                                             -      the student loans fail certain performance
                                                                    tests,

                                                             -      the amount of excess interest for two
                                                                    successive quarterly payment dates is below a
                                                                    certain level,

                                                             -      an event of default occurs under the indenture
                                                                    or other transaction documents or

                                                             -      certain other events occur.

                                                -           YOU BEAR REINVESTMENT RISK. Asset-backed
                                                            securities, such as the senior notes, usually
                                                            produce increased principal payments to investors
                                                            when market interest rates fall below the interest
                                                            rates on the collateral (student loans in this
                                                            case) and result in decreased principal payments
                                                            when market interest rates are above the interest
                                                            rates on the collateral. As a result, you are
                                                            likely to receive more money to reinvest at a time
                                                            when other investments generally are producing
                                                            lower yields than the yield on the senior notes.
                                                            Similarly, you are likely to receive less money to
                                                            reinvest when other investments generally are
                                                            producing higher yields than the yield on the
                                                            senior notes. You will bear the risk that the
                                                            timing and amount of distributions on your senior
                                                            notes will prevent you from attaining your desired
                                                            yield.

                                                -           AN EARLY TERMINATION MAY AFFECT YOUR YIELD. The
                                                            senior notes may be repaid before you expect them
                                                            to be if:

                                                             -      the indenture trustee successfully conducts
                                                                    an auction sale or

                                                             -      Nellie Mae Funding, LLC or its assignee
                                                                    exercises its option to purchase all the
                                                                    assets of the trust.

                                                You will bear reinvestment risk following an early
                                                termination.

CHANGES IN LEGISLATION MAY ADVERSELY
AFFECT STUDENT LOANS AND FEDERAL GUARANTORS     The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs described in this prospectus supplement and the prospectus, the student loans made under these
                                                programs or the financial condition of the federal guarantors.
                                                Among other things, the level of guarantee payments may be adjusted from time to time. We cannot predict whether any
                                                changes will be adopted or, if adopted, what impact those
                                                changes would have on the trust or on the senior notes.

INCREASED COMPETITION FROM THE
FEDERAL DIRECT STUDENT LOAN PROGRAM             The Federal Direct Student Loan Program, established under the
                                                Higher Education Act, could result in reductions in the volume of loans made under the Federal Family Education Loan Program.
                                                If so, the
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                                      S-13
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
                                                seller, the administrator, the master servicer and the
                                                subservicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the
                                                ability of the master servicer or the subservicers to satisfy their obligations to service the student loans. This increased competition from the Federal Direct Student Loan Program could also reduce revenues received by the guarantors available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made
                                                under the Federal Family Education Loan Program could be
                                                reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the
                                                volume of loans outstanding under the Federal Family Education
                                                Loan Program and is expected to result in prepayments of
                                                student loans as well. RISKS ASSOCIATED WITH SEQUENTIAL
                                                PAYMENT OF PRINCIPAL ON THE NOTES Since generally we will not pay any principal to the holders of the Class A-2 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, the Class A-1 Noteholders would be more immediately affected by a high rate of principal prepayments or an early termination of the revolving period. In contrast, as a result of the sequential payment of principal, it is likely that at any time the Class A-2 Notes will have a greater percent of their initial principal balance outstanding than the Class A-1
                                                Notes and therefore, following a default under the indenture more losses will be allocated to the Class A-2 than to the
                                                Class A-1 Notes (as a relative percentage of their respective initial principal balances).

YOU MAY NOT RECEIVE INTEREST AT
THE SPECIFIED NOTE RATE DUE TO THE
EFFECT OF THE INTEREST RATE CAP                 As specified on the cover of this prospectus supplement, the interest rate for each class of the notes will be based on the level of three-month LIBOR. However, in each quarterly
                                                interest period after the first one, the interest rates on each class of the notes will subject to an interest rate cap that is equal to the adjusted student loan rate for that
                                                period.

                                                The interest rate cap may be triggered as a result of the
                                                following:
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                                      S-14
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
                                                -           The student loans generally bear interest based on
                                                            the three-month T-Bill rate, while the note rate
                                                            for each class of senior notes is based on
                                                            three-month LIBOR. If the spread between these two
                                                            indices widens, the interest rate cap may be
                                                            triggered.

                                                -           The principal balance of the student loans
                                                            initially will be less than the aggregate
                                                            principal amount of the senior notes and the
                                                            subordinate notes. Consequently, the aggregate
                                                            principal balances of the student loans on which
                                                            interest will be collected will be less than the
                                                            principal amount of the senior notes and the
                                                            subordinate notes.

                                                -           The interest rate cap will be reduced as a result
                                                            of the trust's obligation to pay certain fees to
                                                            the Department of Education.

                                                Any interest not paid on your senior notes due to the effect of the interest rate cap may be paid later on a subordinated basis. However, the existence of the interest rate cap may reduce the market value and liquidity of your senior notes.


INDENTURE TRUSTEE MAY HAVE DIFFICULTY
LIQUIDATING STUDENT LOANS                       Generally, during an event of default, the indenture trustee is authorized to sell the student loans. It is possible,
                                                however, that the indenture trustee may not find a purchaser for them. In addition, the market value of the student loans might not equal the principal amount of the senior notes plus accrued interest. In either event, you may suffer a loss.

INSUFFICIENT FUNDS FOR PRINCIPAL
DISTRIBUTIONS IS NOT AN EVENT OF DEFAULT        The principal amount required to be paid on the senior notes on any payment date generally is limited to amounts available for payment. Therefore, our failure to pay principal may not result in an event of default under the indenture until the final maturity date of the notes shown on the cover of this prospectus supplement.

STUDENT LOANS ARE ONLY
INSURED TO 98%                                  The student loans are generally 98% insured by a guarantor. As a result, in the event of a student loan default, the trust will experience a loss on that loan generally in the amount of
                                                2% of its outstanding principal and accrued interest. We will assign a defaulted student loan to the applicable federal
                                                guarantor
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                                      S-15
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
                                                in exchange for a guarantee payment on the 98% guaranteed
                                                portion. We may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit
                                                enhancement described in this prospectus supplement is
                                                insufficient to cover the unguaranteed portion, you may suffer a loss.

YOUR INVESTMENT ALSO DEPENDS ON THE
FINANCIAL CONDITION OF THE GUARANTORS           All the student loans are unsecured. As a result, the only security for payment of the student loans are the guarantees provided under the guarantee agreements between the eligible lender trustee and the guarantors. Substantially all the
                                                student loans that will be conveyed to the trust on the
                                                closing date are guaranteed by guarantors as set forth in "The
                                                Financed Student Loan Pool - Guarantee of Financed Student
                                                Loans" below. The financial condition of a guarantor may be adversely affected by a number of factors including:

                                                -           the amount of claims made against that guarantor
                                                            as result of borrower defaults;

                                                -           the amount of claims reimbursed to that guarantor
                                                            from the Department of Education (which range from
                                                            75% to 100%, depending on the date the student
                                                            loan was made and the performance of the
                                                            guarantor); and

                                                -           changes in legislation that may reduce
                                                            expenditures from the Department of Education that
                                                            support federal guarantors or that may require
                                                            federal guarantors to pay more of their reserves
                                                            to the Department of Education.

                                                If the financial status of the guarantors deteriorates, they may fail to make guarantee payments to the eligible lender trustee. In that event, you may suffer delays in the payment of principal and interest on the senior notes.

BANKRUPTCY OF THE SELLER COULD
AFFECT PAYMENTS ON THE SENIOR NOTES             The transactions in this prospectus supplement have been
                                                structured to assure the transfer of the student loans from the seller to the trust will be treated as a sale of the
                                                student loans to the trust, not as a pledge of the student loans to secure a borrowing by the seller. In the event of the bankruptcy of the seller, however, there can be no assurance that the sale of student loans to the trust will not be
                                                recharacterized as a pledge of the student loans to secure a borrowing of the seller. Such a
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                                      S-16

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
                                                recharacterization could result in delays and reductions in the amount of collections on the student loans.

                                                The seller will acquire the student loans from one or more of its affiliates or from third parties. The seller views each of these transfers as a "true sale" and not a secured borrowing by any of its affiliates or third party, and will represent that each student loan, on the date on which it is transferred to the eligible lender trustee on behalf of the trust, is free and clear of all security interests, charges and encumbrances.
                                                However, if a court were to disagree and treat those transfers as secured borrowings, other persons might be deemed to have an interest in the student loans superior to that of the trust and the eligible lender trustee. Any superior interest could result in delays and reductions in the amount of collections on the student loans.

FAILURE BY LOAN HOLDERS OR MASTER
SERVICER TO COMPLY WITH STUDENT
LOAN ORIGINATION AND SERVICING
PROCEDURES                                      The Higher Education Act requires loan holders and servicers to follow specified procedures, including certain due
                                                diligence procedures, to ensure that the student loans are properly originated and serviced. Failure to follow these
                                                procedures may result in:

                                                -           the Department of Education's refusal to make
                                                            reinsurance payments to the guarantors or to make
                                                            interest subsidy payments and special allowance
                                                            payments to the eligible lender trustee for the
                                                            student loans; and

                                                -           the guarantors' inability or refusal to make
                                                            guarantee payments on the student loans.

                                                The loss of any of these payments could adversely affect
                                                payment of principal and interest on the senior notes.

OFFSETS BY GUARANTORS OR THE
DEPARTMENT OF EDUCATION COULD REDUCE
THE AMOUNT OF AVAILABLE FUNDS                   The eligible lender trustee may use the same Department of
                                                Education lender identification number for student loans in the trust which it has used for other student loans held by the eligible lender trustee on behalf of other entities
                                                established by the seller or its affiliates under other
                                                indentures. If it does so, the billings submitted to the
                                                Department of Education and the claims submitted to the
                                                guarantors will be consolidated with the billings and claims for payments for student loans under
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                                      S-17

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
                                                other indentures using the same lender identification number.
                                                Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors would be made to the eligible lender trustee or the servicer on behalf of the eligible lender trustee in lump sum form. Those
                                                payments would be allocated by the eligible lender trustee among the various indentures that reference the same lender identification number.

                                                If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any Federal
                                                Family Education Loan Program Loan for which the eligible
                                                lender trustee is or was legal titleholder (including loans held under your indenture or other indentures), the Department of Education or the applicable guarantor might seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any
                                                offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus our ability to pay you
                                                interest and principal on the senior notes.

                                                The indenture for your senior notes and other indentures of the seller and its affiliates entered into after [ ], 1999 will contain provisions for cross-indemnification concerning these payments and offsets. Even with these
                                                cross-indemnification provisions, however, there can be no assurance that the amount of funds available to the trust with respect to indemnification would be adequate to compensate the trust and you for any previous reduction in the available
                                                funds.

INABILITY OF THE SELLER OR MASTER
SERVICER TO MEET ITS REPURCHASE
OBLIGATIONS MAY ADVERSELY AFFECT
THE SENIOR NOTES                                Under certain circumstances, the eligible lender trustee on behalf of the trust has the right to cause the seller or
                                                master servicer to repurchase any student loan in the event of a breach of its representations, warranties or covenants
                                                regarding that student loan. There can be no assurance,
                                                however, that the seller or the master servicer will have the financial resources to do so.
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                                      S-18

COMPUTER PROBLEMS RELATED TO
THE YEAR 2000 MAY AFFECT THE
SENIOR NOTES                                    The year 2000 problem arises from the use by software
                                                developers of two digits rather than four to denote year dates in software programs, computer hardware operating systems and microprocessors - based embedded controls in automated
                                                equipment. As a result, information systems that operate date sensitive software or automated equipment that contains date sensitive microprocessors may interpret "00" to signify 1900 rather than 2000, thereby impairing the ability of the
                                                information systems or automated equipment to correctly
                                                calculate, sequence or recognize dates. This could result in serious malfunctions or even complete failures of affected systems, including an inability to process transactions, issue securities or checks, or engage in normal business activities.

                                                Although Nellie Mae and its subsidiaries have assessed their internal hardware and software and replaced and tested
                                                substantially all their systems identified as non-Year 2000 compliant, there can be no assurance that the computer systems of Nellie Mae and its subsidiaries will not be affected by year 2000 problems. In addition, the subservicers, guarantors, indenture trustee, owner trustee and eligible lender trustee all rely heavily on computer programs and systems for
                                                processing their transactions. They, too, may experience Year
                                                2000 issues.

                                                If the trust, the seller, the administrator, the master
                                                servicer, any subservicers, the guarantors, the indenture
                                                trustee, the owner trustee or the eligible lender trustees are unable to modify their computer and electronic systems and applications to resolve any year 2000 issues, or if any of these parties are adversely affected by the inability or
                                                failure of a third party on which they rely to resolve any year 2000 issues, the receipt of collections on the student loans may be delayed. As a consequence, you may experience a delay in payment on your senior notes and/or suffer a loss.

COMPUTER PROBLEMS RELATED TO THE YEAR
2000 MAY AFFECT THE DEPARTMENT OF
EDUCATION                                       The Department of Education has undertaken a year 2000
                                                compliance project to address year 2000 issues. Information regarding the Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the World
                                                Wide Web at http://www.ed.gov. Any failure by the Department of
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                                      S-19
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
                                                Education to resolve any year 2000 issues or any adverse
                                                effect on the Department of Education caused by a party on which the Department of Education relies as a result of year
                                                2000 issues may have a material adverse effect on the Federal
                                                Family Education Loan Program, the guarantors and guarantee payments on the student loans.

WITHDRAWAL OR DOWNGRADING OF
INITIAL RATINGS WILL AFFECT
THE PRICES FOR NOTES                            A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other
                                                rating. Any rating agency may change its rating of the senior notes after they are issued if it believes that circumstances have changed. Any subsequent change in rating is likely to affect the price that a subsequent purchaser will be willing to pay for the senior notes. In addition, the ratings do not address the likelihood of (1) an early termination of the
                                                revolving period or (2) the ultimate payment to you of any interest not paid as a result of the interest rate cap having been triggered.
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                                      S-20
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                             FORMATION OF THE TRUST

THE TRUST

         Nellie Mae Student Loan Trust 1999-A will be a business trust formed under the laws of the State of Delaware and in accordance with the trust agreement for the transactions described in this prospectus supplement and in the accompanying prospectus. The trust will perform only the following activities:

         -        acquire, hold and manage:

                  -        the student loans (the "Initial Financed Student
                           Loans") to be sold to the trust on ________ __, 1999
                           (the "Closing Date") with effect from _________ ___,
                           1999 (the "Cutoff Date");

                  - the additional student loans to be acquired by the trust after the Closing Date (the "Additional Student
                           Loans" and, together with the Initial Financed
                           Student Loans, the "Financed Student Loans");

                  -        the other assets of the trust; and

                  - the proceeds from the Financed Student Loans and other trust assets;

         -        issue the Notes (as described below);

         -        make payments on the Notes;

         - originate Federal Consolidation Loans (as defined below) during the Revolving Period (as defined below); and

         - engage in other activities that are necessary, suitable or convenient to accomplish these activities or that are related to them.

         On behalf of the trust, The First National Bank of Chicago, the eligible lender trustee, will use the proceeds from the sale of the notes for the following purposes:

         -        to purchase the Initial Financed Student Loans from Nellie Mae
                  Education Loan Corporation, the seller under the loan sale agreement;

         - to make the initial deposit into the Reserve Account (as defined below) on the Closing Date of cash or eligible investments equal to $__________ (the "Reserve Account Initial
                  Deposit"); and

         -        to fund the costs of issuing the Notes.

After completing the above transactions, the property of the trust will consist of:

         - a pool of guaranteed education loans to students and parents of students (the "FFELP Loans") made under the Federal Family
                  Education Loan Program (the "FFELP"), legal title to which is held by the eligible lender trustee on behalf of the trust;

         - all funds collected on the Financed Student Loans on or after the Cutoff Date; and



                                      S-21

         - all monies and investments on deposit in the Collection Account (as defined below), the Collateral Reinvestment Account (as defined below) and the Reserve Account.

         The Notes will be secured by the assets of the trust. The indenture trustee will maintain the Collection Account, the Reserve Account and the Collateral Reinvestment Account in its name for the benefit of the Noteholders. To facilitate servicing and to minimize administrative burden and expense, the eligible lender trustee will appoint the master servicer as custodian of the promissory notes representing the Financed Student Loans.

         During the Revolving Period, the trust will use money in the Collateral Reinvestment Account to make Additional Fundings (as defined below), which will include acquiring Additional Student Loans for the trust. SEE "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" below. In addition, Additional Student Loans will be added to the trust after the end of the Revolving Period to the extent that:

                  - the eligible lender trustee, acting on behalf of the trust, purchases Serial Loans (as defined below) from the seller;

                  - the trust owns Financed Student Loans which are exchanged for Serial Loans owned by the seller, as described below; or

                  - for 210 days after the end of the Revolving Period, Add-on Consolidation Loans (as defined below) are added to Federal Consolidation Loans owned by the trust.

Additional Student Loans may not be added to the trust unless the procedures described in the loan sale agreement are complied with.

         The seller expects that the amount of Additional Fundings during the Revolving Period will approximate the amount that will be deposited into the Collateral Reinvestment Account during the Revolving Period, and that the timing of the Additional Fundings will sufficiently reduce the amount in the Collateral Reinvestment Account so that no Early Amortization Event (as defined below) will occur before the scheduled end of the Revolving Period. The Revolving Period is scheduled to end on the last day of the Collection Period (as defined below) preceding the [ ] Quarterly Payment Date (as defined below). The seller's expectations, however, are based primarily upon current market conditions, including conditions in the secondary market for FFELP Loans, and current expectations concerning the time when it will be necessary to make Additional Fundings (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will be repaid). Market conditions could change, however, and actual repayment experience on the Initial Financed Student Loans could differ from expectations. SEE "Risk Factors--The Return on Your Investment Will Change Over Time" above. In addition, a material adverse change in the operations, business or financial condition of the seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. SEE "Federal Family Education Loan Program--Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments" below. Accordingly, there can be no assurance regarding the amount or timing of Additional Fundings during the Revolving Period.

         If an Early Amortization Event occurs or if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, the amount remaining on deposit in the Collateral Reinvestment Account will be paid on the Quarterly Payment Date immediately following the end of the Revolving Period as a payment of principal:

                  - FIRST, to the holders of the Class A-1 Notes (as defined below) until the Class A-1 Notes have been paid in full;

                  - SECOND, to the holders of the Class A-2 Notes (as defined below) until the Class A-2 Notes have been paid in full; and

                  - THIRD, to the holders of the Subordinate Notes (as defined below).

No assurances can be made concerning the amount of Additional Fundings that will occur after the Revolving Period. SEE "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" below.

         The trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as eligible lender trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

         The First National Bank of Chicago will act as the eligible lender trustee for the trust under the trust agreement to be dated as of [ ], 1999 among the seller, Nellie Mae Funding, LLC (the "Company"), a Delaware limited liability company which is a subsidiary of the seller, and the eligible lender trustee. The trust agreement may be amended from time to time. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0216, Chicago, Illinois 60670, and whose New York offices are located at 14 Wall Street, New York, New York 10005. On behalf of the trust, the eligible lender trustee will acquire legal title to all the Financed Student Loans conveyed from time to time under the loan sale agreement, and enter into a guarantee agreement (as discussed below) with each of the guarantors of the related Financed Student Loans. The eligible lender trustee qualifies as an eligible lender and owner of the Financed Student Loans for all purposes under the Higher Education Act of 1965, as amended (the "Act") and the guarantee agreements. Its failure to qualify as an eligible lender would result in the loss of guarantee payments from any guarantor and any federal assistance with respect the Financed Student Loans it purchases on behalf of the trust. SEE "The Student Loan Pools" in the accompanying prospectus. The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to its express obligations as set forth in the trust agreement, the loan sale agreement and the servicing agreement. SEE "Description of the Notes" below and "Description of the Transfer and Servicing Agreements" below and in the accompanying prospectus. The seller and its affiliates may maintain normal commercial banking relations with the eligible lender trustee.

                         THE FINANCED STUDENT LOAN POOL

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the eligible lender trustee on behalf of the trust as of the Cutoff Date and any Additional Student Loans made or acquired by the eligible lender trustee on behalf of the trust after the Closing Date.

         After the Closing Date and prior to the end of the Revolving Period, the trust from time to time will be obligated to purchase from the seller student loans ("New Loans") made to borrowers who are not borrowers under Financed Student Loans already owned by the trust. Likewise, the seller from time to time will be obligated to sell New Loans which it owns to the trust. In addition, during and after the Revolving Period, the trust from time to time will be obligated to purchase Serial Loans from the seller. The trust will use money on deposit in the Collateral Reinvestment Account to fund its purchase of New Loans and Serial Loans, as well as to pay a Purchase Premium Amount of up to [ ]% of each loan's outstanding principal balance.

         After the Revolving Period, the trust will purchase Serial Loans by using collections of principal on the outstanding Financed Student Loans that would have been part of Available Funds (as defined below). Alternatively, the seller will have the option to exchange its own Serial Loans for the trust's Financed Student Loans, provided that both the Serial Loans and the Financed Student Loans to be exchanged in this way meet certain criteria. On the Quarterly Payment Date immediately after the end of the Collection Period during which it has acquired the Serial Loans, the trust will use any amounts then in the Reserve Account in excess of the Specified Reserve Account Balance (as defined below) to pay any Purchase Premium Amounts (as defined below) for the Serial Loans purchased after the Revolving Period. However, the trust will not pay any Purchase Premium Amount for Serial Loans that it obtains in exchange for its existing Financed Student Loans.

         In addition, during the Revolving Period, the eligible lender trustee may seek to consolidate the Financed Student Loans of the trust with other FFELP Loans, whether or not they are owned by the trust, by making Federal Consolidation Loans to the borrowers of the Financed Student Loans under the Federal Consolidation Loan Program described in the accompanying prospectus under "Federal Family Education Loan Program - Federal Consolidation Loan Program" and in this prospectus supplement under "Federal Family Education Loan Program". The trust will fund the new Federal Consolidation Loans by withdrawing from the Collateral Reinvestment Account amounts sufficient to discharge the FFELP Loans being consolidated. After the Revolving Period, the eligible lender trustee will cease to make Federal Consolidation Loans on behalf of the trust, and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified in the preceding paragraph. As described below, however, for up to 210 days following the end of the Revolving Period, the eligible lender trustee may be required to increase the principal balance of Federal Consolidation Loans in the trust by the amount of any related Add-on Consolidation Loans (as defined below).

         As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the accompanying prospectus and under "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made; and in addition, the Act was amended in 1998 to permit loans made within the 180-day period after the date of consolidation of the Federal Consolidation Loan to be added to that Federal Consolidation Loan. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in some cases, have a different interest rate and a different final payment date. During the Revolving Period, the trust will fund Add-on Consolidation Loans by withdrawing from the Collateral Reinvestment Accounts amounts sufficient to discharge the FFELP Loans that are being consolidated. The funds in the Collateral Reinvestment Account will represent collections of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds during the Revolving Period. SEE "Description of the Transfer and Servicing Agreements - Distributions" below. The trust will fund Add-on Consolidation Loans for a maximum of 210 days following the end of the Revolving Period (of which 30 days is for processing).

         In selecting the Financed Student Loans, the seller has not used any procedures that it believes to be adverse to the Noteholders nor will it do so in the future. Nevertheless, you should note that the criteria that are described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" below or that are contained in the loan sale agreement are the only required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the eligible lender trustee on behalf of the trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the loans and their borrowers, the guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance, the distribution by school type and the distribution by remaining term to scheduled maturity that are described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below regarding the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any Financed Student Loan whose borrower is granted a deferral or forbearance period.

         The tables below set forth certain characteristics of the Initial Financed Student Loans as of the Cutoff Date. Due to rounding, the percentages set forth in the tables below may not always add to 100%.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS
                              AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance(1)                         $_______
Number of Borrowers                                                _____
Average Outstanding Principal Balance per Borrower                 $______
Number of Loans                                                    _____
Average Outstanding Principal Balance per Loan                     $________
Weighted Average Original Term to Maturity(2)                      ______ months
Weighted Average Remaining Term to Maturity(2)                     _____ months
Weighted Average Annual Interest Rate(3)                           ___%

-----------------------------------------

(1) Includes net principal balances due from borrowers, plus accrued interest estimated to be $________ as of the Cutoff Date that will be capitalized when repayment begins.

(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment begins promptly after expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. SEE "Federal Family Education Loan Program" below and in the accompanying prospectus.

(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans bear interest at a variable annual rate, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. SEE "Federal Family Education Loan Program" below and in the prospectus.


               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
LOAN TYPE                               OF LOANS              PRINCIPAL BALANCE(1)        PRINCIPAL BALANCE
---------                               --------              --------------------        -----------------
Federal Stafford Loans(2)

Federal SLS Loans

Federal PLUS Loans

Federal Consolidation Loans
                                       --------              --------------------        -------------------
     Total

-----------------------------------------

(1) Includes net principal balances due from borrowers, plus accrued interest estimated to be $_________ as of the Cutoff Date that will be capitalized when repayment begins.

(2) Includes Federal Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $_________.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                  BY BORROWER INTEREST RATES OF THE CUTOFF DATE


                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
RANGE OF INTEREST                       NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
RATES(1)                                OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
--------                                --------              --------------------        -----------------
     7.00% to 7.49%
     7.50% to 7.99%
     8.00% to 8.49%
     8.50% to 8.99%
     9.00% to 9.49%
     9.50% and above
     Total

-----------------------------------------

(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans bear interest at a variable annual rate, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. SEE "Federal Family Education Loan Program" below and in the accompanying prospectus.

(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $____________ as of the Cutoff Date that will be capitalized when repayment begins.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE

                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
RANGE OF OUTSTANDING                    NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
PRINCIPAL BALANCE                       OF LOANS              PRINCIPAL BALANCE(1)        PRINCIPAL BALANCE
-----------------                       --------              --------------------        -----------------
     Less than $2,000
     $ 2,000 to $ 3,999
     $ 4,000 to $ 5,999
     $ 6,000 to $ 7,999
     $ 8,000 to $ 9,999
     $10,000 to $11,999
     $12,000 to $13,999
     $14,000 to $15,999
     $16,000 to $17,999
     $18,000 to $19,999
     $20,000 to $21,999
     $22,000 to $23,999
     $24,000 to $25,999
     $26,000 to $27,999
     $28,000 and above

     Total

-----------------------------------------

(1) Includes net principal balances due from borrowers, plus accrued interest estimated to be $_____________ as of the Cutoff Date that will be capitalized when repayment begins.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                      BY SCHOOL TYPE AS OF THE CUTOFF DATE


                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
            SCHOOL TYPE(1)              OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
            --------------              --------              --------------------        -----------------
     4-Year Public
     4-Year Private
     2-Year Public
     2-Year Private
     Proprietary/Vocational
     Other/Unknown

     Total

-----------------------------------------

(1)      Determined using the school types applicable to the Initial Financed
         Loans.

(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $_____________ as of the Cutoff Date that will be capitalized when repayment begins.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                     BY REMAINING TERM TO SCHEDULED MATURITY
                              AS OF THE CUTOFF DATE


                                                                                          PERCENT OF INITIAL
 RANGE OF REMAINING TERM TO SCHEDULED                                                     FINANCED STUDENT LOANS
             MATURITY(1)                NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
             (IN MONTHS)                OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
             -----------                --------              --------------------        -----------------
     Less than 24
     24 to 35
     36 to 47
     48 to 59
     60 to 71
     72 to 83
     84 to 95
     96 to 107
     108 to 119
     120 to 131
     132 to 143
     144 to 155
     156 to 167
     168 to 179
     180 to 191
     192 and above

     Total

-----------------------------------------

(1) Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment begins promptly after expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. SEE "Federal Family Education Loan Program" below and in the accompanying prospectus.

(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $___________ as of the Cutoff Date that will be capitalized when repayment begins.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE


                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
BORROWER PAYMENT STATUS(1)              OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
--------------------------              --------              --------------------        -----------------
In-School
Grace
Deferral
Forbearance
Repayment

Total

-----------------------------------------

(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date. A borrower still may be attending school ("In-School"), may be in a grace period prior to beginning repayment ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. SEE "Federal Family Education Loan Program" below and in the accompanying prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all Federal SLS Loans or Federal PLUS Loans to borrowers who are still attending school.

(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $____________ as of the Cutoff Date that will be capitalized when repayment begins.

                         GEOGRAPHIC DISTRIBUTION OF THE
              INITIAL FINANCED STUDENT LOANS AS OF THE CUTOFF DATE

                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
LOCATION(1)                             OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
-----------                             --------              --------------------        -----------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Military
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico

                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
LOCATION(1)                             OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
-----------                             --------              --------------------        -----------------
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Other

Total

-----------------------------------------

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans as shown in the master servicer's records as of the Cutoff Date.

(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $__________ as of the Cutoff Date that will be capitalized when repayment begins.

     DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS BY DATE OF DISBURSEMENT

                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT LOANS
                                        NUMBER                AGGREGATE OUTSTANDING       BY OUTSTANDING
DATE OF DISBURSEMENT(1)                 OF LOANS              PRINCIPAL BALANCE(2)        PRINCIPAL BALANCE
-----------------------                 --------              --------------------        -----------------
Before October 1, 1993

From October 1, 1993 through
  September 30, 1998

From October 1, 1998 on

Total

-----------------------------------------

(1) Initial Financed Student Loans disbursed before October 1, 1993 are 100% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Initial Financed Student Loans disbursed from October 1, 1993 through September 30, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 98% of the guarantee payments. Initial Financial Student Loans disbursed on or after October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the guarantee payments.


(2) Includes net principal balances due from borrowers, plus accrued interest estimated to be $___________ as of the Cutoff Date that will be capitalized when repayment begins.

                DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS BY
               NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE


                                                                                          PERCENT OF INITIAL
                                                                                          FINANCED STUDENT
                                                              AGGREGATE                   LOANS
                                        NUMBER                OUTSTANDING                 BY OUTSTANDING
DAYS DELINQUENT                         OF LOANS              PRINCIPAL BALANCE (1)       PRINCIPAL BALANCE
--------------------------              -----------           ---------------------       ------------------
0 - 30
31 - 60
61 - 90
91 - 120

Total
--------------------------


(1) Includes net principal balances due from borrowers, plus accrued interest estimated to be $____________ as of the Cutoff Date to be capitalized when repayment begins.


         The outstanding principal balance of each Financed Student Loan will be amortized over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the loan's outstanding principal balance multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. Payments received on each Financed Student Loan are applied first to interest accrued to the date of payment. The remainder is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferral or forbearance periods, the borrower is obligated to pay regular monthly installments until the final scheduled payment date for that Financed Student Loan, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance of the loan outstanding at that time.

GUARANTEE OF FINANCED STUDENT LOANS

         By the Closing Date, the eligible lender trustee will have entered into guarantee agreements with [ ] (the "Initial Guarantors") under which each Initial Guarantor has agreed to serve as guarantor for certain Initial Financed Student Loans. As of the Cutoff Date, [ ]% by principal balance of the Initial Financed Student Loans are guaranteed by [ ] and [ ]% by principal balance are guaranteed by [ ].

         During the Revolving Period, the trust may acquire Additional Student Loans guaranteed by a federal guarantor (a "Federal Guarantor") other than the Initial Guarantors (each, an "Additional Guarantor" and, together with the Initial Guarantors, the "guarantors") provided that, at the time the trust acquires the loans, each related Additional Guarantor is a Federal Guarantor and has entered into a guarantee agreement with the eligible lender trustee. No more than 20% of the Financed Student Loans (by principal balance) may have guarantees from Additional Guarantors and no more than 5% of the Financed Student Loans (by principal balance) may have guarantees from any one Additional Guarantor, unless and to the extent that either of these limitations is exceeded solely because the trust originates Federal Consolidation Loans or purchases Serial Loans that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor.

         Under its guarantee agreement, each guarantor guarantees to pay 100% of the principal (including any interest that may be capitalized from time to time) and accrued interest for the Financed Student Loan in the event any one of the following events has occurred:

            - the borrower under the loan fails to make monthly principal or interest payments when due and the failure continues for a statutorily determined period of time (at least 180 days for student loans for which the first day of delinquency occurs before October 7, 1998 or 270 days for student loans for which the first day of delinquency occurs on or after October 7,
                  1998) except that the guarantee against the borrower's failure to make payments will cover only 98% of unpaid principal and accrued and unpaid interest for Financed Student Loans first disbursed on or after October 1, 1993;

            - a petition in bankruptcy under any chapter of the Federal Bankruptcy Code is filed by or against the borrower;

            -     the borrower dies;

            - the borrower becomes totally and permanently disabled to work and earn money or attend school, as certified by a qualified physician;

            - the borrower cannot complete his program of study because his school closes;

            - the loan application is discovered to have been falsely certified by the borrower's school; or

            - a determination is made, based solely on the borrower's actions in obtaining the loan, that the borrower was ineligible for the loan.

         When one of these conditions is satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after the lender submits it. The obligations of a Federal Guarantor under its guarantee agreement are obligations solely of that guarantor and are not supported by the full faith and credit of the federal government or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of that guarantor under the guarantor's loan insurance program. The Secretary is authorized, among other things, to take those actions that are necessary to ensure that:

            - student loans continue to be available to residents of the state or states in which the guarantor did business;

            - all guarantees issued by the guarantor before the Secretary assumed its functions are fully honored; and

            - the student loans guaranteed by the guarantor are properly serviced.

For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, SEE "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the accompanying prospectus and "Federal Family Education Loan Program" below.

         Each guarantor's obligations on any Financed Student Loan that it guarantees are conditioned upon the satisfaction of all the conditions set forth in the applicable guarantee agreement. These conditions generally include, but are not limited to, the following:

            - the Financed Student Loan was originated and serviced in accordance with the Act and other applicable requirements;

            - the guarantee fee payable on the Financed Student Loan is timely paid to the guarantor;

            - all required pre-claim delinquency status notifications and the claim for the guarantee payments on the Financed Student Loan are timely submitted; and

            - the promissory note evidencing the Financed Student Loan is transferred and endorsed to the guarantor when a claim for guarantee payments on the loan is made.

Failure to comply with any of the applicable conditions, including those listed above, may result in:

            - the guarantor's refusal to honor its guarantee agreement with respect to the Financed Student Loan;

            - the guarantor's denial of coverage on certain accrued interest amounts on the loan; or

            - the loss of certain interest subsidy payments and special allowance payments with respect to the loan.

         Under the loan servicing agreement, the master servicer's failure to comply with any applicable conditions would constitute a breach of its covenants and would obligate the master servicer to repurchase the affected Financed Student Loans, subject to the limitations described under "Risk Factors--The Return on Your Investment Will Change Over Time". SEE "Description of the Transfer and Servicing Agreements--Master Servicer Covenants" in the accompanying prospectus.

         Under the loan sale agreement, the seller's failure to comply with any applicable conditions would constitute a breach of its representations and warranties, and would obligate the seller to repurchase (or provide a substitute for) the affected Financed Student Loans and reimburse the trust for any non-guaranteed interest amounts or lost interest subsidy payments or special allowance payments that result from the breach. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" in the accompanying prospectus.

         Set forth below is certain current and historical information for each Initial Guarantor concerning all the student loans that it guarantees. The information set forth in the tables below has been obtained from the Initial Guarantors indicated. Neither the seller nor the underwriters are able to make any representation regarding the accuracy or completeness of the information.

         GUARANTEE VOLUME. The following table sets forth the approximate aggregate principal balance of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students

(PLUS) program but excluding Federal Consolidation Loans) that first became guaranteed by the guarantors in each of the last five federal fiscal years:


                                                                                          STAFFORD, SLS AND
                                                                                             PLUS LOANS
                FEDERAL FISCAL YEAR                       GUARANTOR                     (DOLLARS IN MILLIONS)
        ------------------------------------        -------------------                 ---------------------



         RESERVE RATIO. Each Initial Guarantor is and has been in compliance with all provisions of the Act which require a Federal Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by that Federal Guarantor.

         RECOVERY RATES. The recovery rate provides a measure of the effectiveness of a Federal Guarantor's collection efforts against defaulting borrowers after the guarantee claims have been satisfied. It is determined by dividing the amount recovered from borrowers by a guarantor by the aggregate amount of default claims paid by that guarantor during the applicable federal fiscal year. The table below sets forth the recovery rates for each Initial Guarantor as of the end of each of the last five federal fiscal years:


                FEDERAL FISCAL YEAR                       GUARANTOR                         RECOVERY RATE
        ------------------------------------         -----------------                  ---------------------




         CLAIMS RATE. Each Initial Guarantor's claims rate measures the amount of federal reinsurance claims paid to it by the Department during a fiscal year as a percentage of the original principal amount of guaranteed loans that were in repayment at the end of the prior federal fiscal year. No assurance can be made that any guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993 before October 1, 1998 or the full 95% maximum reimbursement for loans first disbursed on or after October 1, 1998). This reimbursement is subject to reduction when the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. SEE "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the accompanying prospectus and "Federal Family Education Loan Program" below. The following table sets forth the claims rate of each Initial Guarantor for each of the last five federal fiscal years*:


           FEDERAL FISCAL YEAR                             GUARANTOR                  CLAIMS RATE
-------------------------------------------            ----------------           ------------------




         Unless otherwise indicated, all the above information relating to a particular Initial Guarantor has been obtained from that guarantor, is not guaranteed as to accuracy or completeness by the seller or the underwriters and is not to be construed as a representation by the seller or the underwriters. The guarantee volumes, reserve ratios, recovery rates and claim rates of Additional Guarantors may vary from those of the Initial Guarantors. No assurances can be given as to what the volumes, ratios or rates of any Additional Guarantors will be or as to whether the Initial Guarantors or the Additional Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors and therefore may be consulted for additional information concerning the Initial Guarantors and for information concerning Federal Guarantors that could become Additional Guarantors.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Class A-1 Floating Rate Asset-Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset-Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset-Backed Subordinate Notes (the "Subordinate Notes") will be issued under the terms of an indenture to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "indenture"), between the trust and State Street Bank and Trust Company, a Massachusetts banking corporation (the "indenture trustee"), substantially in the form filed as an exhibit to the Registration Statement of which this prospectus supplement forms a part. The following sections summarize certain terms of the notes, the indenture and the trust agreement. This summary is not complete and is qualified in its entirety by reference to the actual provisions of the notes, the indenture and the trust agreement. It is intended to supplement and, to the extent of any inconsistency, replace the description of the general terms and provisions of the notes, the indenture and the trust agreement set forth in the accompanying prospectus.

PAYMENTS OF INTEREST

         We will pay interest on the Notes quarterly on or about [ ], [ ], [ ] and [ ] of each year (or, if that day is not a business day, on the next succeeding business day), beginning on [ ], 1999 (each, a "Quarterly Payment Date"). Payment will be made to holders of record of the notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the [ ]th day of the month in which that Quarterly Payment Date occurs (whether or not that day is a business day). Interest on the outstanding principal amount of each class of notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on that date will be due on the next Quarterly Payment Date, together with an amount equal to interest on the unpaid amount at the applicable annual rate described below. Interest payments on the notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account that remain after we have paid the Servicing Fee (as defined below) and all overdue Servicing Fees and the Administration Fee (as defined below) and all overdue Administration Fees for that Quarterly Payment Date. SEE "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" below.

         The "Class A-1 Note Rate", the "Class A-2 Note Rate" and the "Subordinate Note Rate" for each Quarterly Interest Period will equal THE LESSER OF

      (i) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable, and

      (ii)  the Adjusted Student Loan Rate for such Quarterly Interest Period.

The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Subordinate Note LIBOR Rate" shall be equal to Three-Month LIBOR (determined as described below) for the related LIBOR Reset Period (as defined below) plus 0.__%, 0.__% and 0.__%, respectively. Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360.

         The "Adjusted Student Loan Rate" for any Quarterly Interest Period will equal the product of:

      (i)   the quotient obtained by dividing:

            (a)   365 (or 366 in the case of a leap year) by

            (b) the actual number of days elapsed in that Quarterly Interest Period;

      multiplied by

      (ii)  the percentage equivalent of a fraction

            (a) whose numerator is equal to the sum of the Expected Interest Collections less the sum of the Servicing Fee and the Administration Fee for that Quarterly Interest Period; and

            (b) whose denominator is the aggregate principal amount of the Notes as of the last day of that Quarterly Interest Period.

         "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of

      (i) the amount of interest accrued and whether or not actually paid, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Federal Family Education Loan Program" below and in the accompanying prospectus) with respect to the Financed Student Loans for the Collection Period preceding the applicable Quarterly Payment Date (the "Student Loan Rate Accrual Period");

      (ii) interest subsidy payments and special allowance payments estimated to have accrued for that Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction of the Federal Origination Fees (as described under "Federal Family Education Loan Program" below and in the accompanying prospectus); and

      (iii) investment earnings (as described in "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus) for that Student Loan Rate Accrual Period.

         Class A-1 Noteholders' Interest Basis Carryover (as defined below), Class A-2 Noteholders' Interest Basis Carryover (as defined below) and Subordinate Noteholders' Interest Basis Carryover (as defined below) may be incurred on any Quarterly Payment Date (after the first Quarterly Payment Date). However, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred prior to the Parity Date (as defined below) will not be payable until on or after the Parity Date (as defined below).

         On each Quarterly Payment Date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred and unpaid to and including that Quarterly Payment Date will be payable on that Quarterly Payment Date but only out of any Reserve Account Excess (as defined below) that remains after the following payments have first been made:

      (i) if the Revolving Period has terminated, any Purchase Premiums due the seller for Serial Loans purchased by the trust before the end of the related Collection Period;

      (ii) on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance; and

      (iii) in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.

         The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after all distributions on that date are made, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

         The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest through the end of that Collection Period to the extent that interest will be capitalized when repayment begins), after taking into account each to the following, without duplication:

      (i) all payments received by the trust during that Collection Period from borrowers, the guarantors and the Department;

      (ii) all Purchase Amounts received by the trust for that Collection Period from the seller or the master servicer;

      (iii) all Additional Fundings made with respect to that Collection Period; and

      (iv) all losses realized on Financed Student Loans liquidated during that Collection Period.

         "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest to the date of purchase. SEE "Description of the Transfer and Servicing
Agreements--Termination" below.

DISTRIBUTIONS OF PRINCIPAL

         No principal payments will be made on the Notes during the Revolving Period. Beginning with the end of the Revolving Period, principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for that Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be made from the Available Funds remaining after distribution of:

      (i)   the Servicing Fee and all overdue Servicing Fees;

      (ii)  the Administration Fee and all overdue Administration Fees;

      (iii) the Senior Noteholders' Interest Distribution Amount; and

      (iv)  the Subordinate Noteholders' Interest Distribution Amount;

and, if the available Funds are insufficient, from amounts on deposit in the Reserve Account. SEE "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" below. If the Available Funds and the amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount, for any Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, as the case may be, on subsequent Quarterly Payment Dates.

         In addition, on each Quarterly Payment Date beginning at the end of the Revolving Period, for so long as the aggregate principal amount of the Notes outstanding on that date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period, any Reserve Account Excess for that Quarterly Payment Date will be applied to pay the principal of the Notes in the order of priority set forth in the following paragraph. However, any amount to be applied to principal will first be reduced by paying to the seller the unpaid Purchase Premium Amounts for any Serial Loans that the trust purchased before the end of that Collection Period. Any amounts available to be distributed as set forth in the two preceding sentences will not be part of the Principal Distribution Amount for that Quarterly Payment Date. We cannot give you any assurance that there will ever be a Reserve Account Excess or that it will be available to be paid as principal on the Notes. SEE "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" below.

         On each Quarterly Payment Date on which principal payments are made to the holders of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess or amounts in respect of a mandatory redemption as described below, or otherwise), all payments of principal will be applied to pay principal as follows:

            - FIRST, to the Class A-1 Noteholders until the aggregate principal amount of the Class A-1 Notes has been reduced to zero; and

            - SECOND, to Class A-2 Noteholders until the aggregate principal amount of the Class A-2 Notes has been reduced to zero.

In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, Reserve Account Excess, mandatory redemption amounts or otherwise), all payments of principal will be applied to pay principal as follows:

            - FIRST, to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full; and

            - SECOND, to the Subordinate Noteholders until the Subordinate Notes have been paid in full.

         Any outstanding principal amount of the Class A-1 Notes will be payable in full on the ______ Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"). Any outstanding principal amount of the Class A-2 Notes will be payable in full on the ____ Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date"). Any outstanding principal amount of the Subordinate Notes will be payable in full on the ______ Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on dates other than those listed in this paragraph as a result of a variety of factors including those described under "Risk Factors--The Return on Your Investment Will Change over Time".

MANDATORY REDEMPTION

         If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or before that date, the entire remaining amount will be used on the Quarterly Payment Date on or immediately following that date to redeem the Notes in the order of priority set forth in the second preceding paragraph. The aggregate principal amount of the Notes to be redeemed will be equal to the amount then on deposit in the Collateral Reinvestment Account, rounded to the nearest $1,000.

CALCULATION OF THREE-MONTH LIBOR

         For purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period, the trust agreement requires the indenture trustee to determine Three-Month LIBOR on the second business day before the LIBOR Reset Period within which that Quarterly Interest Period begins (or, in the case of the initial LIBOR Reset Period, on the second business day before the Closing Date) (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in that Quarterly Interest Period over a 360-day year.

         "Three-Month LIBOR" means, for any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") as it appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of at least U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The indenture trustee will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If at least two quotations are not provided, the rate for that day will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that LIBOR Determination Date by major banks in The City of New York that have been selected by the indenture trustee for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of at least U.S. $1,000,000. However, if the banks selected by the indenture trustee are not quoting rates, Three-Month LIBOR as in effect for the previous LIBOR Reset Period will be used.

         "LIBOR Reset Period" means the three-month period beginning on the [ ]th day (or, if that day is not a business day, on the next succeeding business day) of each [ ], [ ], [ ] and [ ] and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will begin on the Closing Date.

         "Telerate Page 3750" means the display page so designated on the Bridge Telerate, Inc. service (or such other page as may replace that page for the purpose of displaying comparable rates or prices).

         "Reference Banks" means four major banks in the London interbank market selected by the indenture trustee.

BOOK-ENTRY REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters (as defined below), securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal and interest on the Senior Notes from the indenture trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on that date, DTC will forward the payments to its Participants which will then be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede & Co., as nominee for DTC, and that Senior Noteholders will not be recognized by the indenture trustee as a Noteholder under the indenture. Senior Noteholders will be permitted to exercise their rights indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes are likewise required to make book-entry transfers and receive and transmit payments on behalf of their respective Senior Noteholders.

         Because DTC can only act on behalf of Participants that in turn act on behalf of Indirect Participants and certain banks, a Senior Noteholder may be unable to pledge the Senior Notes to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of the Senior Notes due to the lack of a physical certificate for the Notes.

         Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 36 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator") under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and

Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Senior Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect those actions on its behalf through DTC.

         Senior Noteholders may hold their Senior Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems.

         The Senior Notes will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries").which in turn will hold those positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during that processing will be reported to the relevant Euroclear or CEDEL Participants on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, SEE "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Debt SECURITIES--FOREIGN DEBT SECURITY HOLDERS" in the accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its Depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

         DTC has advised the administrator that it will take any action permitted to be taken by a Senior Noteholder under the indenture only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.

         DTC management is aware that some computer processing applications, systems and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors on whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         THERE WILL BE NO RESPONSIBILITY OR OBLIGATION ON THE PART OF ANY TRUST, THE SELLER, THE MASTER SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (I) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (II) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES, (III) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR NOTEHOLDERS OR (IV) ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

AGREEMENTS COVERED

         In the sections below certain terms of the following documents (collectively, the "Transfer and Servicing Agreements") have been summarized:

            - the loan sale agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "loan sale agreement"), among the seller, the trust and the eligible lender trustee, under which the eligible lender trustee will purchase the Financed Student Loans on behalf of the trust;

            - the loan servicing agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "servicing agreement") among the trust, the eligible lender trustee and Nellie Mae Education Loan Corporation in its capacity as master servicer, under which the master servicer will be responsible for servicing the Financed Student Loans on behalf of the trust;

            - the administration agreement to be dated as of [ ], 1999 (as amended and supplemented from time to time, the "administration agreement") among the trust, the indenture trustee and Nellie Mae Education Loan Corporation in its capacity as administrator, under which the administrator will undertake certain other administrative duties and functions with respect to the trust and the Financed Student Loans; and

            -     the trust agreement under which the trust will be created.

         Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the SEC after the Notes are issued. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the accompanying prospectus. To the extent the two are inconsistent, this summary replaces information in the accompanying prospectus.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         Under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus, you will find information about:

            - the sale on the Closing Date, under the loan sale agreement, of the Initial Financed Student Loans to the eligible lender trustee on behalf of the trust; and

            - the representations and warranties made by the seller in connection with the sale and in connection with the purchase of Additional Student Loans by the trust.

REVOLVING PERIOD AND ADDITIONAL FUNDINGS

         The "Revolving Period" extends from the Closing Date until the FIRST to occur of:

      (i)   an Early Amortization Event; and

      (ii) the last day of the Collection Period preceding the ______ ______ Quarterly Payment Date.

During the Revolving Period, the eligible lender trustee on behalf of the trust will be obligated from time to time to acquire Additional Student Loans or to increase the outstanding principal balance of the Financed Student Loans ("Additional Fundings").

         The eligible lender trustee on behalf of the trust will be obligated from time to time, subject to certain conditions described in this prospectus supplement, to purchase from the seller, and the seller will be obligated to tender to the trust, student loans (subject to loan availability and availability of funds in the Collateral Reinvestment Account) that meet the following criteria (each, a "New Loan"):

      (i) the loan is made to a borrower who is not a borrower under any Financed Student Loan;

      (ii) the loan is made under a loan program in existence as of the Closing Date; and

      (iii) the loan is guaranteed by a Federal Guarantor (as defined in the accompanying prospectus).

         New Loans will be made or acquired by The First National Bank of Chicago or another eligible lender on behalf of the seller at the seller's discretion and in accordance with its usual practices. The eligible lender trustee will purchase each New Loan on behalf of the trust under a transfer agreement (each, a "Transfer Agreement") among the seller, the trust and the eligible lender trustee. During the Revolving Period, each purchase of a New Loan will be funded by a transfer from the Collateral Reinvestment Account of an amount equal to the sum of:

            - the principal balance owed by the related borrower plus accrued interest (the "Purchase Collateral Balance"); and

            - an additional amount not to exceed ___% of the principal balance owed by the related borrower (the "Purchase Premium Amount" and, together with the Purchase Collateral Balance, the "Loan Purchase Amount").

Following the end of the Revolving Period, the trust may not purchase any New Loans.

         The term "Early Amortization Event" refers to any of the following:

            - if an Event of Default occurs under the indenture, a Master Servicer Default occurs under the loan servicing agreement or an Administrator Default occurring under the administration agreement;

            - if certain events of insolvency occurs with respect to the seller;

            - if the trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

            - if, as of the end of any Collection Period, more than [ ]% (by principal balance) of the Pool Balance consists of Financed Student Loans made to borrowers who use such loans to attend proprietary or vocational schools (as identified by the related guarantor);

            - if, as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for interest subsidy payments exceeds ___% of the Pool Balance;

            - if the Excess Spread (as defined below), with respect to each of any two successive Quarterly Payment Dates beginning with the Quarterly Payment Date in ______ ______, is less than [ ]%; or

            - if the average of the Delinquency Percentage (as defined below) as of the end of each of two successive Collection Periods exceeds ___%.

         "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction whose numerator is the product of four times the difference between:

      (i) the Expected Interest Collections for that Quarterly Payment Date and

      (ii)  the sum of

            (a) the Servicing Fee for that Quarterly Payment Date and all prior unpaid Servicing Fees,

            (b) the Administration Fee for that Quarterly Payment Date and all prior unpaid Administration Fees,

            (c) the Senior Noteholders' Interest Distribution Amount for that Quarterly Payment Date, and

            (d) the Subordinate Noteholders' Interest Distribution Amount for that Quarterly Payment Date;

and whose denominator is the average of the Pool Balance calculated as of the first and the last day of the related Collection Period.

         "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction whose numerator is the aggregate principal balance of the Financed Student Loans which are Repayment Loans that either (a) are delinquent over 210 days or (b) have had claims filed with the Department for which payment is still awaited, and whose denominator is the aggregate principal balance of the Financed Student Loans which are Repayment Loans.

         In addition, following the Closing Date and both during and after the Revolving Period, the eligible lender trustee on behalf of the trust will be obligated from time to time, subject to the conditions described below, to purchase from the seller student loans which meet the following criteria (each, a "Serial Loan"):

      (i) the loan is made to a borrower who is also a borrower under at least one outstanding Financed Student Loan;

      (ii) the loan is made under the same loan program as the borrower's other Financed Student Loan; and

      (iii) the loan is guaranteed by the guarantor that guaranteed the borrower's other Financed Student Loan.

Serial Loans will be made or acquired by The First National Bank of Chicago or another eligible lender on behalf of the seller at the seller's discretion and in accordance with its usual business practices.

         During the Revolving Period, each purchase of a Serial Loan will be funded by transferring from the Collateral Reinvestment Account an amount equal to the Loan Purchase Amount of that Serial Loan.

         After the end of the Revolving Period, the Purchase Collateral Balance for buying Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below. The Purchase Premium Amounts for Serial Loans will be funded on the next Quarterly Payment Date from any Reserve Account Excess on that Quarterly Payment Date as described in this prospectus supplement under "--Credit Enhancement--Reserve Account".

         Alternatively, after the end of the Revolving Period, instead of the trust's buying Serial Loans, the seller will have the option to require the eligible lender trustee on behalf of the trust to exchange existing Financed Student Loans that the trust owns for Serial Loans owned by the seller. However, if the seller exercises its option, each exchange must meet certain criteria, including the following:

      (i) the Serial Loan to be exchanged into the trust (the "Exchanged Serial Loan") was originated under the same loan program as the Financed Student Loan to be exchanged out of the trust (the "Exchanged Financed Student Loan");

      (ii) the Exchanged Serial Loan entitles its holder to receive interest based on the same interest rate index as the Exchanged Financed Student Loan; and

      (iii) the Exchanged Serial Loan will not, at any level of the interest rate index, have an interest rate that is greater than that of the Exchanged Financed Student Loan.

In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, the trust will remit to the seller an additional amount equal to the difference from moneys which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

         The trust is prohibited from purchasing any Serial Loan or acquiring any Exchanged Serial Loan in any of the following circumstances:

            -     if an Event of Default occurs under the indenture,

            - if a Master Servicer Default occurs under the loan servicing agreement,

            - if an Administrator Default occurs under the administration agreement, or

            - if certain events of insolvency occur with respect to the seller.

         The seller will designate each date (a "Transfer Date") on which the trust will purchase New Loans or Serial Loans or exchange Exchanged Financed Student Loans for Exchanged Serial Loans under one or more Transfer Agreements. On each Transfer Date, the seller will assign to the eligible lender trustee on behalf of the trust, without recourse (except as otherwise set forth in the Transfer and Servicing Agreements), the seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on that date, in exchange for the Loan Purchase Amount in the case of New Loans or Serial Loans or the Exchanged Financed Student Loans being exchanged in the case of Exchanged Serial Loans. However, for Serial Loans purchased by the trust after the end of the Revolving Period, the related Purchase Premium Amount will be deferred to the next Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account.

         In addition, following the Closing Date and before the end of the Revolving Period, if a borrower under a Financed Student Loan who is also a borrower under one or more student loans (whether or not the loans are part of the trust) elects to consolidate his loans, the eligible lender trustee on behalf of the trust will seek to originate a Federal Consolidation Loan under the Federal Consolidation Loan Program described in the accompanying prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. The origination will be funded by transferring from the Collateral Reinvestment Account the amount required to repay in full any student loans being discharged in the consolidation process. That amount will be paid by the trust to the holders of those student loans to prepay them. No assurance can be given that the eligible lender trustee, rather than another lender, will be the lender that makes the Federal Consolidation Loan. If another lender makes the Federal Consolidation Loan, any Financed Student Loan being consolidated by the Federal Consolidation Loan will be prepaid.

         After the Revolving Period the eligible lender trustee will cease to originate Federal Consolidation Loans on behalf of the trust and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, resulting in a prepayment of that Financed Student Loan. Nevertheless, for a maximum period of 210 days after the end of the Revolving Period, the eligible lender trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

         As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the accompanying prospectus and "Federal Family Education Loan Program" below, borrowers may consolidate additional student loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made; and in addition, the Act was amended in 1998 to permit loans made within the 180-day period after the date of consolidation of the Federal Consolidation Loan to be added to that Federal Consolidation Loan. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added to a Federal Consolidation Loan in the trust during the Revolving Period will be funded by a transferring from the Collateral Reinvestment Account the amount required to repay in full the student loans being discharged in the consolidation process. The eligible lender trustee on behalf of the trust will pay that amount to the holders of the student loans to prepay them. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), those amounts will be funded by distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

         During certain qualifying periods as described under "Federal Family Education Loan Program" below and in the accompanying prospectus, borrowers under certain student loans are not required to pay interest currently; instead, the interest is added to the outstanding principal balance of the loans at the end of the qualifying period. In order to minimize the possibility that failure to receive current interest payments on the loans during those periods would result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be used during the Revolving Period to make interest payments to the Noteholders when current collections of interest on the loans are inadequate. After the end of the Revolving Period, the Collateral Reinvestment Account will no longer be a source to fund interest payments to the Noteholders. At that time, when current collections of interest on the loans are inadequate, any shortfalls in interest payments to the Noteholders will be funded with amounts that would otherwise have been distributable as part of the Principal Distribution Amount for the related Quarterly Payment Date. See "--Distributions" below.

ACCOUNTS

         In addition to the collection account (the "Collection Account") referred to in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Accounts," the administrator will establish and maintain a collateral reinvestment account (the "Collateral Reinvestment Account") and a reserve account (the "Reserve Account") in the name of the indenture trustee on behalf of the Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

         The master servicer will be entitled to receive from the trust monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a servicing fee (the "Servicing Fee") equal to one-twelfth of the product of [ ]% times the Pool Balance as of the close of business on the last day of the preceding calendar month.

         "Monthly Payment Date" means the [ ] day of each month (or if any such date is not a business day, the next succeeding business day), beginning in [ ] 1999.

         The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) as well as amounts on deposit in the Reserve Account on that date.

         As compensation for performing its obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, an administration fee (the "Administration Fee") equal to one-twelfth of the product of [ ]% times the Pool Balance as of the close of business on the first day of the preceding calendar month.

DISTRIBUTIONS

         DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day before each Monthly Payment Date (the "Determination Date"), the administrator will provide the indenture trustee with certain information about the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received on the Financed Student Loans, and the aggregate Purchase Amounts relating to the Financed Student Loans repurchased by the seller or purchased by the master servicer.

         "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month in which that Monthly Payment Date occurs.

         "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on [ ], 1999).

         "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:

      (i) all collections received by the master servicer on the Financed Student Loans during that Collection Period and remitted to the indenture trustee (including any guarantee payments received on the Financed Student Loans);

      (ii) interest subsidy payments and special allowance payments on the Financed Student Loans received by the eligible lender trustee during that Monthly Collection Period;

      (iii) all proceeds received from the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans") which became Liquidated Student Loans during that Monthly Collection Period in accordance with the master servicer's customary servicing procedures, net of expenses incurred by the master servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (such net proceeds, "Liquidation Proceeds");

      (iv) all amounts in respect of Liquidated Student Loans written off in prior Monthly Collection Periods that were received by the master servicer during that Monthly Collection Period and remitted to the indenture trustee;

      (v) the amounts released from the Collateral Reinvestment Account for Additional Fundings which relate to interest costs on the Financed Student Loans that are or will be capitalized;

      (vi) the aggregate amount received by the indenture trustee on the Financed Student Loans repurchased by the seller or purchased by the master servicer under an obligation which arose during the that Monthly Collection Period;

      (vii) Investment Earnings for that Monthly Payment Date; and

      (viii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately following a Quarterly Payment Date, the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of the Monthly Available Funds on that preceding Monthly Payment Date.

         However, if on any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds and amounts available in the Reserve Account, to pay any of the items specified in clauses FIRST and SECOND, respectively, under the second paragraph of "--Distributions --Distributions from the Collection Account" below, then the Monthly Available Funds for that Monthly Payment Date will include, in addition to the Monthly Available Funds, amounts on deposit in the Collection Account on the Determination Date relating to that Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding that Monthly Payment Date up to the amount necessary to pay such those, and the Monthly Available Funds for that succeeding Monthly Payment Date will be adjusted accordingly; PROVIDED, HOWEVER, that the Monthly Available Funds will exclude:

            - all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans if their the Purchase Amounts were included in the Monthly Available Funds for a prior Monthly Collection Period;

            - except as expressly included in clause (v) above, amounts released from the Collateral Reinvestment Account;

            - any Monthly Rebate Fees paid by or for the trust during the related Monthly Collection Period as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement; and

            - any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the eligible lender trustee before the end of the Revolving Period to make deposits into the Collateral Reinvestment Account as described under "--Distributions from the Collection Account" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

         "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) through (vii) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in that Collection Period; PROVIDED, HOWEVER, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds and amounts available in the Reserve Account, to pay any of the items specified in clauses FIRST through SIXTH, respectively, under the third paragraph of "--Distributions from the Collection Account" below, then the Available Funds for that Quarterly Payment Date will include, in addition to the Available Funds, amounts on deposit in the Collection Account on the Determination Date relating to that Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding that Quarterly Payment Date up to the amount necessary to pay those items, and the Available Funds for that succeeding Quarterly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Available Funds will exclude:

            - all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans if their Purchase Amounts were included in the Available Funds for a prior Collection Period;

            - except as expressly included in clause (v) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account;

            - any Monthly Rebate Fees paid by or for the trust during the related Collection Period as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement;

            - any collections in respect of principal on the Financed Student Loans applied during the related Collection Period by the eligible lender trustee before the end of the Revolving Period to make deposits into the Collateral Reinvestment Account as described under "--

                  Distributions from the Collection Account" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above; and

            - the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

         DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. From time to time on any day during the Revolving Period, the administrator may instruct the indenture trustee to withdraw all collections of principal on the Financed Student Loans then on deposit in the Collection Account and deposit them in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the administrator may instruct the indenture trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent that funds are not needed to make Additional Fundings and to redeposit them in the Collection Account.

         On each Monthly Payment Date that is not a Quarterly Payment Date, the administrator will instruct the indenture trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for that Monthly Payment Date, in the following order of priority:

            - FIRST, to the master servicer, the Servicing Fee for that Monthly Payment Date and all prior unpaid Servicing Fees; and

            - SECOND, to the administrator, the Administration Fee for that Monthly Payment Date and all prior unpaid Administration Fees.

         On each Quarterly Payment Date, the administrator will instruct the indenture trustee to make the following deposits and distributions to the extent of the Available Funds for that Quarterly Payment Date in the Collection Account, in the following order of priority:

            - FIRST, to the master servicer, the Servicing Fee for that Quarterly Payment Date and all prior unpaid Servicing Fees;

            - SECOND, to the administrator, the Administration Fee for that Quarterly Payment Date and all prior unpaid Administration Fees;

            - THIRD, to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount and to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount for that Quarterly Payment Date, PRO RATA, based on the ratio of each of those amounts to the total of those amounts;

            - FOURTH, to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for that Quarterly Payment Date;

            - FIFTH, if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for that Quarterly Payment Date (to be allocated among the Senior Noteholders as described above under "Description of the Notes--Distributions of Principal");

            - SIXTH, after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for that Quarterly Payment Date; and

            - SEVENTH, to the Reserve Account, any remaining amounts after application of clauses FIRST through SIXTH.

         For purposes of this prospectus supplement, the following terms have the following meanings:

         The "Class A-1 Noteholders' Interest Basis Carryover" means the sum of

      (i) if the Class A-1 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the EXCESS of

            (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate, OVER

            (b) the amount of interest on the Class A-1 Notes actually accrued in respect of that Quarterly Interest Period based on the Adjusted Student Loan Rate; and

      (ii) the unpaid portion of any excess amount under clause (i) from prior Quarterly Payment Dates and interest accrued on that amount at the Class A-1 Note Rate calculated based on the Class A-1 Note LIBOR Rate.

         The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the EXCESS of

      (i) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date, OVER

      (ii) the amount of interest actually distributed to the Class A-1 Noteholders on that preceding Quarterly Payment Date;

PLUS interest on the amount of that excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from that preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of:

      (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on that date) or, in the case of the first Quarterly Payment Date, on the Closing Date; and

      (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date;

PROVIDED, HOWEVER, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

         The "Class A-2 Noteholders' Interest Basis Carryover" means the sum of:

      (i) if the Class A-2 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the EXCESS of

            (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate, OVER

            (b) the amount of interest on the Class A-2 Notes actually accrued in respect of that Quarterly Interest Period based on the Adjusted Student Loan Rate; and

      (ii) the unpaid portion of any excess amount under clause (i) from prior Quarterly Payment Dates and interest accrued on that amount at the Class A-2 Note Rate calculated based on the Class A-2 Note LIBOR Rate.

         The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the EXCESS of:

      (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date, OVER

      (ii) the amount of interest actually distributed to the Class A-2 Noteholders on that preceding Quarterly Payment Date;

PLUS interest on the amount of that excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from that preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of:

      (i) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on that date) or, in the case of the first Quarterly Payment Date, on the Closing Date; and

      (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for that Quarterly Payment Date;

PROVIDED, HOWEVER, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

         The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for that Quarterly Payment Date.

         "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date after the end of the Revolving Period, the amount of the Available Funds on that Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for:

      (i) the amount of any insignificant balances remaining outstanding as of that Quarterly Payment Date on the Financed Student Loans after receipt of a final payment from borrowers or guarantors, when such insignificant balances are waived in the ordinary course of business by the master servicer at the direction of the administrator in accordance with the Servicing Agreement; and

      (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of a borrower's failure to capitalize interest that had been expected to be capitalized;

PROVIDED, HOWEVER, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (a) $100,000 and (b) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made from the Reserve Account on that Quarterly Payment Date other than distributions to the Company or its assignee.

         "Principal Distribution Amount" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated before the end of the related Collection Period, the sum of the following amounts with respect to the related Collection Period:

      (i) that portion of all collections received by the master servicer on the Financed Student Loans and remitted to the indenture trustee that is allocable to principal (including the portion of any guarantee payments received that is allocable to principal) of the Financed Student Loans LESS the sum of:

            (a) those collections which were applied by the trust during that Collection Period to purchase Serial Loans,

            (b) those collections which were applied by the trust during that Collection Period to fund the addition of any Add-on Consolidation Loans, and

            (c) accrued and unpaid interest on the Financed Student Loans for that Collection Period to the extent interest is not currently being paid but will be capitalized when repayment begins on those Financed Student Loans;

      (ii) all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during that Collection Period in accordance with the master servicer's customary servicing procedures to the extent received by the master servicer during the related Collection Period and remitted to the indenture trustee, together with all Realized Losses on those Financed Student Loans;

      (iii) to the extent attributable to principal, the amount received by the indenture trustee with respect to each Financed Student Loan repurchased by the seller or purchased by the master servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

      (iv)  the Principal Distribution Adjustment, if any;

PROVIDED, HOWEVER, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan if its Purchase Amount was included in the Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during that Collection Period that were deposited in the Collateral Reinvestment Account.

         "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

         The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for that Quarterly Payment Date.

         The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of:

      (i)   the Class A-1 Noteholders' Interest Distribution Amount, and

      (ii) the Class A-2 Noteholders' Interest Distribution Amount for that Quarterly Payment Date;

PROVIDED, HOWEVER, that the Senior Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.

         The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the EXCESS of

      (i) the Senior Noteholders' Principal Distribution Amount on that Quarterly Payment Date, OVER

      (ii) the amount of principal actually distributed to the Senior Noteholders on that Quarterly Payment Date.

         The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated prior to the end of the related Collection Period, the sum of:

      (i) the Principal Distribution Amount for that Quarterly Payment Date, and

      (ii) the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date;

PROVIDED, HOWEVER, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on such date. In addition,

            - on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero; and

            - on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

         The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for that Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for that Quarterly Payment Date.

         The "Subordinate Noteholders' Interest Basis Carryover" means the sum of:

      (i) if the Subordinate Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the EXCESS of

            (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note LIBOR Rate, OVER

            (b) the amount of interest on the Subordinate Notes actually accrued in respect of that Quarterly Interest Period based on the Adjusted Student Loan Rate; and

      (ii) the unpaid portion of any excess amount under clause (i) from prior Quarterly Payment Dates and interest accrued on that amount at the Subordinate Note Rate calculated based on the Subordinate Note LIBOR Rate.

         The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the EXCESS of:

      (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date, OVER

      (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date;

PLUS interest on the amount of such excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from that preceding Quarterly Payment Date to the current Quarterly Payment Date.

         The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of:

      (i) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on that Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date; and

      (ii) the Subordinate Noteholders' Interest Carryover Shortfall for that Quarterly Payment Date;

PROVIDED, HOWEVER, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

         The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the EXCESS of:

      (i) the Subordinate Noteholders' Principal Distribution Amount on that Quarterly Payment Date, OVER

      (ii) the amount of principal actually distributed to the Subordinate Noteholders on that Quarterly Payment Date.

         The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the Senior Notes have been paid in full, the sum of:

      (i) the Principal Distribution Amount for that Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the Senior Notes are paid in full, any remaining Principal Distribution Amount not otherwise distributed to the Senior Noteholders on that Quarterly Payment Date); and

      (ii) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date;

PROVIDED, HOWEVER, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on that date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

CREDIT ENHANCEMENT

         RESERVE ACCOUNT. Under the Transfer and Servicing Agreements, the Reserve Account will be created with an initial deposit by the trust on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Available Funds remaining on each Quarterly Payment Date after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount, the Subordinate Noteholders' Interest Distribution Amount and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount for that date will be deposited in the Reserve Account on that Quarterly Payment Date. See "--Distributions" above. As described below, subject to certain limitations, any amount on deposit in the Reserve Account that exceeds the Specified Reserve Account Balance will be released to the Company or its assignee.

         "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the GREATER of:

      (i) ___% of the aggregate principal amount of the Notes outstanding on such date after taking into account the effect of distributions on that Quarterly Payment Date, and

      (ii)  $________;

PROVIDED, HOWEVER, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on such date.

         If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on that date) is greater than the Specified Reserve Account Balance for that date, the administrator will instruct the indenture trustee to apply the amount of that excess (the "Reserve Account Excess") as follows:

      (i) during the Revolving Period, for deposit to the Collateral Reinvestment Account; PROVIDED, HOWEVER, that if that Quarterly Payment Date is on or after the Parity Date, to the extent the Reserve Account Excess represents payments (other than principal payments) collected on the Financed Student Loans, it shall be applied in the order of priority set forth in subclauses THIRD through FIFTH of clause (ii) below;

      (ii) at and after the end of the Revolving Period in the priority indicated:

            - FIRST, to the seller, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the trust before the end of the related Collection Period;

            - SECOND, if such Quarterly Payment Date is on or before the Parity Date, to the Senior Noteholders, the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described above under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, to the Subordinate Noteholders, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;

            - THIRD, to the Class A-1 Noteholders and the Class A-2 Noteholders, PRO RATA, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each of those amounts to the total of those amounts;

            - FOURTH, to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest Basis Carryover; and

            - FIFTH, to the Company or its assignee, any excess remaining after application of subclauses FIRST through FOURTH above, and, once that excess has been paid to the Company or its assignee, the Noteholders will not have any rights in or claims to it.

         Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the trust. Funds will be withdrawn from the Reserve Account as follows:

      (i) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the amount of the Monthly Available Funds on such Monthly Payment Date is insufficient to pay the Servicing Fee and all overdue Servicing Fees and the Administration Fee and all overdue Administration Fees; and

      (ii) on any Quarterly Payment Date, to the extent that the amount of the Available Funds on that Quarterly Payment Date is insufficient to pay on that date any of the items specified in clauses FIRST through SIXTH of the third paragraph under "--Distributions--Distributions from the Collection Account" above.

         Funds withdrawn from the Reserve Account will be paid to the persons and in the order of priority specified for distribution from the Collection Account on that date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere in this prospectus supplement, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for that Quarterly Payment Date has been paid in full. In addition, by virtue of the subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--Subordination" below.

         The Reserve Account is intended to enhance the likelihood of timely payment of principal and interest due to the Senior Noteholders and the Subordinate Noteholders and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to them. Such a temporary shortfall could, in turn, increase the average life of the Senior Notes or the Subordinate Notes, as the case may be. Amounts on deposit in the Reserve Account will not be available until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover. After the Parity Date only amounts on deposit in the Reserve Account (after paying, for Quarterly Payment Dates occurring after the end of the Revolving Period, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the trust before the end of the related Collection Period) that are in excess of the Specified Reserve Account Balance will be available for payment of the amounts listed in the preceding sentence.

         SUBORDINATION. The Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest. However, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal so that the aggregate principal amount of the Class A-1 Notes is reduced to zero; PROVIDED that from and after any acceleration of the Notes following an Event of Default (as defined in the accompanying prospectus), principal will be allocated PRO RATA between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each of those classes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on that date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of principal on that date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes have been paid in full.

TERMINATION

         Certain information regarding termination of the trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the accompanying prospectus.

         Any Financed Student Loans remaining in the trust at the end of the Collection Period immediately preceding the ____ _____ Quarterly Payment Date will be offered for sale by the indenture trustee. The seller, its affiliates and unrelated third parties may offer bids to purchase the Financed Student Loans on that Quarterly Payment Date. If at least two bids (one of which from a bidder other than the seller and its affiliates) are received, the indenture trustee will accept the highest bid equal to or in excess of the GREATER of:

      (i) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding that Quarterly Payment Date, and

      (ii)  an amount that would be sufficient to

            - reduce the outstanding principal amount of the Notes to zero on that Quarterly, and

            - pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on that Quarterly Payment Date

(such greater amount, the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the indenture trustee will not consummate the sale. The proceeds of the sale will be used to redeem any Notes outstanding on that Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the indenture trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on any date.

OPTIONAL REDEMPTION

         As of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, the Company or an assignee of the Company may at its option purchase from the eligible lender trustee all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of that Collection Period and the Minimum Purchase Price. That amount will be used to retire the Notes concurrently with the sale of the Financed Student Loans. Upon termination of the trust, all right, title and interest in the Financed Student Loans and other funds of the trust, after giving effect to any final distributions to the Noteholders, will be conveyed and transferred to the Company or its assignee.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

         A description of the Federal Family Education Loan Program is provided in the accompanying prospectus under "Federal Family Education Loan Program". The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.

         RECENT DEVELOPMENTS--PRESIDENT CLINTON'S PROPOSED FY 2000 BUDGET. In his proposed budget for fiscal year 2000, President Clinton has proposed billions of dollars in funding cuts to FFELP. In addition, President Clinton has again proposed a number of changes to the Act that would affect lenders and Federal Guarantors. These proposals would, among other things:

            - deny lenders interest that accrues on Student Loans for which payments are more than 180 days delinquent, representing as much as a six month penalty for lenders on some loan defaults;

            - reduce the share of default collections (from 24% to 18.5%) that Federal Guarantors are allowed to retain; and

            - recall an additional $1.6 billion in reserves held by Federal Guarantors.

         The President's proposed changes, if enacted, would increase the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

         CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the eligible lender trustee is allowed under the trust agreement to permit the trust, and other trusts established by the seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

         In addition, the sharing of the lender identification number by the trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

         The Department regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the eligible lender trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the eligible lender trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the eligible lender trustee is or was legal titleholder, including loans held in the trust or other trusts, the Department or such Federal Guarantor may seek to collect that liability by offset against payments due the eligible lender trustee under the trust. In the event that the Department or a Federal Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such Federal Guarantor would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

         In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the eligible lender trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the trust for that quarter.

         The trust agreement for the trust and the trust agreements for other trusts established by the seller which share the lender identification number to be used by the trust (the trust and such other trusts, collectively, the " Trusts") will require each trust (including the trust) to indemnify the other Trusts for a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the eligible lender trustee on such Trust's behalf.

         FEES PAYABLE ON CERTAIN FINANCED STUDENT LOANS. Under the Federal Consolidation Program, the trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Adjusted Student Loan Rate. In addition, the trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the eligible lender trustee (i.e., each Federal Consolidation Loan originated on its behalf by the eligible lender trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the trust would be obligated to pay any remaining fee from other assets of the trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Adjusted Student Loan Rate.

              CERTAIN FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES

         Although, Brown & Wood LLP (the "Special Federal Tax Counsel") is of the opinion that the Senior Notes will properly be characterized as indebtedness for federal income tax purposes, such opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that such characterization will prevail.

         The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While (because of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover) the tax treatment of interest on the Senior Notes, including, in particular, interest equal to the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover amounts, is not entirely clear under the regulations, the trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

         Prospective purchasers should read "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the accompanying prospectus for a discussion of the application of certain federal income tax laws and certain state tax laws to the trust and the Notes.

                              ERISA CONSIDERATIONS

         Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in

Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any such plan which is qualified under Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Senior Notes (the "Underwriting Agreement"), the seller has agreed to cause the trust to sell to each of the Underwriters named below (collectively, the "Underwriters") for which [ ] is acting as representative (in such capacity, the "Representative"), and each of the Underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.


                                               Principal Amount
                                  --------------------------------------------
Underwriter                       Class A-1 Notes              Class A-2 Notes
                                  ---------------              ---------------



                                  ---------------              ---------------
Total
                                  ---------------              ---------------
                                  ---------------              ---------------


         The seller has been advised by the Underwriters that they propose to offer the Senior Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of 0.___% per Class A-1 Note and 0.___% per Class A-2 Note; that the Underwriters and such dealers may allow a discount of 0.___% per Class A-1 Note and 0.___% per Class A-2 Note on sales to certain other dealers; and that after the initial public offering of the Senior Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

         Until the distribution of the Senior Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Senior Notes. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the prices of the classes of Senior Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the classes of Senior Notes.

         If the Underwriters create a short position in any class of the Senior Notes in connection with the offering (i.e., if they sell more Senior Notes than are set forth on the cover page of this Prospectus Supplement), the Representative may reduce that short position by purchasing Senior Notes in the open market.

         The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases Senior Notes in the open market to reduce the Underwriters' short position or to stabilize the price of any class of the Senior Notes, it may reclaim the amount of the selling concession from the Underwriters and selling group members which sold those Senior Notes as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Senior Notes. In addition, neither the seller nor any of the Underwriters makes any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Underwriting Agreement provides that the seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The trust may, from time to time, invest the funds in the Collection Account, the Collateral Reinvestment Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

                                  LEGAL MATTERS

         Ann M. O'Rourke, General Counsel of Nellie Mae Corporation, will pass upon certain legal matters relating to the seller, the master servicer and the administrator. As of the date of this prospectus supplement, Ms. O'Rourke has an aggregate ownership interest in the total equity of Nellie Mae Corporation (common and preferred stock on an as-converted basis), including equity underlying options, in an amount that is less than 0.25% of that total equity.

          Brown & Wood LLP will pass upon certain federal income tax matters on behalf of the trust and upon certain legal matters relating to the Senior Notes for the underwriters. From time to time, Brown & Wood LLP has provided and expects to continue to provide legal services to Nellie Mae Corporation and its affiliates.

                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the administrator and sent on behalf of the trust only to Cede & Co., as nominee of DTC and registered holder of the Senior Notes, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain such reports by requesting them from the indenture trustee. Such reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the accompanying prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the accompanying prospectus.

         The trust will file with the SEC all periodic reports that are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. These materials may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549 or at its regional offices at 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information about the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Certain information about the trust is also available on the SEC's website at HTTP://WWW.SEC.GOV.

                           FORWARD LOOKING STATEMENTS

         Information under the heading "Formation of the Trust" contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which represent the 's expectations or beliefs concerning future events. the seller cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of such terms may be found in this prospectus supplement.


                                                                                                               PAGE
                                                                                                              ------
Act............................................................................................................S-23
Additional Fundings............................................................................................S-49
Additional Guarantor...........................................................................................S-35
Additional Student Loans.......................................................................................S-21
Add-on Consolidation Loans...............................................................................S-24, S-52
Adjusted Student Loan Rate.....................................................................................S-40
Administration Fee.............................................................................................S-53
Available Funds................................................................................................S-55
CEDEL..........................................................................................................S-45
CEDEL Participants.............................................................................................S-45
Class A-1 Note Final Maturity Date.............................................................................S-43
Class A-1 Note LIBOR Rate......................................................................................S-40
Class A-1 Note Rate............................................................................................S-40
Class A-1 Noteholders' Interest Basis Carryover................................................................S-57
Class A-1 Noteholders' Interest Carryover Shortfall............................................................S-57
Class A-1 Noteholders' Interest Distribution Amount............................................................S-58
Class A-1 Notes................................................................................................S-39
Class A-2 Note Final Maturity Date.............................................................................S-43
Class A-2 Note LIBOR Rate......................................................................................S-40
Class A-2 Note Rate............................................................................................S-40
Class A-2 Noteholders..........................................................................................S-43
Class A-2 Noteholders' Interest Basis Carryover................................................................S-58
Class A-2 Noteholders' Interest Carryover Shortfall............................................................S-58
Class A-2 Noteholders' Interest Distribution Amount............................................................S-58
Closing Date...................................................................................................S-21
Collateral Reinvestment Account................................................................................S-53
Collection Account.............................................................................................S-53
Collection Period..............................................................................................S-54
Company........................................................................................................S-23
Cooperative....................................................................................................S-45
Cutoff Date....................................................................................................S-21
Deferral.......................................................................................................S-31
Delinquency Percentage.........................................................................................S-50
Depositaries...................................................................................................S-46
Determination Date.............................................................................................S-54
DTC Services...................................................................................................S-47
Early Amortization Event.......................................................................................S-49
Euroclear......................................................................................................S-45
Euroclear Operator,............................................................................................S-45
Euroclear Participants.........................................................................................S-45
Excess Spread..................................................................................................S-50
Exchange Serial Loan...........................................................................................S-51
Exchanged Financed Student Loan................................................................................S-51
Expected Interest Collections..................................................................................S-41


Federal Origination Fee........................................................................................S-67
FFELP..........................................................................................................S-22
FFELP Loans....................................................................................................S-21
Financed Student Loans.........................................................................................S-21
Forbearance....................................................................................................S-31
Global Securities..............................................................................................S-74
Grace..........................................................................................................S-31
Guarantors.....................................................................................................S-35
Index Maturity.................................................................................................S-44
Indirect Participants..........................................................................................S-44
Industry.......................................................................................................S-47
Initial Financed Student Loans.................................................................................S-21
Initial Guarantors.............................................................................................S-35
In-School......................................................................................................S-31
IRS............................................................................................................S-68
LIBOR Determination Date.......................................................................................S-44
LIBOR Reset Period.............................................................................................S-44
Liquidated Student Loans.......................................................................................S-54
Liquidation Proceeds...........................................................................................S-54
Loan Purchase Amount...........................................................................................S-49
Minimum Purchase Price.........................................................................................S-65
Monthly Available Funds........................................................................................S-54
Monthly Collection Period......................................................................................S-54
Monthly Rebate Fee.............................................................................................S-67
New Loan.......................................................................................................S-49
Non-U.S. Person................................................................................................S-77
Noteholders' Interest Distribution Amount......................................................................S-59
OID............................................................................................................S-68
Parity Date....................................................................................................S-41
Participants...................................................................................................S-44
Plan...........................................................................................................S-68
Pool Balance...................................................................................................S-42
Principal Distribution Adjustment..............................................................................S-59
Principal Distribution Amount..................................................................................S-59
Purchase Amount................................................................................................S-42
Purchase Collateral Balance....................................................................................S-49
Purchase Premium Amount........................................................................................S-49
Quarterly Interest Period......................................................................................S-40
Quarterly Payment Date.........................................................................................S-40
Realized Losses................................................................................................S-60
Record Date....................................................................................................S-40
Reference Banks................................................................................................S-44
Repayment......................................................................................................S-31
Representative.................................................................................................S-68
Reserve Account................................................................................................S-53
Reserve Account Excess.........................................................................................S-63
Reserve Account Initial Deposit................................................................................S-21
Secretary......................................................................................................S-36
Senior Noteholders' Distribution Amount........................................................................S-60
Senior Noteholders' Interest Distribution Amount...............................................................S-60
Senior Noteholders' Principal Carryover Shortfall..............................................................S-60


Senior Noteholders' Principal Distribution Amount..............................................................S-61
Senior Notes...................................................................................................S-39
Servicing Fee..................................................................................................S-53
Special Federal Tax Counsel....................................................................................S-67
Specified Reserve Account Balance..............................................................................S-63
Student Loan Rate Accrual Period...............................................................................S-41
Subordinate Note Final Maturity Date...........................................................................S-43
Subordinate Noteholders' Distribution Amount...................................................................S-61
Subordinate Noteholders' Interest Basis Carryover..............................................................S-61
Subordinate Noteholders' Interest Carryover Shortfall..........................................................S-61
Subordinate Noteholders' Interest Distribution Amount..........................................................S-62
Subordinate Noteholders' Principal Carryover Shortfall.........................................................S-62
Subordinate Noteholders' Principal Distribution Amount.........................................................S-62
Subordinate Notes..............................................................................................S-39
Systems........................................................................................................S-47
Telerate Page 3750.............................................................................................S-44
Terms and Conditions...........................................................................................S-46
Three-Month LIBOR..............................................................................................S-44
Transfer Agreement.............................................................................................S-49
Transfer and Servicing Agreements..............................................................................S-48
Trusts.........................................................................................................S-67
U.S. Person....................................................................................................S-77
Underwriters...................................................................................................S-68
Underwriting Agreement.........................................................................................S-68


                                     ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Senior Notes of Nellie Mae Student Loan Trust 1999-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the 's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

         Trading between CEDEL or Euroclear and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. the seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

         (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001

(Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

         U.S. Person. As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) any other person whose income or gain in respect of a Senior Note is effectively connected with the conduct of a United States trade or business, or (v) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED MAY 18, 1999

PROSPECTUS

                     NELLIE MAE ASSET-BACKED FUNDING TRUSTS
                       ASSET-BACKED NOTES AND CERTIFICATES
                              (Issuable in Series)

                     NELLIE MAE EDUCATION LOAN CORPORATION,
                           SELLER AND MASTER SERVICER

                              ----------------

Consider carefully the risk factors in the prospectus supplement that accompanies this prospectus.

Each issue of securities will represent obligations of, or interests in, the applicable trust only.
They will not represent an obligation of, or interest in, the seller, the master servicer, the administrator or any of their affiliates. The securities are not insured or guaranteed by any entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

                       THE SECURITIES

                       Nellie Mae Education Loan Funding Corporation may periodically form trusts which will issue securities. The securities may be in the form of asset-backed notes or asset-backed certificates. Each issue of securities will have its own series designation and will evidence obligations of or interests in the trust established for that issue.

                       TRUST ASSETS

                       The assets of each trust will include:

                        - student loans, legal title to which will be held by an eligible lender trustee on behalf of the trust;

                        -   moneys and investments; and

                        - other property described on the cover page of the related prospectus supplement.

                       TYPES OF SECURITIES

                       Each series of securities may include one or more classes of certificates that represent beneficial ownership of the assets of the trust, and one or more classes of notes that are secured by the assets of the trust. A class of certificates or notes may:

                        -   be senior or subordinate to other classes; and

                        - receive payments from one or more forms of credit enhancement that are designed to reduce the harm to investors caused by shortfalls in payments on the related student loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________, 1999

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                     AND THE RELATED PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail:

      (a) this prospectus, which provides general information, some of which may not apply to your series of securities; and

      (b) the related prospectus supplement, which describes the specific terms of your series of securities, including:

            -     the timing of interest and principal payments;
            -     financial and other information about the student loans;
            - information about credit enhancement for each series; o the ratings for each series; and
            -     the method of selling the securities.

         IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES ARE DESCRIBED DIFFERENTLY IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information they incorporate by reference. We have not authorized anyone to provide you with different information. The securities are not offered in any state where offering them is not permitted.

         We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                                TABLE OF CONTENTS

FORMATION OF THE TRUSTS...........................................................................................5
     Eligible Lender Trustee......................................................................................5
THE SELLER, THE MASTER SERVICER AND THE ADMINISTRATOR.............................................................6
     The Seller...................................................................................................6
     The Master Servicer and Administrator........................................................................7
USE OF PROCEEDS...................................................................................................7
THE STUDENT LOAN POOLS............................................................................................7
     General......................................................................................................7
     Origination and Marketing Process............................................................................8
     Servicing and Collections Process............................................................................9
     Claims and Recovery Rates....................................................................................9
FEDERAL FAMILY EDUCATION LOAN PROGRAM............................................................................10
     General.....................................................................................................10
     Eligible Lenders, Students and Educational Institutions.....................................................11
     Financial Need Analysis.....................................................................................11
     Special Allowance Payments..................................................................................11
     Federal Stafford Loans......................................................................................13
     Federal Unsubsidized Stafford Loans.........................................................................17
     Federal PLUS and Federal SLS Loan Programs..................................................................17
     Federal Consolidation Loan Program..........................................................................19
GUARANTORS UNDER THE FFELP.......................................................................................20
     Loan Guarantees.............................................................................................21
     Guarantor Reserve Funds.....................................................................................21
     Federal Reimbursement Agreements............................................................................22
     Eligibility for Federal Reimbursement.......................................................................23
     Effect of Annual Claims Rate on Reimbursement of Guarantors.................................................23
     Other Federal Agreements....................................................................................25
     Rehabilitation of Defaulted Loans...........................................................................25
     Federal Advances............................................................................................25
     Changes to Federal Agreements...............................................................................25
     Department of Education Oversight...........................................................................26
     1998 Reauthorization Amendments.............................................................................26
WEIGHTED AVERAGE LIVES OF THE SECURITIES.........................................................................30
POOL FACTORS AND TRADING INFORMATION.............................................................................31
DESCRIPTION OF THE NOTES.........................................................................................31
     General.....................................................................................................31
     Principal and Interest on the Notes.........................................................................32
     The Indenture...............................................................................................33
DESCRIPTION OF THE CERTIFICATES..................................................................................38
     General.....................................................................................................38
     Principal and Interest on the Certificates..................................................................39
CERTAIN INFORMATION REGARDING THE SECURITIES.....................................................................39
     Fixed Rate Securities.......................................................................................39
     Floating Rate Securities....................................................................................40
     Book-Entry Registration.....................................................................................40
     Definitive Securities.......................................................................................41
     List of Securityholders.....................................................................................42
     Reports to Securityholders..................................................................................42


DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS.............................................................43
     Agreements Covered..........................................................................................43
     Sale of Student Loans; Representations and Warranties.......................................................43
     Additional Fundings.........................................................................................44
     Accounts....................................................................................................45
     Servicing Procedures........................................................................................46
     Payments on Student Loans...................................................................................47
     Master Servicer Covenants...................................................................................47
     Master Servicer Compensation................................................................................48
     Payments of Principal and Interest..........................................................................48
     Credit and Cash Flow Enhancement............................................................................48
     Statements to the Indenture Trustee and the Trust...........................................................49
     Evidence as to Compliance...................................................................................50
     Certain Matters Regarding the Master Servicer...............................................................51
     Master Servicer Default.....................................................................................51
     Rights upon Master Servicer Default.........................................................................52
     Waiver of Past Defaults.....................................................................................52
     Amendment...................................................................................................52
     Payment of Notes............................................................................................53
     Termination.................................................................................................53
     Optional Redemption.........................................................................................53
     Auction of Student Loans....................................................................................54
     Administration Agreement....................................................................................54
CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS.......................................................................54
     Transfer of the Student Loans...............................................................................54
     Consumer Protection Laws....................................................................................55
     Loan Origination and Servicing Procedures Applicable to Student Loans.......................................55
     Student Loans Generally Not Subject to Discharge in Bankruptcy..............................................56
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.....................................................................56
     Trusts for Which a Partnership Election Is Made.............................................................57
              Tax Characterization of the Trust..................................................................57
              Tax Consequences to Holders of Debt Securities.....................................................57
              Tax Consequences to Holders of Equity Securities...................................................60
     Trusts in Which All Residual Interests Are Retained by the Seller or an Affiliate of the Seller.............65
              Tax Characterization of the Trust..................................................................65
ERISA CONSIDERATIONS.............................................................................................66
     The Notes...................................................................................................67
     The Certificates............................................................................................67
AVAILABLE INFORMATION............................................................................................68
REPORTS TO SECURITYHOLDERS.......................................................................................68
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................................................................69
PLAN OF DISTRIBUTION.............................................................................................69
LEGAL MATTERS....................................................................................................70
INDEX OF PRINCIPAL TERMS.........................................................................................72


                             FORMATION OF THE TRUSTS

         Each trust will be formed under the laws of the jurisdiction set forth in the related prospectus supplement pursuant to a trust agreement. A trust will perform only the following activities:

            - acquire, hold, sell and manage student loans, the other trust assets and proceeds from the student loans and other trust assets;

            -     issue one or more classes of securities;

            -     make payments on the related securities; and

            - engage in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental or related to them.

         Each trust will be capitalized initially with a nominal cash payment. The right to receive any amount remaining after payment of the securities will be held by Nellie Mae Funding, LLC (the "Company"), a subsidiary of the seller. On behalf of each trust, the related eligible lender trustee will use the initial equity of the trust, together with the proceeds from the sale of the related series of securities, to purchase student loans pursuant to a loan sale agreement.

         When the eligible lender trustee has purchased student loans, the assets of the related trust will include:

            - the student loans themselves, legal title to which is held by the eligible lender trustee on behalf of the trust ;


            - all funds collected on the student loans on or after the applicable cutoff date;

            - all moneys and investments on deposit in the Collection Account (as defined below), any Reserve Account (as defined below) and any other trust accounts or any other form of credit enhancement that may be obtained for the benefit of one or more classes of the securities; and

            - any other property specified in the related prospectus supplement.

         To the extent provided in the applicable prospectus supplement, the certificates will represent beneficial ownership of the assets of the trust, and the notes of the related series will be secured by the assets of the trust. To facilitate servicing and to minimize administrative burden and expense, the master servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the related eligible lender trustee.

ELIGIBLE LENDER TRUSTEE

         The eligible lender trustee for a trust will be the entity specified in the related prospectus supplement. On behalf of that trust, the eligible lender trustee will acquire legal title to all the related student loans pursuant to a loan sale agreement and will enter into a guarantee agreement with each of the guarantors of those student loans. The eligible lender trustee will qualify as an eligible lender and owner of student loans for all purposes under the Higher Education Act of 1965, as amended, and the related guarantee agreements. If student loans are not owned by an eligible lender at any point in time, federal guarantee payments from a guarantor and federal assistance would be lost for those student loans. SEE "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and "-Federal Insurance and Reinsurance of Guarantors".

         The liability of the eligible lender trustee in connection with the issuance and sale of the securities is limited solely to its express obligations contained in the related trust agreement and loan sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator for that trust must appoint a successor eligible lender trustee. The administrator of a trust may also remove the eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as eligible lender trustee. In that event, the administrator must appoint a successor eligible lender trustee. The resignation or removal of an eligible lender trustee and appointment of a successor eligible lender trustee will not become effective until a successor eligible lender trustee accepts the appointment.

         The principal office of each trust and eligible lender trustee will be specified in the related prospectus supplement.

              THE SELLER, THE MASTER SERVICER AND THE ADMINISTRATOR

THE SELLER

         The Nellie Mae Education Loan Corporation ("NMELC"), a Delaware corporation, is a wholly-owned subsidiary of Nellie Mae Corporation ("Nellie Mae"). Nellie Mae originates and purchases student loans that it sells to NMELC. NMELC is in the business of managing student loan assets and selling them to trusts. In this prospectus, we refer to NMELC in its selling capacity as the "seller."

         The principal executive offices of NMELC are located at 1240 Pautucket Avenue, Rumford, Rhode Island 02916. Its telephone number is (401) 438-4500.

         Nellie Mae is a Delaware business corporation created in 1998 as the successor to the business of The New England Education Loan Marketing Corporation ("NEELMC"). Nellie Mae acquires and originates student loans under the Federal Family Education Loan Program ("FFELP Loans") that are either guaranteed and reinsured under the Higher Education Act of 1965, as amended, and its implementing regulations (the "Act") or directly insured by the Secretary of the Department of Education pursuant to the Act. Nellie Mae also acquires student loans made under its private loan programs that are not guaranteed or insured under the Act. All references in this prospectus to "student loans" that are included as assets of any trust are to FFELP Loans.

         On June 30, 1998, NEELMC made a one-time election, permitted under
Section 150(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), to transfer its assets and liabilities to Nellie Mae. As a for-profit corporation, Nellie Mae operates without the Code's restrictions on activities to which NEELMC was subject. In return for the transfers, NEELMC received all of the outstanding equity of Nellie Mae. Nellie Mae also assumed the private, nongovernmental loan operations previously operated by Nellie Mae, Inc., NEELMC's sister corporation.

         During calendar year 1998, Nellie Mae purchased or originated $698 million of FFELP Loans and private student loans. As of March 31, 1999, Nellie Mae held FFELP Loans and private student loans with an aggregate principal balance of approximately $2.53 billion.

         The principal executive offices of Nellie Mae are located at 50 Braintree Hill Park, Braintree, MA 02184 and its telephone number is (781) 849-1325.

         The structure of the transactions described in this prospectus seeks to assure that the transfer of student loans from the seller to each trust will be treated as a sale of the student loans to that trust and not, in the event of a bankruptcy of the seller, as a pledge of the student loans to secure a borrowing by the seller. In the event of the seller's bankruptcy, however, there can be no assurance that the sale of student loans by the seller to a trust will not be recharacterized as a pledge of the student loans to secure a borrowing of the seller. If the sale were to be recharacterized in that way, delays and reductions in payments to holders of the related notes and certificates could occur.

THE MASTER SERVICER AND ADMINISTRATOR

         If specified in the prospectus supplement for a series of securities, NMELC will provide management and administrative services to the trust as administrator. The administrator will receive an administration fee as compensation for performing its obligations and as reimbursement for its expenses as administrator.

         If specified in the prospectus supplement for a series of securities, NMELC will service the student loans owned by the related trust pursuant to a servicing agreement between NMELC, as master servicer, and that trust. The master servicer will receive a master servicing fee as compensation for performing its obligations and reimbursement for its expenses as master servicer.

         The prospectus supplement for a series of securities may set forth certain additional information with respect to the administrator and the master servicer. SEE "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         An administrator or master servicer other than, or in addition to, NMELC may be specified for a series of securities in the related prospectus supplement.

                                 USE OF PROCEEDS

         On the closing date specified in the applicable prospectus supplement, the related trust will purchase student loans from the seller and make an initial deposit into the Reserve Account or Pre-Funding Account (as defined below), if any, with the net proceeds from the sale of that issue of securities. The seller will use the money it receives for general corporate purposes, which may include purchasing student loans from its affiliates.

                             THE STUDENT LOAN POOLS

GENERAL

         The eligible lender trustee, acting on behalf of the related trust, will buy a pool of FFELP Loans made to students (or their parents) which the seller will have selected in accordance with the related loan sale agreement. The student loans will have been originated under the Federal Family Education Loan Program (the "FFELP") to meet several criteria, including the following:

      - Each student loan is guaranteed as to principal and interest by a guarantor that is reinsured by the Department of Education (the "Department") in accordance with the FFELP.

      - Each student loan was originated in the United States, its territories or its possessions in accordance with the FFELP.

      - Each student loan contains the terms required by the FFELP, the applicable guarantee agreements and any other required terms.

      - Each student loan provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any deferral or forbearance periods).

      - Each student loan satisfies any other criteria that are set forth in the related prospectus supplement.

The seller will not select student loans for inclusion in a trust according to procedures that it believes would adversely affect the interests of the securityholders of the related series.

         The student loans comprising the assets of each trust will be held by the related eligible lender trustee, as trustee on behalf of that trust. The eligible lender trustee will also enter into guarantee agreements with the related guarantors. Under the guarantee agreements, each student loan will be guaranteed by a guarantor. SEE "Formation of the Trusts".

         The prospectus supplement for each series of securities will provide information about the student loans in the related trust that will include, to the extent appropriate:

      -     the composition of the pool,

      -     the distribution of the pool by loan type and payment status,

      -     the borrowers' states of residence, and

      - the portion of the student loans guaranteed by the applicable guarantors.

         In the case of certain series of securities, the applicable trust may be allowed to acquire or originate student loans after the related cutoff date. Where this is the case, the prospectus supplement will set forth the criteria that those student loans must meet. In addition, the prospectus supplement will provide information regarding:

      - the duration and conditions of any related Funding Period (as defined below) or Revolving Period (as defined below), and

      - the circumstances under which Additional Fundings (as defined below) will be made during and, if applicable, after the Revolving Period.

         In addition, if specified in the related prospectus supplement, the assets of the trust may include certain rights of the seller to receive Excess Cashflow Rights (as defined below) in respect of student loans that are owned by one or more other trusts established or sponsored by the seller. The related prospectus supplement will disclose certain summary data relating to any Excess Cashflow Rights.

ORIGINATION AND MARKETING PROCESS

         In order for student loans to be guaranteed and eligible for federal assistance, lenders must comply with certain rules set forth in the Act that govern loan origination practices. A lender that makes student loans may not offer points, premiums, payments or other inducements, directly or indirectly, to any educational institution or individual in an attempt to secure student loan applications, nor may it mail a student loan application to a student to whom it has not previously made a student loan unless the student requests one.

         Generally, the student and the educational institution complete the application, which is accompanied by a promissory note. The application is then mailed or electronically transmitted directly to either a lender or the applicable guarantor. Both the lender and the guarantor must approve the application, confirm that it is complete and that it (as well as the prospective borrower and educational institution) complies with all applicable requirements of both the Act and the guarantor. The Act requires that each guarantor have procedures designed to assure that it guarantees student loans only to students attending institutions which meet the requirements of the Act. Each lender will only make loans that the applicable guarantor has approved according to its own requirements and the requirements of the Act. For each application it approves, the guarantor will issue a guarantee certificate to the lender. The lender will then disburse the loan (typically in multiple installments) and send a disclosure statement confirming the terms of the student loan to the borrower.

         These procedures differ slightly for Consolidation Loans (as defined below).

SERVICING AND COLLECTIONS PROCESS

         To ensure that student loans are repaid on a timely basis, the applicable guarantee agreements and the Act require that the holders of student loans see to it that specified due diligence procedures are performed. In the related servicing agreement, the master servicer agrees to perform these procedures, as well as certain collection procedures, for the student loans. For example, if a payment is late, the master servicer may be required to attempt to contact the delinquent borrower by mail within ten days after the delinquency and at further specified times by mail and by telephone. All telephone calls and letters, as well as a synopsis of each, will be noted in the borrower's loan file that the master servicer maintains. If a delinquent borrower cannot be located, the master servicer must perform "skip tracing" procedures, which include contacting the borrower's school and references. If the master servicer fails to comply with these procedures, the related eligible lender trustee, as holder of legal title to the student loans on behalf of the related trust, may find it difficult to obtain the benefits of any guarantee agreement or to receive the benefits of federal assistance from the Department in connection with those loans. Even if the master servicer's failure to comply with the procedures has not caused the loss of the guarantee of the principal of a student loan, failure to comply with certain procedures may nonetheless jeopardize coverage under a guarantee agreement for certain accrued interest amounts.

         The master servicer is required at certain prescribed times to notify the applicable guarantor that a student loan is delinquent before it submits a claim for payment under the related guarantee agreement. This requirement enables the guarantor to be aware of seriously delinquent accounts and to be able to make additional attempts to collect the loan before receiving a claim. Any student loan that is delinquent beyond a certain number of days is considered to be in default. When a student loan is in default, the master servicer will submit a claim for reimbursement to the applicable guarantor. If the master servicer fails to file a claim within specified times of delinquency, the guarantor may deny the claim. A failure by the master servicer to file a guarantee claim in a timely fashion would constitute a breach of its covenants. If, as a result of a failure of this type, the related guarantee payment is no longer available to the trust, the master servicer must arrange for the purchase of that student loan from the trust, unless the prospectus supplement for that series provides otherwise. The securityholders and the eligible lender trustee will have no further remedies against the master servicer in this situation. SEE "Description of the Transfer and Servicing Agreements--Master Servicer Covenants".

CLAIMS AND RECOVERY RATES

         Each prospectus supplement will contain certain historical information concerning guarantee claims and recovery rates of the guarantors that guarantee the student loans held by the related trust as of the applicable closing date. Because the characteristics of pools of student loans differ, however, the claim and recovery experience of any series may differ from that of prior series.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

         The Federal Family Education Loan Program under Title IV of the Act provides for loans to be made to students who are enrolled in eligible institutions (or their parents) to finance a portion of the cost of attendance. Payment of principal and interest on the student loans is guaranteed by the applicable guarantor against:

      -     default of the borrower;

      -     the death, bankruptcy or disability of the borrower;

      - closing of the borrower's school, a false certification by the borrower's school or an unpaid school refund; or

      -     a determination that the borrower was not eligible for the loan.

Subject to certain conditions, a program of federal reinsurance under the Act entitles guarantors to be reimbursed by the Department for between 75% and 100% of the amount of each guarantee payment. In addition, the eligible lender trustee, as a holder of the student loans on behalf of the related trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments (as defined below) for certain student loans.

         The FFELP provides for loans to students (and their parents) which are guaranteed by a guarantor and either reinsured or directly insured by the federal government. Several types of student loans are currently authorized under the Act:

      -     loans to students who demonstrate need ("Federal Stafford Loans");

      - loans to students who either do not demonstrate need or need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");

      - loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attending school exceed other available financial aid; and

      - loans to consolidate into a single loan the borrower's obligations under various federally authorized student loan programs (each, a "Federal Consolidation Loan").

Before July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans").

         Although the description and summaries of the Act, the FFELP, the guarantee agreements and the other statutes, regulations and amendments referred to in this prospectus describe or summarize the material provisions of those statutes, regulations and agreements, they do not purport to be comprehensive and are qualified in their entirety by reference to each actual statute, regulation or document. Both the Act and the regulations promulgated under the Act have been the subject of extensive amendments in recent years. Accordingly, there can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this prospectus or of the statutes and regulations that implement them.

ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

         Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and guarantors. A student loan may only be made to, or on behalf of, a "qualified student". The term "qualified student" is defined as a United States citizen or national (or otherwise eligible individual under federal regulations) who:

      - has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

      - is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution;

      - has agreed to notify the holder of the loan promptly of any address change; and

      - meets the "need" requirements described in the application for the particular loan program, in the case of Federal Stafford Loans.

         Eligible schools include institutions of higher education and proprietary institutions meeting the standards set forth in the Act. In order for a school to participate in the program, its eligibility must be approved by the Department under standards established by regulation.

FINANCIAL NEED ANALYSIS

         Subject to certain limits and conditions, student loans generally may be made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan applicant (and parents, in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents, in the case of a dependent child) to submit a financial need analysis form to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's eligibility for grants, loans and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount with their own resources or with Federal PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

         The Act provides for quarterly special allowance payments to be made by the Department to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return on the loans. The rates for special allowance payments are based on formulas that vary according to the type of loan, the date the loan was originally made and the type of funds (tax-exempt or taxable) used to finance the loan. A special allowance payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31.

         The special allowance payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by a holder during a quarterly period multiplied by the special allowance percentage. The special allowance percentage is computed by:

      (i) determining the average of the bond equivalent rates of 3-month Treasury bills auctioned for that quarter;

      (ii) subtracting the applicable borrower interest rate on the loan from the average determined under clause (i);

      (iii) adding the applicable special allowance margin (described in the table) to the resultant percentage determined under clause (ii); and

      (iv)  dividing the resultant percentage by 4;

PROVIDED, HOWEVER, that if the amount determined by the application of clauses
(i), (ii) and (iii) is in the negative, the special allowance margin is zero.


DATE OF FIRST DISBURSEMENT                    SPECIAL ALLOWANCE MARGIN
--------------------------                    --------------------------------------------------------
Before 10/17/86                               3.50%

From 10/17/86 through 09/30/92                3.25%

From 10/01/92 through 06/30/95                3.10%

From 07/01/95 through 06/30/98                2.50% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are In-School, Grace or Deferment);
                                              3.10% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are in repayment and all other
                                              loans)

From 07/01/98 through 06/30/03                2.20% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are In-School, Grace or Deferment);
                                              2.80% (Federal Stafford Loans and Federal Unsubsidized
                                              Stafford Loans that are in repayment) and 3.10% for all
                                              other loans


         Special allowance payments are available on variable rate Federal PLUS Loans and Federal SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any Federal PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually based on the 1-year Treasury bill (for loans made before July 1, 1998) or based on the 3-month Treasury bill (for loans made on or after July 1, 1998), exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12%.

FEDERAL STAFFORD LOANS

         With respect to Federal Stafford Loans, the Act provides for :

      (i) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students;

      (ii) federal interest subsidy payments on certain eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrowers' making interest payments ("Interest Subsidy Payments"); and

      (iii) special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans.

In this prospectus we refer to all three types of assistance as "Federal Assistance".

         INTEREST. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.


        TRIGGER DATE (1)              BORROWER RATE (2)               MAXIMUM BORROWER RATE      INTEREST RATE MARGIN
------------------------------        ------------------              ---------------------      --------------------
Before 01/01/81...............        7%                               7%                          N/A

From 01/01/81 through
     09/12/83.................        9%                               9%                          N/A

From 09/13/83 through
     06/30/88.................        8%                               8%                          N/A

From 07/01/88 through
     09/30/92.................        8% for 48 months; thereafter,    8% for 48 months,           3.25% for loans made
                                      3-month Treasury + Interest      then 10%                    before 7/23/92 and for
                                      Rate Margin                                                  loans made on or after
                                                                                                   7/23/92 and before 10/1/92 to
                                                                                                   new student loan borrowers;
                                                                                                   3.10% for loans made after
                                                                                                   7/23/92 and before 7/1/94 to
                                                                                                   borrowers with outstanding FFELP
                                                                                                   loans

From 10/01/92 through
     06/30/94.................        3-month Treasury + Interest      9%                          3.10%
                                      Rate Margin


From 07/01/94 through
     06/30/95.................        3-month Treasury + Interest      8.25%                       3.10%
                                      Rate Margin



        TRIGGER DATE (1)              BORROWER RATE (2)               MAXIMUM BORROWER RATE      INTEREST RATE MARGIN
------------------------------        ------------------              ---------------------      --------------------
From 07/01/95 through
     06/30/98.................        3-month Treasury + Interest      8.25%                       2.50% (In-School, Grace
                                      Rate Margin                                                  or Deferment);3.10% (in
                                                                                                   repayment)

From 07/01/98.................        3-month Treasury + Interest      8.25%                       1.70% (In-School, Grace
                                      Rate Margin                                                  or Deferment); 2.30% (in
                                                                                                   repayment)


---------------------
(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Federal Stafford Loan is made. The Trigger Date for Federal Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Federal Stafford Loan. All Federal Stafford Loans made on or after July 1, 1994 are variable, regardless of the applicable rate on any prior loans.

(2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the LESSER OF

            (a)   the applicable Maximum Rate and

            (b)   the sum of

                  (i) the bond equivalent rate of 3-month Treasury bills auctioned at the final auction held before that June 1, and

                  (ii)  the applicable interest rate margin.

            In 1992 the Act was amended to provide that, for fixed rate Federal Stafford Loans made on or after July 23, 1992 and certain loans made to new borrowers on or after July 1, 1988, the lender must have converted the interest rate on those loans (by January 1, 1995) to an annual variable interest rate adjusted each July 1 equal to:

            (a) for certain fixed rate Federal Stafford Loans made between July 1, 1988 and July 23, 1992, and for certain fixed rate Federal Stafford Loans made to new FFELP Loan borrowers on or after July 23, 1992 and before October 1, 1992, the 3-month Treasury bill rate at the final auction before the preceding June 1 plus 3.25%; and

            (b) for fixed rate Federal Stafford Loans made on or after July 23, 1992 to borrowers with outstanding FFELP Loans, the 3-month Treasury bill rate at the final auction before the preceding June 1 PLUS 3.10%, in each case capped at the applicable interest rate for the loan that existed before the conversion. The variable interest rate conversion requirement does not apply to loans made before July 23, 1992 during the first 48 months of repayment.

         INTEREST SUBSIDY PAYMENTS. The Department is responsible for paying interest on Federal Stafford Loans:

      -     while the borrower is a qualified student,

      -     during a grace period and

      -     during certain deferral periods.

The Department makes quarterly interest subsidy payments to the owner of a Federal Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States to receive interest subsidy payments (and special allowance payments) in accordance with its provisions. However, receipt of interest subsidy payments and special allowance payments is conditioned on compliance with the requirements of the Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. If the loan is not held by an eligible lender in accordance with the requirements of the Act and the applicable federal guarantee agreements, the loan may lose its eligibility. SEE "--Eligible Lenders, Students and Educational Institutions" above, "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". The seller expects that substantially all of the Federal Stafford Loans that are to be conveyed to a trust will be eligible to receive interest subsidy payments and special allowance payments.

         Interest subsidy payments and special allowance payments are generally received within 45 days to 60 days after the master servicer submits to the Department the applicable forms for any given calendar quarter. However, there can be no assurance that payments will, in fact, be received from the Department within that period. The master servicer has agreed to prepare and file with the Department claim forms and any other required documents or filings on behalf of each eligible lender trustee as owner of the related student loans on behalf of the related trust. The master servicer has also agreed to assist each eligible lender trustee to monitor, pursue and obtain any interest subsidy payments and special allowance payments with respect to the student loans. Each eligible lender trustee will be required to deposit in the related Collection Account the interest subsidy payments and special allowance payments for the related student loans within two business days after it receives them.

         LOAN LIMITS. The Act generally requires that eligible lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart sets forth the current and historic loan limits.


                                                                    ALL STUDENTS (1)           INDEPENDENT STUDENTS
                                                                 -----------------------------------------------------
                                                                     BASE AMOUNT          ADDITIONAL         MAXIMUM
                                                                   SUBSIDIZED AND        UNSUBSIDIZED         ANNUAL
        BORROWER'S              SUBSIDIZED      SUBSIDIZED ON    UNSUBSIDIZED ON OR       ONLY ON OR          TOTAL
      ACADEMIC LEVEL            PRE-1/1/87     OR AFTER 1/1/87    AFTER 10/1/93 (2)     AFTER 7/1/94(3)       AMOUNT
----------------------------    ----------     ---------------   ------------------    -----------------  ------------
Undergraduate (per year):

   1st year                      $ 2,500           $ 2,625            $ 2,625              $ 4,000          $  6,625

   2nd year                      $ 2,500           $ 2,625            $ 3,500              $ 4,000          $  7,500

   3rd year and above            $ 2,500           $ 4,000            $ 5,500              $ 5,000          $ 10,000

Graduate (per year)              $ 5,000           $ 7,500            $ 8,500              $10,000          $ 18,500

Aggregate Limit:

   Undergraduate                 $12,500           $17,250            $23,000              $23,000          $ 46,000

   Graduate (including           $25,000           $54,750            $65,500              $73,000          $138,500
      undergraduate)


-------------------------
(1) The loan limits include both Federal Stafford Loans and federal direct student loans.

(2) These amounts represent the combined maximum loan amount per year for Federal Stafford Loans and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. Moreover, dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

         The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

         REPAYMENT. In general, repayment of principal on a Federal Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, as described below. Any borrower may prepay a loan voluntarily (without premium or penalty), and may waive any grace period or deferral period related to his loan. In general, each loan must be scheduled for repayment over a period of not more than ten years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to certain scheduled minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lower payments. The Act and related regulations require lenders to offer the choice of a standard, graduated, income-sensitive or extended (if applicable) repayment schedule to all borrowers entering repayment.

         GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Federal Stafford Loan following a grace period. The grace period is:

      - at least 9 months but not more than 12 months, if the loan's interest rate is 7% per year; and

      - not more than 6 months for loans made to first-time borrowers under the FFELP on or after July 1, 1988.

In addition, no principal repayments need be made, subject to certain conditions, during certain deferral periods.

         For new borrowers whose loans are first disbursed on or after July 1, 1993, repayment of principal may be deferred, subject to a maximum deferment of three years, only:

      - while the borrower is at least a half-time student or is enrolled in an approved graduate fellowship program or rehabilitation program; or

      - when the borrower is seeking, but unable to find, full-time employment; or

      - when for any reason the lender determines that payment of principal will cause the borrower economic hardship.

         In 1992 the Act was amended to permit, and in some cases require, forbearance of loan collection in certain circumstances (each, a "forbearance period").

FEDERAL UNSUBSIDIZED STAFFORD LOANS

         The Federal Unsubsidized Stafford Loan program is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts or who need funds in excess of the maximum permitted under Federal Stafford Loans in order to finance their education. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for Federal Stafford Loans, including interest rate provisions, annual loan limits and special allowance payments.

         The terms of the Federal Unsubsidized Stafford Loans do, however, differ in some respects. The federal government does not make interest subsidy payments on Federal Unsubsidized Stafford Loans. The borrower must begin making interest payments on a monthly or quarterly basis or the interest will be capitalized. Subject to the same loan limits as those established for Federal Stafford Loans, a student may borrow up to the amount of his Unmet Need.

FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

         The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to certain categories of students. Since July 1, 1993, only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS Loans and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because interest subsidy payments are not available under the Federal PLUS and Federal SLS programs and, in some instances, special allowance payments are more restricted.

         LOAN LIMITS. Federal PLUS Loans and Federal SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Limits for Federal SLS Loans disbursed on or after July 1, 1993 depend upon the class year of the student and the length of the academic year. The annual loan limits for Federal SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

         After July 1, 1994, the Federal SLS Loan program was merged with the Federal Unsubsidized Stafford Loan program, with the borrowing limits reflecting the combined eligibility under both programs. The annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received (including scholarship, grants and other student loans).

         INTEREST. The interest rate for a Federal PLUS Loan or a Federal SLS Loan depends both on the date of disbursement and the period of enrollment. The interest rates for Federal PLUS Loans and Federal SLS Loans are summarized in the following chart.


                                                                                                       INTEREST RATE
       TRIGGER DATE (1)                      BORROWER RATE (2)                MAXIMUM BORROWER RATE        MARGIN
-------------------------------              -----------------                ---------------------    -------------
Before 10/01/81.............                      9%                                    9%                  N/A

From 10/01/81 through                                                                                       N/A
   10/30/82.................                     14%                                   14%

From 11/01/82 through
   06/30/87.................                     12%                                   12%                  N/A

From 07/01/87 through
   09/30/92.................    1-year Treasury + Interest Rate Margin                 12%                  3.25%


From 10/01/92 through                                                                PLUS 10%,
   06/30/94.................    1-year Treasury + Interest Rate Margin                SLS 11%               3.10%
(SLS repealed 07/01/94)

From 07/01/94 through
   06/30/98.................    1-year Treasury + Interest Rate Margin                  9%                  3.10%


After 6/30/98...............    3-month Treasury + Interest Rate Margin                 9%                  3.10%


(1) For Federal PLUS Loans and Federal SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made; and for Federal PLUS Loans and Federal SLS Loans made on or after October 1, 1992, the trigger date is the date of the disbursement of the loan.

(2) For Federal PLUS Loans or Federal SLS Loans that carry a variable rate, the rate is set annually for 12-month periods (beginning on July 1 and ending on June 30) on the preceding June 1 to be equal to the LESSER OF:

      (a)   the applicable maximum borrower rate and

      (b)   the sum of

            (i) the bond equivalent rate of 1-year Treasury bills or 3-month Treasury bills, as applicable, auctioned at the final auction held before that June 1, and

            (ii)  the applicable interest rate margin.

         A holder of a Federal PLUS Loan or Federal SLS Loan is eligible to receive special allowance payments during any quarter if the sum of the average of the bond equivalent rates of 3-month Treasury bills auctioned during that quarter and the interest rate margin exceeds the maximum rate.

         REPAYMENT, DEFERMENTS. In 1992 the Act was amended to grant to each borrower under a Federal SLS Loan the option to defer repaying principal until he begins to repay his Federal Stafford Loans. Otherwise, borrowers must begin to repay principal of their Federal PLUS Loans and Federal SLS Loans no later than 60 days after the date of disbursement, subject to certain deferral and forbearance provisions. The deferral provisions which apply to Federal PLUS Loans and Federal SLS Loans are more limited than those applicable to Federal Stafford Loans. However, borrowers may defer and capitalize repayment of interest during certain periods of educational enrollment and periods of unemployment or hardship, as specified under the Act. Further, while interest subsidy payments are not available while repayment is being deferred, interest may be capitalized during the deferral period if the borrower does not pay the interest. Maximum loan repayment periods and minimum payment amounts for Federal PLUS Loans and Federal SLS Loans are the same as those for Federal Stafford Loans.

FEDERAL CONSOLIDATION LOAN PROGRAM

         The Act also authorizes a program under which certain borrowers may consolidate one or more of their student loans into a single Federal Consolidation Loan that is insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other student loan programs and student loans made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower who requests it so long as the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of his outstanding student loans. In 1998 the Act was amended to allow a lender to make a Federal Consolidation Loans to a borrower whose loans are held by multiple lenders even if the lender making the Federal Consolidation Loan does not hold any of the borrower's outstanding loans. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program.

         Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Federal Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

         To be eligible to obtain a Federal Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; and for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans only if they reenter repayment through loan consolidation.

         In connection with applications received on or after January 1, 1993, borrowers may, within 180 days after the origination of a Federal Consolidation Loan, add additional loans ("Add-on Consolidation Loans") made before the origination of that Federal Consolidation Loan that will be consolidated with it; and in addition, in 1998, the Act was amended to permit student loans made within the 180-day period after the date of consolidation to be added to that Federal Consolidation Loan. If the borrower obtains student loans after the Federal Consolidation Loan is originated (except as provided above), he may consolidate the new loans and the existing Federal Consolidation Loan into a new Federal Consolidation Loan. After a Federal Consolidation Loan is consolidated with any Add-on Consolidation Loans, the interest rate and term of the Federal Consolidation Loan may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, borrowers may include federal direct loans in Federal Consolidation Loans.

         Federal Consolidation Loans bear interest at a rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Federal Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Federal Stafford Loans subject to a cap of 8.25%. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans being consolidated (rounded up to the nearest one-eighth of one percent) subject to a cap of 8.25%.

         Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without interest subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all deferral periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; provided, however, that in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of a Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during deferral periods. Borrowers may elect to accelerate principal payments without penalty.

         No insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a guarantor to cover the costs of increased or extended liability with respect to a Federal Consolidation Loan, and lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on Federal Consolidation Loans for loans disbursed on or after October 1, 1993 (0.62% for Federal Consolidation Loan applications received between October 1, 1998 and January 31,
1999). The rate for special allowance payments for Federal Consolidation Loans is determined in the same manner as for Federal Stafford Loans.

         A borrower must begin to repay his Federal Consolidation Loan within 60 days after his prior consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options must include the establishment of graduated or income-sensitive repayment plans, subject to certain limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received prior to that date. Generally, depending on the total loans outstanding, repayment may be scheduled over periods no less than ten and not more than 25 years. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

         All eligible student loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is made.

                           GUARANTORS UNDER THE FFELP

         The student loans for a series of securities may be guaranteed by one or more guarantors that will be identified in the related prospectus supplement.

LOAN GUARANTEES

         Under the FFELP, guarantors guarantee loans made by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies to students or their parents. Student loans made before October 1, 1993 are guaranteed by guarantors as to 100% of principal and accrued interest against default, death, disability or bankruptcy. Student loans made on or after October 1, 1993 are guaranteed as to 100 percent of principal and accrued interest against death, disability or bankruptcy and 98% of principal and accrued interest against default. The Guarantor is reimbursed by the Secretary for amounts paid to lenders pursuant to agreements for reimbursement. See "--Federal Reimbursement Agreements" below.

         A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days (unless the first day of delinquency occurred prior to October 7, 1998, in which case it may be submitted after 180 days of delinquency). The lender must submit a default claim package that includes all information and documentation required under the FFELP regulations and the guarantor's policies and procedures. Under current procedures, assuming that the default claim package complies with the guarantor's loan procedures manual and regulations, the guarantor will pay the lender for a default claim within 90 days after the lender has filed the claim (which generally is expected to be 390 days following the date a loan became delinquent). The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor has paid the lender for the default claim.

GUARANTOR RESERVE FUNDS

         A guarantor generally pays claims to lenders for student loans that it has guaranteed using the cash and reserves that comprise its guarantee funds. In general, these funds have been funded principally by administrative cost allowances paid by the Secretary, guarantee fees paid by lenders (the cost of which may be passed on to borrowers - up to 1% of the principal amount of the student loan), investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary to cover the guarantor's administrative expenses.

         The Secretary is required to demand payment on September 1, 2002 of a total of one billion dollars from the funds of all the guarantors participating in the FFELP. The amounts demanded of each guarantor will be determined in accordance with formulas included in the Act. Each guarantor is required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for its payment. The Secretary has made the determination, and advised each guarantor, of the amount required to be transferred by that guarantor. The Act was amended in 1998 to include significant changes affecting the financial structure of guarantors in the FFELP and their sources of revenue. These changes will affect the guarantors and their guarantee funds. SEE "--1998 Reauthorization Amendments" below.

         The adequacy of a guarantor's guarantee fund to meet its guarantee obligations for existing student loans also depends, in significant part, on its ability to collect revenues generated by guarantees of new student loans. The federal direct student loan program may adversely affect the volume of new guarantees. Future legislation may make additional changes to the Act that could significantly affect the revenues received by guarantors and the structure of the guarantor program. There can be no assurance that relevant federal laws, including the Act, will not be further changed in a manner that may adversely affect the ability of a guarantor to meet its guarantee obligations

         Information about the particular guarantors that guarantee the initial student loans in a trust will be set forth in the related prospectus supplement. The information will be provided by the respective guarantors. However, neither the seller nor the underwriters will be able to make any representation as to its accuracy or completeness.

FEDERAL REIMBURSEMENT AGREEMENTS

         GENERAL

         Each guarantor and the Secretary have entered into a federal reimbursement contracts. Each contract provides that the guarantor will be reimbursed for a portion of the insurance payments that it makes to eligible lenders for loans guaranteed by the guarantor before the termination of its contract or expiration of the authority of the Act. Under certain circumstances, the Secretary can terminate federal reimbursement contracts or take other actions short of termination to protect the federal interest. SEE "--Department of Education Oversight" below.

         Under the Act and the federal reimbursement contracts, the Secretary currently agrees to reimburse a guarantor for the amounts it expends in the discharge of its guarantee obligation (I.E., the unpaid principal balance and accrued interest on the guaranteed loans) as a result of borrower default. The Secretary currently agrees to reimburse each guarantor for up to 100% of the amounts it expends for guaranteed loans made prior to October 1, 1993; up to 98% of the amounts expends for guaranteed loans made on or after October 1, 1993 but before October 1, 1998; and up to 95% of the amounts expends for guaranteed loans made on or after October 1, 1998. Depending on the claims rate of a guarantor, the 100%, 98% or 95% reimbursement may be reduced as described in "--Effect of Annual Claims Rate" below.

         The Secretary also agrees to repay 100% of the unpaid principal balance and accrued interest on guaranteed loans that the guarantor expends in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Federal PLUS Loan, the death of the student on whose behalf the loan was borrowed), or in certain circumstances, as a result of school closure, or if a school fails to make a refund of loan proceeds which the school owed to the student's lender. The latter reimbursements are not included in the calculations of the guarantor's claims rate experience for the purpose of federal reimbursement under the contracts.

         Under present practice, after the Secretary reimburses a guarantor for a default claim paid on a guaranteed loan, the guarantor continues to seek repayment from the borrower. The guarantor returns to the Secretary any payments that it receives from the borrower after deducting and retaining:

            - a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, PLUS

            - an amount equal to 24% (or 23% beginning on October 1, 2003, and 18 1/2% in the case of a payment from the proceeds of a Federal Consolidation Loan) of those payments for certain administrative costs.

However, the Secretary may require that the defaulted guaranteed loans be assigned to the Department. In that case, no further collections activity would be undertaken by the guarantor, and no recoveries could be paid to the guarantor.

         A guarantor may enter into an addendum to its interest subsidy agreement under which the guarantor would refer certain defaulted guaranteed loans to the Secretary. Those loans would then be reported to the Internal Revenue Service to "offset" any tax refunds which may be due the defaulted borrowers. To the extent that a guarantor originally received less than 100% reimbursement from the Secretary with respect to a referred loan, it will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantor was not reimbursed.

ELIGIBILITY FOR FEDERAL REIMBURSEMENT

         To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantor's guarantee program and meet the requirements prescribed by the rules and regulations promulgated under the Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions and the other requirements set forth in the Act.

         Generally, these procedures require that the lender process the applicant's completed loan application, determine whether the applicant is an eligible borrower attending a school that is an eligible institution under the Act, explain to the borrower his responsibilities under the loan, ensure that the promissory note evidencing the loan is executed by the borrower and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantor) that vary depending upon the length of time a loan is delinquent.

         Under the Act, a guaranteed loan (for which the first day of delinquency is on or after October 7, 1998) must be delinquent for 270 days if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on the guarantor's guarantee. (These time periods are 180 days and 240 days, respectively, for loans for which the first day of delinquency was before October 7, 1998.) The guarantor must submit a reimbursement claim to the Secretary within 45 days after it has paid the lender's default claim. The lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan in order for the lender to be entitled to the guarantor's payment on the guarantee and for the guarantor to be entitled to reimbursement by the Secretary.

EFFECT OF ANNUAL CLAIMS RATE ON REIMBURSEMENT OF GUARANTORS

         A guarantor's ability to meet its obligations to pay default claims on student loans that it has guaranteed will depend on the adequacy of its guarantee fund. That, in turn, will be affected by the default experience of all the lenders participating in the guarantor's guarantee program. A high default experience among participating lenders may cause the guarantor's claims rate to exceed the 5% and 9% levels described below, with the result that the Secretary would reimburse the guarantor's default claims payment at lower percentages.

         In general, guarantors are currently entitled to receive reimbursement payments under federal reimbursement contracts in amounts that vary depending on their claims rate experience. A guarantor's "claims rate" is computed by dividing the total amount of its default claims since the previous September 30 by the total original principal amount of student loans in repayment on that date that it had guaranteed. The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year (October 1 through September 30) as a percentage of the original principal amount of loans under the FFELP guaranteed by the guarantor and in repayment at the end of the preceding fiscal year. For purposes of computing reimbursement payments to a guarantor, the original principal amount of loans in repayment means the original principal amount of all loans guaranteed by that guarantor less the sum of:

      -     the guarantee payments made on those loans;

      - the original principal amount of those loans that have been fully repaid; and

      - the original principal amount of those loans for which the first principal installment payment has not become due or the first installment need not be paid because of a deferral period.

On October 1 of each year the claims rate begins again at zero, regardless of a guarantor's experience in preceding years.

         Under the formula,

        (i) if a guarantor has a claims rate throughout any fiscal year that does not exceed 5%, the Secretary will make federal reimbursement payment to that guarantor at

            100% for loans made before October 1, 1993;

            98% for loans made on or after October 1, 1993 but before October 1, 1998; and

            95% for loans made on or after October 1, 1998;

       (ii) if, beginning at any time in a fiscal year, a guarantor has a claims rate that is greater than 5% but does not exceed 9%, the Secretary will make federal reimbursement payments to that guarantor at

            90% for loans made before October 1, 1993;

            88% for loans made on or after October 1, 1993 but before October 1, 1998; and

            85% for loans made on or after October 1, 1998;

      (iii) if, beginning at any time in a fiscal year, a guarantor has a claims rate that is greater than 9%, the Secretary will make federal reimbursement payments to that guarantor at

            80% for loans made before October 1, 1993;

            78% for loans made on or after October 1, 1993 but before October 1, 1998; and

            75% for loans made on or after October 1, 1998.

         For loans made before October 1, 1993, each guarantor is currently entitled to at least 80% reimbursement from the Secretary on default claims that it purchases, regardless of its claims rate.

OTHER FEDERAL AGREEMENTS

         INTEREST SUBSIDY CONTRACTS

         In addition to guarantees, qualified Federal Stafford Loans (and certain Federal Consolidation Loans) acquired under the FFELP benefit from certain federal subsidies. Each guarantor and the Secretary have entered into an interest subsidy agreement, which entitles the holders of eligible loans guaranteed by the guarantor to receive interest subsidy payments from the Secretary on behalf of certain students while the student is in school, during a six- to twelve-month grace period after the student leaves school, and during certain deferral periods, subject to the holders' compliance with all the requirements of the Act. SEE "Federal Family Education Loan Program -- Federal Stafford Loans -- Interest Subsidiary Payments" above for a more detailed description of the interest subsidy payments.

REHABILITATION OF DEFAULTED LOANS

         The Secretary is authorized to enter into an agreement with a guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantor must repay the Secretary an amount equal to 81.5% of the then current principal balance of the sold defaulted loan, multiplied by the reimbursement percentage in effect for the guarantor at the time the loan was reimbursed. The amount of the repayment is deducted from the amount of federal reimbursement payments for the fiscal year in which the repayment occurs, for purposes of determining the guarantor's reimbursement rate for that fiscal year.

         For a loan to be eligible for rehabilitation, the guarantor must have received consecutive payments for 12 months of amounts owed on the loan. Upon rehabilitation, a loan is eligible for all the benefits under the Act that it would have been eligible for had no default occurred. However, no student loan may be rehabilitated more than once.

FEDERAL ADVANCES

         Pursuant to agreements entered into between the guarantors and the Secretary under the Act, the Secretary was authorized to advance moneys from time to time to guarantors for the purpose of establishing and strengthening their reserves. If the Secretary seeks to terminate a guarantor's federal reimbursement contract or to assume its functions, the Act currently authorizes the Secretary to make advances to the guarantor to assist it in meeting its immediate cash needs or ensuring the uninterrupted payment of claims.

CHANGES TO FEDERAL AGREEMENTS

         United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the federal reimbursement contracts between the Secretary and the guarantors. Amendments to the Act since 1986 have had the following effects:

      (i) certain rights of guarantors under their contracts with the Secretary relating to the repayment of certain advances from the Secretary were abrogated;

      (ii) the Secretary was authorized to withhold reimbursement payments otherwise due to certain guarantors until specified amounts of their reserves had been eliminated;

      (iii) new reserve level requirements were added for guarantors; and

      (iv) the Secretary's authority to terminate federal reimbursement contracts and to seize guarantors' reserves was expanded.

         There can be no assurance that future legislation will not further adversely affect the rights of guarantors or holders of loans guaranteed by a guarantor under a federal reimbursement contract.

DEPARTMENT OF EDUCATION OVERSIGHT

         The Secretary has certain oversight powers over guarantors. Guarantors are required to maintain their Federal Funds (as defined below) at a current minimum reserve level of at least 0.25 % of the total amount of all outstanding student loans guaranteed by that guarantor (excluding certain loans transferred to that guarantor from an insolvent guarantor pursuant to a plan of the Secretary). The Secretary can require the guarantor to submit and implement a corrective plan in the following circumstances:

      - if the guarantor falls below its minimum reserve level in two consecutive years; or

      -     if the guarantor's claims rate exceeds 5% in any year; or

      - if the secretary determines that the guarantor's administrative or financial condition jeopardizes its ability to meet its obligations.

The Secretary of Education may terminate a guarantor's reimbursement contract in the following circumstances:

      - if the guarantor fails to timely submit an acceptable plan to improve its condition;

      -     if the Secretary determines that it is in danger of collapse; or

      - if the Secretary determines that termination is necessary to protect the federal fiscal interest or to ensure the continued availability of student loans.

         If the Department has determined that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department and the Department is required to pay the full guarantee payments due, in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to any guarantor or, if it did, that the determination or the ultimate payment of the guarantee claims would be made in a timely manner.

         No assurances can be given as to the Secretary's actions if a guarantor encounters administrative or financial difficulties or that the Secretary will not demand that a guarantor transfer additional portions, or all, of its guarantee fund to the Secretary.

1998 REAUTHORIZATION AMENDMENTS

         GENERAL

         The 1998 Reauthorization Amendments, enacted October 7, 1998, made various changes to the Act that affect guarantors, including the following:

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

      - Each guarantor must establish a federal student loan reserve fund (the "Federal Fund") and an operating fund (the "Operating Fund") before December 7, 1998, which must be funded, invested and used as prescribed by the 1998 Reauthorization Amendments.

      -     Each guarantor's sources of revenue have been modified.

      -     Guarantors' additional reserves have been recalled.

      - The Secretary and each guarantor may enter into voluntary flexible agreements in lieu of existing agreements.

         THE FEDERAL FUND AND THE OPERATING FUND

         Each guarantor was required to deposit prior to December 7, 1998, all funds, securities and other liquid assets contained in its reserve fund into the Federal Fund that it established. Each Federal Fund is an account selected by the guarantor with the approval of the Secretary. The Federal Fund, as well as any nonliquid assets (such as building or equipment) developed or purchased by the guarantor in whole or in part with federal reserve funds of the guarantor, is considered to be property of the United States (prorated to the extent that an asset was developed or purchased with federal reserve funds) and must be used in the operation of the FFELP to pay lender guarantee claims, to pay Default Aversion Fees ( as defined below) into the guarantor's Operating Fund and, to the extent permitted, to make certain transition payments into the Operating Fund. The Secretary may direct a guarantor, or its officers and directors, to cease any activity involving expenditures, use or transfer of the Federal Fund that the Secretary determines is a misapplication, misuse or improper expenditure of the Federal Fund or the Secretary's share of any asset. A guarantor is required to maintain a current minimum reserve level in the Federal Fund of at least 0.25% of the total amount of all outstanding loans that it has guaranteed (excluding certain loans transferred to the guarantor from an insolvent guarantor pursuant to a plan of the Secretary).

         After the Federal Fund is established, the guarantor is required to deposit into the Federal Fund:

      -     all reinsurance payments received from the Secretary;

      - a percentage of all amounts collected from defaulted borrowers equal to the complement of the reinsurance percentage in effect when the guarantee payment was made;

      -     all insurance premiums collected from borrowers;

      - all amounts received from the Secretary as payment for supplemental preclaims assistance activity performed before October 7, 1998;

      - 70% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed prior to that date; and

      -     other receipts specified in regulations of the Secretary.

Funds transferred to the Federal Fund are required to be invested in low-risk securities and all earnings from the Federal Fund are the sole property of the United States.

         In addition, each guarantor was required to establish an Operating Fund prior to December 7, 1998. The 1998 Reauthorization Amendments include various transition rules allowing a guarantor to transfer certain transition amounts from its Federal Fund to its Operating Fund from time to time during the first three years following the establishment of the Operating Fund for use in the performance of its duties under the FFELP. In determining the amounts that it may transfer, the guarantor must ensure that sufficient funds remain in the Federal Fund to pay lender claims within the required time periods and to meet reserve recall requirements. In general, the transition rules require that the Federal Fund be repaid any transition amounts transferred from it to the Operating Fund.

         The Operating Fund shall be considered to be the property of the guarantor, except for any transition amounts transferred from the Federal Fund. The Secretary may not regulate the uses or expenditure of moneys in the Operating Fund (but may require necessary reports and audits), except during any period in which transition funds are owed to the Federal Fund. Moreover, during that period, moneys in the Operating Fund may only be used for expenses related to the FFELP.

         Funds deposited into the Operating Fund must be invested at the discretion of the guarantor in accordance with prudent investor standards (except that transition amounts transferred to the Operating Fund from the Federal Fund must be invested in the same manner as amounts in the Federal
Fund). After establishing the Operating Fund, the guarantor shall make the following deposits into the Operating Fund:

      - Loan Processing and Issuance Fees and Account Maintenance Fees (each as defined below) paid by the Secretary;

      -     Default Aversion Fees;

      - 30% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed prior to that date;

      - 24% (decreasing to 23 percent on and after October 1, 2003) of amounts collected on defaulted loans, excluding collected amounts required to be transferred to the Federal Fund; and

      -     other receipts specified in regulations of the Secretary.

         In general, funds in the Operating Fund shall be used by the guarantor for application processing, loan disbursement, enrollment and repayment status management, default aversion activities, default collection activities, school and lender training, financial aid awareness and related outreach activities, compliance monitoring, and other student financial aid related activities, as selected by the guarantor. The guarantor may transfer funds from the Operating Fund to the Federal Fund, but any transfers are irrevocable and transferred funds become the property of the United States.

         MODIFICATIONS IN SOURCES OF REVENUE

         The 1998 Reauthorization Amendments made the following modifications with respect to the principal sources of guarantor revenues:

      (i) Reinsurance payment percentages for loans made on and after October 1, 1998 were reduced as described under "--Effect of Annual Claims Rate" above.

      (ii) The percentage of the amount of collections on defaulted loans that may be retained by a guarantor was reduced from 27% to 24%, with a further reduction to 23% on and after October 1, 2003.

      (iii) A loan processing and issuance fee (the "Loan Processing and Issuance Fee"), payable by the Secretary on a quarterly basis, was established equal to:

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

      - for loans originated during fiscal years beginning on or after October 1, 1998 and before October 1, 2003, 0.65% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor;

      - for loans originated during fiscal years beginning on or after October 1, 2003, 0.40% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor; and

      - for loans originated during fiscal years beginning on or after October 1, 2003, 0.40% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor.

      (iv) The discretionary administrative cost allowances or expenses that had been paid at a rate of 0.85% of the loans originated in each fiscal year was eliminated.

      (v) A default aversion fee (the "Default Aversion Fee") was established. This fee, which is related to the default aversion activities that each guarantor is required to perform, is payable on a monthly basis from the Federal Fund to the Operating Fund, in an amount equal to 1% of the total unpaid principal and accrued interest on a loan for which a default claim has not been paid as a result of the loan being brought into current repayment status on or before the 300th day after the loan became 60 days delinquent.

      (vi) An account maintenance fee (the "Account Maintenance Fee") was established equal to

      - for fiscal years 1999 and 2000, 0.12% of the original principal amount of outstanding loans on which insurance was issued under the FFELP; and

      - for fiscal years 2001, 2002 and 2003, 0.10% of the original principal amount of outstanding loans on which insurance was issued under the FFELP.

      - This fee is payable quarterly to the Secretary. If, however, certain nationwide caps are met, the Account Maintenance Fee will be transferred from the Federal Fund to the Operating Fund.

         ADDITIONAL RECALLS OF RESERVES

         The 1998 Reauthorization Amendments direct the Secretary to demand that all guarantors participating in the FFELP pay the following amounts held in their respective Federal Funds:

      -     in fiscal year 2002, an aggregate of $85 million;

      -     in fiscal year 2006, an aggregate $82.5 million; and

      -     in fiscal year 2007, an aggregate $82.5 million.

The amounts demanded of each guarantor are determined in accordance with formulas included in Section 422(i) of the Act. If a guarantor charges the maximum permitted 1% insurance premium, however, the recall may not result in the depletion of its reserve funds below an amount equal to the amount of lender claim payments paid during the 90 days before the date of return.

         VOLUNTARY FLEXIBLE AGREEMENTS

         The 1998 Reauthorization Amendments authorize the Secretary to enter into agreements with guarantors which modify or waive many of the requirements of the FFELP covered under existing agreements and otherwise required by the Act.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

         The weighted average lives of the notes and the certificates of any series generally will be influenced by the rate at which the principal balances of the related student loans are paid. Payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part (including the discharge of student loans by Federal Consolidation Loans) as a result of:

      (i)   borrower default, death, disability or bankruptcy;

      (ii)  the closing of the borrower's school;

      (iii) the school's false certification of borrower eligibility;

      (iv) subsequent liquidation of the student loan or collection of the related guarantee payments; and

      (v) repurchase of a student loan by the seller or the master servicer for administrative reasons.

All of the student loans are prepayable at any time without penalty to the borrower.

         A variety of economic, social and other factors, including the factors described below and in the applicable prospectus supplement, influence the rate at which student loans are prepaid. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available at interest rates below those applicable to the student loans. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans. In addition, under certain circumstances, the seller or the master servicer will be obligated to repurchase (or arrange for the repurchase of) student loans from a given trust under the related loan sale agreement or servicing agreement, as applicable, as a result of the breach of applicable representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants". See ALSO "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the option of the seller or other party to purchase the student loans from a given trust . Moreover, in the case of a trust having a Funding Period or Revolving Period, the addition of student loans to the trust during such a period could affect the weighted average lives of the securities of the related series. SEE "Description of the Transfer and Servicing Agreements--Additional Fundings".

         On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended pursuant to applicable grace, deferral and forbearance periods, and for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the rate of payment of the principal of, and the yield on, the notes and the certificates. The rate of default factors may, in turn, affect the ability of the guarantors to make necessary guarantee payments.

         In light of the above considerations, there can be no assurance regarding the amount of principal payments which will be made on the notes or the certificates of a given series on each distribution date, since that amount will depend, in part, on the amount of principal collected on the related pool of student loans during the applicable collection period. Any reinvestment risk resulting from a faster or slower rate of prepayment of the loans will be borne entirely by the noteholders and the certificateholders of the related series. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to that pool of student loans and series of securities.

                      POOL FACTORS AND TRADING INFORMATION

         The "note pool factor" for each class of notes and the "certificate pool factor" for each class of certificates (each, a "pool factor") will be a seven-digit decimal computed by the indenture trustee before each distribution date. Each pool factor will indicate the remaining outstanding principal amount of the related class of notes or certificates as of that distribution date (after giving effect to payments to be made on that distribution date), as a fraction of the initial outstanding principal amount of the related class of notes or the initial certificate balance of the related class of certificates. Each pool factor will be 1.0000000 as of the closing date of the related series, and thereafter will decline to reflect reductions in the outstanding principal amount of the related class of notes or certificates, as applicable. A securityholder's portion of the aggregate outstanding principal amount of the related class of notes or certificates, as applicable, is the product of (i) the original denomination of the securityholder's note or certificate and (ii) the applicable pool factor.

         If so provided in the related prospectus supplement with respect to a trust, the securityholders will receive reports on or about each distribution date concerning various matters including the payments the trust has received on the student loans, the pool balance and the applicable pool factor. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Certain Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

GENERAL

         Each trust may issue one or more classes of notes of a given series under an indenture. A form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summarizes certain terms of the notes and the indenture. It does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the indenture.

         Unless otherwise specified in the related prospectus supplement, each class of notes initially will be represented by one or more notes registered in the name of the nominee of The Depository Trust Company ("DTC") except as set forth below. In this prospectus we refer to DTC and any successor depository selected by the administrator as the "Depository". Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase, in denominations of $1,000 and integral multiple increments in book-entry form only. DTC has informed the seller that its nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Thus, either Cede & Co. or another specified nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or the related prospectus supplement, no noteholder will be entitled to receive a physical instrument representing a note.

All references in this prospectus or in the related prospectus supplement to actions by holders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations for each class of notes of the related series and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

         The related prospectus supplement will describe for each class of notes of the related series the timing and priority of payment, seniority, allocations of losses, interest rate, amount of principal payments (or method for determining those payments) and amount of interest payments (or method for determining those payments). The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the holders of any other class or classes of notes of that series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of each series will be made prior to payments of principal. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the three. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each class of notes of the related series. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement. Those circumstances may include the exercise by the seller, or any other party that the related prospectus supplement may name, of an option to purchase the related student loans.

         Unless otherwise specified in the related prospectus supplement, all classes of notes within a series will have the same priority as to interest payments. Under certain circumstances, however, the amount available for interest payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement (each, a "distribution date"). In that case, each class of notes will receive its ratable share (based upon the aggregate amount of interest due on that class) of the aggregate amount available for payment of interest on the notes of that series. SEE "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

         In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions determining principal and interest payments, on each class will be set forth in the related prospectus supplement. Payments of principal and interest on any class of notes will be made on a pro rata basis among all the notes of that class.

         In the case of a series of notes relating to a trust that has a Pre-Funding Account or Collateral Reinvestment Account, any amount that remains on deposit in the applicable account on the distribution date that occurs on or immediately after the last day of the related Funding Period or Collection Period, as applicable, after giving effect to all Additional Fundings on or prior to that date, will be distributed as principal of the notes in an aggregate principal amount described in the related prospectus supplement.

         SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

THE INDENTURE

         MODIFICATION OF INDENTURE. If a majority of the holders of the outstanding notes of a series give their consent, the indenture trustee and the related trust may execute a supplemental indenture to add to, change or eliminate any provisions relating to the notes in the indenture and, in so doing, may modify in any manner the rights of the related noteholders, except as provided below.

         Without the consent of the holder of each outstanding note in a series that would be affected (unless otherwise specified in the related prospectus supplement), no supplemental indenture will:

         - change the due date of any installment of principal or interest on that note or reduce its principal amount, interest rate or redemption price;

         - change the place of payment where, or the currency in which, interest or principal on that note is payable;

         - impair the right of the holder of that note to sue to enforce certain payment provisions of the indenture;

         - change the provisions of the indenture regarding how the trust, the seller, any of their affiliates, or any obligor on the notes may, as a holder of a note, vote;

         - permit the creation of any lien ranking before or on a parity with the lien of the indenture with respect to any of the collateral for the notes of that series;

         -        terminate the lien of the indenture on the collateral; or

         - deprive the holder of any note of the security created by the lien of the indenture.

         In addition, holders of certain percentages of the aggregate amount of the outstanding notes of a given series must:

         -        approve any supplemental indenture;

         - consent to waiving compliance with certain provisions of the indenture concerning defaults and the consequences of defaults;

         - approve giving direction to the related eligible lender trustee to sell or liquidate the student loans in the related trust, if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series; and

         - consent to amending sections of the indenture to alter any percentages required for consent.

Without the consent of the holder of each outstanding note affected (unless otherwise specified in the related prospectus supplement with respect to a series of notes), no supplemental indenture will reduce any percentages required for consent.

         Unless otherwise specified in the applicable prospectus supplement, the related trust and indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders of that series, in order to:

         - add any provisions to or change in any manner or eliminate any of the provisions of the related indenture, or

         - modify in any manner the rights of noteholders of that series, so long as doing so will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder of that series.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Each indenture will list certain "Events of Default with respect to the notes of the related series. Events of Default will impact interest and principal payments on those notes. Unless otherwise specified in the related prospectus supplement, "Events of Default" under the indenture will consist of the following:

         - a default for five days or more on any interest payment on a note of that series after the interest payment first becomes due and payable;

         - a default on either the principal payment or an installment of the principal of a note of that series when it first becomes due and payable;

         - a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture that continues for 30 days after

                  (i) the trust has been notified by the indenture trustee, or

                  (ii) the trust and the indenture trustee have been notified by the holders of at least 25% in principal amount of the notes then outstanding (if, however, the trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended to 90 days by the indenture trustee); or

         - the discovery that any representation or warranty made by the applicable trust in the indenture or in any certificate delivered in connection with the indenture was incorrect in a material respect as of the time made, if not cured within 30 days after

                  (i) the trust has been notified by the indenture trustee, or

                  (ii) the trust and indenture trustee have been notified by the holders of at least 25% in principal amount of the Notes then outstanding (if, however, the trust demonstrates that it is making a good faith attempt to cure such default, the 30-day period may be extended to 90 days by the indenture trustee); or

         - certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

         However, the amount of principal required to be distributed on any distribution date to noteholders of a series under the related indenture will generally be limited to amounts available after payment of all prior obligations of the related trust. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes. With respect to any series of notes, if interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, if for any distribution date the interest rate on those notes as calculated based on the index is greater than an alternate rate calculated for that distribution date based on interest collections on the student loans (the amount of such difference, the "index shortfall carryover"), the interest rate for that distribution date shall be the alternate rate and the index shortfall carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the index shortfall carryover shall be lower in priority than payment of interest on the notes at their interest rate (whether the interest rate is based on the index or on the alternate rate). Accordingly, the failure to pay the index shortfall carryover on any distribution date generally shall not constitute a default in the payment of interest on the notes.

         If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee, or holders of a majority in principal amount of the notes of that series then outstanding, may declare the principal of the notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the notes of that series then outstanding if:

         - the eligible lender trustee on behalf of the related trust has paid (or deposited with the indenture trustee) a sum sufficient to pay

                  (i) all principal and interest on the notes and all other amounts that would then be due under the related indenture or on the notes if the Event of Default giving rise to the acceleration had not occurred, and

                  (ii) all sums paid or advanced by the indenture trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

         - all Events of Default, other than failure to pay the principal of the notes that became due solely as a result of the acceleration, have been cured or, under the circumstances described below, have been waived.

         If the notes of any series have been declared to be due and payable following an Event of Default, the related indenture trustee in its discretion may:

         -        exercise remedies as a secured party,

         - require the related eligible lender trustee to sell the student loans, or

         - elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections on the student loans as if there had been no declaration of acceleration.

Unless otherwise specified in the related prospectus supplement, however, the indenture trustee is prohibited from directing the eligible lender trustee to sell the student loans in the related trust following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note of that series, unless:

         - the holders of all the outstanding notes of that series consent to the sale;

         - the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale; or

         - the indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as they would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes of that series then outstanding.

         Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an Event of Default should occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes that it will not be adequately indemnified against the related costs, expenses and liabilities that it might incur. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes of that series then outstanding may, in certain cases, waive any default with respect to those notes, EXCEPT:

         -        a default in the payment of principal or interest or

         - a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

         Unless otherwise specified in the related prospectus supplement, no holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

         - the holder has previously notified the applicable indenture trustee in writing of a continuing Event of Default;

         - the holders of at least 25% in principal amount of the outstanding notes of that series have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee;

         - the holder or holders have offered the indenture trustee reasonable indemnity;

         - the indenture trustee has for 60 days failed to institute the proceeding; and

         - no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes of that series.

         In addition, each indenture trustee and the holders of the related notes will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         In the absence of an express agreement to the contrary, none of the following parties will be personally liable for the payment of principal or interest on the notes of any series or for the agreements of the trust contained in the related indenture: the indenture trustee, the seller, the administrator, the master servicer, the eligible lender trustee in its individual capacity, any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns.

         CERTAIN COVENANTS. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         - the resulting or surviving entity is organized under the laws of the United States, any of the several states or the District of Columbia;

         - the resulting or surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and to perform every agreement and covenant of the trust under the indenture;

         - no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

         - the trust has been advised that the ratings of the notes and the certificates of that series would not be reduced or withdrawn by the applicable rating agencies as a result of the merger or consolidation; and

         - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Rhode Island state tax consequence to the trust or to the holder of any note or certificate of that series.

         Each trust is prohibited from taking various actions, including the following:

         - to sell, transfer, exchange or otherwise dispose of any of the assets of the trust except as expressly permitted by the applicable indenture, Transfer and Servicing Agreements or related documents (collectively, the "Related Documents");

         - to claim any credit on, or make any deduction from, the principal and interest payable on the notes of that series (other than amounts withheld under the Code or applicable state law) or to assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust ;

         - to dissolve or liquidate in whole or in part except as contemplated by the Related Documents;

         - to permit the validity or effectiveness of the applicable indenture to be impaired or to permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the terms of the indenture; or

         - to permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on, or extend to or otherwise arise upon or burden, the assets of the trust, or any interest in those assets or the proceeds of those assets, except as expressly permitted by the Related Documents.

         No trust may engage in any activity other than those specified under the section of the related prospectus supplement entitled "Formation of the Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes of the related series and the indenture or otherwise in accordance with the related documents.

         ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the applicable indenture trustee a written statement that it has fulfilled its obligations under the related indenture.

         INDENTURE TRUSTEE'S ANNUAL REPORT. Each indenture trustee will be required to mail each year to the related noteholders a brief report about, among other things, its eligibility and qualification to continue as indenture trustee under the indenture; any amounts it advanced under the indenture; the amount, interest rate and maturity date of certain indebtedness that the trust may owe to the indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and any action taken that materially affects the notes but has not previously been reported.

         SATISFACTION AND DISCHARGE OF THE INDENTURE. The indenture will be discharged with respect to the collateral securing the related notes when all the notes have been delivered to the indenture trustee for cancellation or, with certain limitations, when funds sufficient to pay the notes in full have been deposited with the indenture trustee.

         THE INDENTURE TRUSTEE. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a indenture successor indenture trustee for that series. A trust may also remove the indenture trustee if it ceases to be eligible to continue as indenture trustee under the indenture or if it becomes insolvent. In that event, the trust must appoint a successor indenture trustee for the notes of that series. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until the successor indenture trustee has accepted its appointment.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Unless otherwise specified in the related prospectus supplement, each trust will issue one or more classes of certificates of a given series under a trust agreement. A form of the trust agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summarizes certain terms of the certificates and the trust agreement. It does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the certificates and the trust agreement.

         Unless otherwise specified in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the certificates of a given series that are purchased by the Company, the certificates will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiple increments of $1,000.

         The seller has been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, Cede & Co. is expected to be the holder of record of the certificates of each series except for those purchased by the Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder (other than the Company) will be entitled to receive a physical certificate representing a certificate. All references in this prospectus and in the related prospectus supplement to actions by certificateholders (other than the Company) refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders (other than the Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

         Unless otherwise specified in the related prospectus supplement, certificates of a given series that are owned by NMELC or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that the certificates owned by NMELC and its affiliates will be deemed not to be outstanding for the purpose of determining whether the required percentage of certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents. However, if NMELC or its affiliates own all the certificates of given series, their certificates will be deemed outstanding for all purposes

PRINCIPAL AND INTEREST ON THE CERTIFICATES

         The related prospectus supplement will describe for each class of certificates of a given series the timing and priority of distributions, seniority, allocations of losses, pass-through rate and amount of principal payments (or method for determining those payments), and amount of interest payments (or method for determining those payments). Payments of interest on the certificates will be made on each distribution date and will be made prior to payments of principal on the certificates. Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate or any combination of the three. The related prospectus supplement will specify the pass-through rate for each class of certificates of a given series or the method for determining the pass-through rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related prospectus supplement, payments on the certificates of a given series will be subordinate to payments on the notes of that series as more fully described in the prospectus supplement. Payments of interest and principal on any class of certificates will be made on a pro rata basis among all the certificates of that class.

         In the case of a series of certificates that includes two or more classes, the timing, sequential order, priority of payment or amount of interest and principal payments, and any schedule or formula or other provisions for determining principal and interest payments for each class of certificates shall be set forth in the related prospectus supplement.

         SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

         Each class of securities may bear interest at a fixed rate per year ("fixed rate securities") or at a variable or adjustable rate per year ("floating rate securities"), as more fully described below and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the annual interest rate (if a note) or pass-through rate (if a certificate) specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. SEE "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Principal and Interest on the Certificates".

FLOATING RATE SECURITIES

         Each class of floating rate securities will bear interest during each Interest Reset Period (as defined in the related prospectus supplement) at an annual rate determined by reference to an interest rate basis, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point being equal to one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement for a particular class, and the "Spread Multiplier" is the percentage that may be specified in the prospectus supplement for a class.

         The applicable prospectus supplement will designate the interest rate basis for a given floating rate security based on LIBOR, commercial paper rate, federal funds rate, U.S. Treasury securities rate, negotiable certificates of deposit rate or other rates set forth in the prospectus supplement.

         As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following (in each case expressed as an annual rate):

         (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

         (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will not exceed the maximum rate permitted by applicable law.

         Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent shall be conclusive for all purposes and binding on the holders of the floating rate securities. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point being rounded upward.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through Participants and Indirect Participants. In addition, securityholders will receive all distributions of principal and interest from the related indenture trustee or the related eligible lender trustee, as applicable, through Participants and Indirect Participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or securityholders. It is anticipated that, except for the Company, the only "securityholder", "certificateholder" and "noteholder" with respect to any series will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as the case may be, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating DTC and affecting its operations (the "DTC Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and Indirect Participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their respective securityholders. Accordingly, although securityholders will not possess securities, the DTC Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

         DTC has advised the seller that it will take any action that a securityholder is permitted to take under the related indenture or trust agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for any aspect of the records relating to payments, or the payments themselves made on account of beneficial ownership interests of the securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE SECURITIES

         Unless otherwise specified in the related prospectus supplement and except with respect to the certificates of a given series that may be purchased by the Company, the notes and the certificates of a given series will be issued in fully registered, certificated form ("definitive notes" and "definitive certificates", respectively, and "definitive securities", collectively) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only in any of the following circumstances:

         - if the administrator advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the securities and the administrator is unable to locate a qualified successor;

         - if the administrator, at its option, elects to terminate the book-entry system through DTC; or

         - if after the occurrence of an Event of Default or a Master Servicer Default (as defined below), securityholders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of that series give written notice to the applicable trustee through DTC that the continuation of a book-entry system for the notes or certificates through DTC (or its successor) is no longer in the best interest of the securityholders.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders through Participants of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will thereafter be made by the applicable trustee (in accordance with the procedures set forth in the related indenture or trust agreement, as the case may be) directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee. However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

         Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to the holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any related tax or other governmental charge that may be imposed.

LIST OF SECURITYHOLDERS

         Unless otherwise specified in the related prospectus supplement, holders of the notes of a series evidencing at least 25% of the aggregate outstanding principal balance of those notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

         Unless otherwise specified in the related prospectus supplement, three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the related eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

REPORTS TO SECURITYHOLDERS

         With respect to each series of securities, on each distribution date, the administrator will provide to securityholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Description of Transfer and Servicing Agreements--Statements to the Indenture Trustee and the Trust". Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person, who at any time during that calendar year was a holder of securities issued by that trust and received any payment, a statement containing certain information to enable the securityholder to prepare its federal income tax return. SEE "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

AGREEMENTS COVERED

         In the sections that follow, we have summarized certain terms of the following agreements (collectively, the "Transfer and Servicing Agreements"):

         - the loan sale agreement, under which the related eligible lender trustee will purchase student loans from the seller on behalf of the applicable trust;

         - the loan servicing agreement, under which the master servicer will service the student loans for the trust;

         - the administration agreement, under which the administrator will undertake certain administrative duties for the trust and the student loans; and

         - the trust agreement, under which a trust will be created and the related certificates will be issued.

Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, the following summaries do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the Transfer and Servicing Agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On the closing date specified with respect to any given trust in the related prospectus supplement, the seller will sell and assign to the related eligible lender trustee on behalf of the trust, without recourse (except as provided in the loan sale agreement), its entire interest in those student loans as well as in all collections received and to be received on the loans on and after the cutoff date specified in the related prospectus supplement. The sale will be effected under the related loan sale agreement. Each student loan will be identified in either a schedule appearing as an exhibit to the loan sale agreement which may be in electronic form. Concurrently with the sale and assignment of the student loans, the eligible lender trustee will execute, authenticate and deliver the related certificates and notes. The net proceeds received from the sale of the related certificates and notes will be applied to the purchase of the student loans.

         In each loan sale agreement, the seller will make certain representations and warranties to the related trust with respect to the student loans for the benefit of the certificateholders and the noteholders of that series, including the following:

         - Each student loan, on the date it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect to any loan have been asserted or threatened.

         - The information provided with respect to the student loans is true and correct as of the cutoff date.

         - Each student loan, at the time it was originated, complied (and at the closing date complies) in all material respects with applicable federal and state laws including the Act and applicable restrictions imposed by the FFELP or any guarantee agreement.

         Unless otherwise provided in the related prospectus supplement, following the discovery by (or notice to) the seller of a breach of any representation or warranty with respect to a student loan that materially and adversely affects the interests of the related certificateholders or noteholders in that loan, the seller will repurchase that loan from the eligible lender trustee unless the breach is cured within 60 days. However, if a breach does not affect any guarantor's obligation to guarantee payment of that loan, it will be deemed not to have a material adverse effect on the certificateholders' or noteholders' interests.

         Any required repurchase will be made as of the first day following the end of the 60-day cure period that is the last day of a Collection Period (as defined in the related prospectus supplement). The repurchase price will be equal to the unpaid principal balance of that loan plus accrued and unpaid interest to the day of repurchase (the "Purchase Amount"). Alternatively, the seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related trust a student loan that meets certain criteria set forth in the loan sale agreement as a replacement for the student loan as to which the breach occurred. In addition, the seller will reimburse the related trust for any accrued interest amounts that a guarantor refuses to pay under its guarantee agreement, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department as a result of a breach of the seller's representations or warranties with respect to that loan. The repurchase, substitution and reimbursement obligations of the seller will constitute the sole remedy available to the trust, the related certificateholders and the related noteholders for an uncured breach. The seller's repurchase and reimbursement obligations are contractual obligations under the related loan sale agreement and they may be enforced against the seller. However, a breach of those obligations by the seller will not constitute an Event of Default.

         To assure uniform quality in servicing and reduce administrative costs, the applicable eligible lender trustee on behalf of the trust will appoint the master servicer as custodian of the promissory notes and other documents related to the student loans. The records and computer systems of the seller and the master servicer will reflect the sale and assignment by the seller of the student loans to the related eligible lender trustee on behalf of the trust. The administrator will file UCC financing statements reflecting the sale and assignment.

ADDITIONAL FUNDINGS

         In the case of a trust that has a Pre-Funding Account or a Collateral Reinvestment Account, it will use funds on deposit in that account from time to time during the related Funding Period or Revolving Period, as applicable, for the following purposes ("Additional Fundings"):

         (i) to make interest payments to noteholders and certificateholders in lieu of collections of interest on certain of the student loans to the extent that interest is not paid currently but is capitalized and added to the principal balance of those loans; and

         (ii) to fund the addition of student loans to the trust as described in the related prospectus supplement.

         The additional student loans may be purchased by the trust from the seller or may be originated by the trust, if and to the extent specified in the related prospectus supplement.

         There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit will be distributed to the related securityholders as described in the related prospectus supplement.

         If and to the extent specified in the related prospectus supplement, the trust may use payments on the student loans, or may exchange student loans with the seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

ACCOUNTS

         With respect to each trust, the administrator will establish and maintain with the applicable indenture trustee one or more accounts (the "Collection Account"). The Collection Account will be in the name of the indenture trustee on behalf of the related noteholders and certificateholders, and all payments made on the related student loans will be deposited in it. Any other accounts to be established with respect to a trust, including any Reserve Account, any Pre-Funding Account and any Collateral Reinvestment Account, will be described in the related prospectus supplement.

         For any series of securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Issuer Accounts") will be invested in "eligible investments" as provided in the applicable trust indenture. "Eligible investments" are generally limited to investments acceptable to the applicable rating agencies as being consistent with their ratings of the securities. Except as described below or in the related prospectus supplement, eligible investments are limited to financial obligations or instruments that mature not later than the business day immediately before the next applicable distribution date. However, to the extent permitted by the rating agencies, funds in any Reserve Account may be invested in instruments that will not mature before the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related student loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related noteholders or certificateholders could result. Such a shortfall could, in turn, increase the average lives of the notes or certificates of that series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Issuer Accounts, net of losses and investment expenses (collectively, "investment earnings"), will be deposited in the Collection Account on each distribution date and will be treated as collections of interest on the related student loans.

         The Issuer Accounts will be maintained as eligible deposit accounts. An "eligible deposit account" is either:

         (i)      a segregated account with an eligible institution, or

         (ii) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States, any of the several states or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each applicable rating agency in one of its generic rating categories that signifies investment grade.

An "eligible institution" is a depository institution organized under the laws of the United States, any one of the several states or the District of Columbia (or any domestic branch of a foreign bank), that meets both the following criteria:

         (i) it has a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and

         (ii) its deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

         Under each loan servicing agreement, the master servicer will agree to service and otherwise manage the student loans acquired from time to time for the related trust. Each loan servicing agreement requires the master servicer

         - to perform all services and duties customary to the servicing of student loans (including all collection practices),

         - to do so in the same manner in which the master servicer services student loans in its own portfolio, and

         - to comply with all standards and procedures provided for in the Act, the guarantee agreements and all other applicable federal and state laws.

Without limiting the foregoing, the duties of the master servicer with respect to each trust under the related loan servicing agreement include, but are not limited to, the following:

         - collect and deposit into the Collection Account all payments on the student loans (including to claim and obtain any guarantee payments, interest subsidy payments and special allowance payments with respect to the loans);

         -        to respond to borrower inquiries, investigate delinquencies;
                  and

         -        to send out statements and payment coupons.

In addition, the master servicer will keep ongoing collection and other records with respect to the student loans and will furnish monthly and annual statements to the administrator, in accordance with the master servicer's customary practices and as otherwise required in the related loan servicing agreement.

         The master servicer may from time to time perform its servicing obligations under any loan servicing agreement through subservicing agreements with affiliated or unrelated third-party loan servicers. Details with respect to any subservicing agreements and third-party servicers will be provided in the applicable prospectus supplement.

PAYMENTS ON STUDENT LOANS

         With respect to each trust, the master servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments and other proceeds on the related student loans that it receives during each Collection Period specified in the related prospectus supplement. The master servicer will deposit into the Collection Account, within two business days after receipt, all interest subsidy payments and all special allowance payments for the student loans during the related Collection Period.

MASTER SERVICER COVENANTS

         With respect to each trust, the master servicer will make the following covenants in the related loan servicing agreement:

         -        to fulfill all its obligations regarding the student loans;

         - to maintain in effect all qualifications required in order to service the student loans and to comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related certificateholders or noteholders;

         - not to permit any student loan to be rescinded or cancelled except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee and any related indenture trustee;

         - to do nothing to impair the rights of the related certificateholders and the related noteholders in the student loans; and

         - not to reschedule, revise, defer or otherwise compromise payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general, and those of the seller in particular, and any applicable FFELP or guarantor requirements.

         Each loan servicing agreement (unless otherwise specified in the related prospectus supplement) provides that if the administrator or the master servicer discovers, or receives written notice, that any covenant of the master servicer set forth above has not been complied with in all material respects (and the noncompliance has not been cured within 60 days and has a materially adverse effect on the interest of the certificateholders or noteholders in a student loan), the master servicer must arrange for the purchase of that loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the master servicer will deposit into the Collection Account an amount equal to the Purchase Amount of the loan. At the same time, the trust's interest in the purchased student loan will automatically be assigned to the master servicer or its designee, which will then be entitled to all payments made on that loan. In addition, if so specified in the related prospectus supplement, the master servicer will reimburse the related trust for any related accrued interest amounts that a guarantor refuses to pay under its guarantee agreement, or for any prior related interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department as a result of the master servicer's breach.

         If, because of a breach of the seller's representations and warranties contained in the loan sale agreement, the seller must repurchase a student loan that would otherwise have to be purchased by the master servicer in the circumstances described in the preceding paragraph, the master servicer will not be required to do so.

MASTER SERVICER COMPENSATION

         Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to receive a servicing fee for each Collection Period at the annual percentage (specified in the related prospectus supplement) of the pool balance as of the last day of the related Collection Period, together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for servicing the related student loans in that trust (the "Servicing Fee"). Unless otherwise provided in the related prospectus supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior distribution dates) will be paid before any payment on the related securities.

         The Servicing Fee will compensate the master servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner. Those functions include collecting and posting all payments, responding to inquiries of borrowers, investigating delinquencies, pursuing, filing and directing the payment of any guarantee payments, interest subsidy payments or special allowance payments, accounting for collections and furnishing periodic accounting reports to the related administrator.

PAYMENTS OF PRINCIPAL AND INTEREST

         With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, payments of principal and interest on each class of the securities will be made by the applicable trustee to the noteholders and the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of notes and all payments to each class of certificates of that series will be set forth in the related prospectus supplement.

         With respect to each trust, collections on the related student loans will be distributed from the Collection Account on each distribution date to noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for payment on that date to the extent specified in the related prospectus supplement. As more fully described (and unless otherwise specified) in the related prospectus supplement, payments of principal and/or interest on a class of securities of a given series will be subordinate to payments of interest on one or more other classes of that series, and payments on the certificates of that series may be subordinate to payments on the notes of that series.

CREDIT AND CASH FLOW ENHANCEMENT

         GENERAL. Each prospectus supplement will specify the amounts and types of any applicable credit enhancement arrangements and identify any third-party credit enhancement provider. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third-party payments or other support, cash deposits or any other arrangements described in the related prospectus supplement (or any combination of two or more of the foregoing). If specified in the applicable prospectus supplement, credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.



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

         The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due them and to decrease the likelihood that they will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and related accrued interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by any credit enhancement, securityholders of the affected class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement could be exhausted by the claims of securityholders of the other series.

         RESERVE ACCOUNT. If so provided in the related prospectus supplement, the loan sale agreement will require the seller to establish a reserve account (the "Reserve Account") for a series or class of securities. The Reserve Account will be maintained in the name of the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded from proceeds of the sale of the securities on the closing date in the amount stated in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each subsequent distribution date up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by depositing in the Reserve Account the amount of collections on the related student loans remaining on each distribution date after all other required payments on that date have been made. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of securities as specified in the related prospectus supplement. The related prospectus supplement will also specify how amounts on deposit in the Reserve Account in excess of the Specified Reserve Account Balance (after giving effect to all other payments required to be made by the applicable trust) will be distributed.

STATEMENTS TO THE INDENTURE TRUSTEE AND THE TRUST

         Prior to each distribution date with respect to each series of securities, the administrator will prepare and provide to the related indenture trustee and the related eligible lender trustee an information statement as of the close of business on the last day of the preceding Collection Period. The statement will include the following information (and any other information specified in the related prospectus supplement) for the related distribution date or the preceding Collection Period, to the extent applicable:

         (i) the amount of the principal payment on each class of the notes and the certificates;

         (ii) the amount of the interest payment on each class of the notes and the certificates, together with the applicable interest rates;

         (iii) the Pool Balance (as defined in the prospectus supplement) as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal amount and the note pool factor of each class of the notes, and the Certificate Balance (as defined in the prospectus supplement) and the certificate pool factor for each class of the certificates, each after giving effect to principal payments reported under clause (i) above;

         (v) the amount of the Servicing Fee paid to the master servicer and the Administration Fee (as defined below) paid to the administrator for that Collection Period;



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

         (vi) the interest rate for each class of floating rate notes and the pass-through rate for each class of floating rate certificates in effect for the next Collection Period;

         (vii) the amount of aggregate realized losses, if any, for that Collection Period;

         (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the
                  Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of securities, and the changes in those amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for any related student loans that were repurchased in that Collection Period;

         (x) the balance of the Reserve Account (if any) on that distribution date, after giving effect to changes on that date;

         (xi) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

         (xii) the principal balance and number of student loans conveyed to or originated by the trust during that Collection Period.

Each amount set forth above under clauses (i), (ii), (v) and (viii) above for the notes or certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial Certificate Balance of the certificates, as applicable.

EVIDENCE AS TO COMPLIANCE

         Each loan sub-servicing agreement will require that a firm of independent public accountants furnish to the related trust and indenture trustee annually a statement (based on their examination of certain documents and records and on such accounting and auditing procedures as they consider appropriate under the circumstances) as to the sub-servicer's compliance during the preceding twelve months with all applicable loan servicing standards under the loan servicing agreement and as to its related accounting records and computer files and certain other matters. (The first annual accountants' statement will cover the period beginning on the applicable closing date.)

         Each loan servicing agreement will also require that a master servicer certificate be delivered to the related trust and indenture trustee concurrently with the delivery of each annual accountants' statement of compliance. The master servicer certificate shall be signed by an officer of the master servicer in which he will state that, to his knowledge, the master servicer has fulfilled its obligations under the loan servicing agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any of its obligations, he will describe each default. (The first annual master servicer certificate will cover the period beginning on the applicable closing date.) The master servicer has agreed to give the administrator, the related indenture trustee and eligible lender trustee notice of certain Master Servicer Defaults under each loan servicing agreement.

Copies of the above statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.


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

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         Each loan servicing agreement will provide that the master servicer may not resign from its duties as master servicer, except upon determination that the master servicer is no longer permitted to perform those duties under applicable law. No resignation of the master servicer will become effective until the related indenture trustee or a successor servicer has assumed the master servicer's servicing obligations and duties under the loan servicing agreement.

         Each loan servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the loan servicing agreement, or for errors in judgment. Nevertheless, unless otherwise limited in the related prospectus supplement, neither the master servicer nor any of the foregoing persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or for reckless disregard of its duties. In addition, each loan servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the loan servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each loan servicing agreement will, however, provide that the master servicer may undertake any reasonable action that it deems necessary or desirable in the interests of the securityholders.

         Under the circumstances specified in each loan servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer will be the successor of the master servicer under the loan servicing agreement so long as that corporation or other entity assumes the obligations of the master servicer.

MASTER SERVICER DEFAULT

         Except as otherwise provided in the related prospectus supplement, a "Master Servicer Default" will occur under the related loan servicing agreement in the following circumstances:

         - if the master servicer fails to deliver to the indenture trustee for deposit in any of the Issuer Accounts any required payment, and its failure continues unremedied for three business days after written notice from the indenture trustee or the related eligible lender trustee is received by the master servicer or after discovery by the master servicer;

         - if the master servicer fails to observe or perform in any material respect any of its other covenants or agreements under the loan servicing agreement; or

         - if an insolvency event with respect to the master servicer occurs.

An "insolvency event" means, with respect to any person, any of the following: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to that person and certain actions by that person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON MASTER SERVICER DEFAULT

         Unless otherwise specified in the related prospectus supplement, as long as a Master Servicer Default under a loan servicing agreement remains unremedied, the related indenture trustee, or holders of



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

notes of the related series evidencing not less than 75% in principal amount of the then outstanding notes, may terminate all the rights and obligations of the master servicer under that loan servicing agreement. Thereupon a successor servicer will be appointed by the related indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under that agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the master servicer, and no Master Servicer Default other than the appointment itself has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer. In the event that the indenture trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer whose regular business includes the servicing of student loans. The indenture trustee may provide for compensation to be paid but in no event more than the servicing compensation payable to the master servicer under that loan servicing agreement, unless a greater amount will not result in a downgrading of the notes and certificates by any applicable rating agency.

         In the event a Master Servicer Default occurs and is continuing, the indenture trustee or the noteholders, as described above, may remove the master servicer, without the consent of the related eligible lender trustee or any of the certificateholders of the related series. Moreover, only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the master servicer if a Master Servicer Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

         With respect to each trust, unless otherwise specified in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes (or the holders of certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of Master Servicer Default which does not adversely affect the indenture trustee or the noteholders of the related series), may, on behalf of all the noteholders and certificateholders, waive any default by the master servicer in the performance of its obligations under the related loan servicing agreement and the consequences of that default, except a default in making any required deposits to, or payments from, any of the Issuer Accounts in accordance with the loan servicing agreement. In this way, the noteholders have the ability, except as noted above, to waive defaults by the master servicer which could materially adversely affect the related certificateholders. However, no waiver will impair the noteholders' or the certificateholders' rights with respect to subsequent defaults.

AMENDMENT

         Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties, without the consent of the related noteholders or certificateholders, for the purpose of adding, changing or eliminating any provisions of the Transfer and Servicing Agreements or modifying any rights of noteholders or certificateholders so long as that action will not, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, materially and adversely affect the interest of any noteholder or certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements also may be amended by the seller, the administrator, the master servicer, the related eligible lender trustee and the related indenture trustee, as applicable, with the consent of the holders of notes of the related series that represent at least a majority in principal amount of the then outstanding notes and the holders of certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding, changing or eliminating any provisions of the Transfer and Servicing Agreements or modifying any rights of the noteholders or certificateholders. Nevertheless, no amendment may:



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

         - increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any guarantee payments) on the student loans or required payments to the noteholders or certificateholders; or

         - reduce the percentage of the notes or certificates which are required to consent to any amendment, without the consent of the holders of all the outstanding notes and certificates.

         Each trust agreement will provide that the related eligible lender trustee has no power to commence a voluntary proceeding in bankruptcy relating to that trust without the unanimous prior approval of all certificateholders (including the Company) of the related series and the delivery to the eligible lender trustee by each certificateholder (including the Company) of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all the outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related loan servicing agreement, except as otherwise provided in the applicable prospectus supplement.

TERMINATION

         With respect to each trust, the obligations of the seller, the master servicer, the administrator, the related eligible lender trustee and the indenture trustee under the related Transfer and Servicing Agreements will terminate upon:

         - the maturity or other liquidation of the last student loan in that trust and the disposition of any amount received upon liquidation of any remaining student loans; and

         - the payment to the noteholders and the certificateholders of the related series of all amounts required to be paid to them under the Transfer and Servicing Agreements.

OPTIONAL REDEMPTION

         If so specified in the prospectus supplement for a given trust, the seller or another party will have the option to avoid excessive administrative expenses by purchasing from the related eligible lender trustee all the remaining student loans in that trust. The option can only be exercised when, as of the end of any Collection Period immediately before a distribution date, the then outstanding pool balance has declined to the level specified in the prospectus supplement. If the option is exercised, the remaining student loans will be purchased at a price equal to the aggregate Purchase Amounts of those loans as of the end of that Collection Period. The funds will be used to retire the related notes and certificates concurrently with receipt of the funds. Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of that trust, after giving effect to any final distributions to noteholders and certificateholders of the related series, will be conveyed and transferred to the seller or the other party named in the prospectus supplement.

AUCTION OF STUDENT LOANS

         If so provided in the related prospectus supplement, all remaining student loans held by a trust will be offered for sale by the indenture trustee on any distribution date occurring on or after a date specified in such prospectus supplement. The seller and unrelated third parties may offer bids for the student loans. The indenture trustee will accept the highest bid equal to or greater than the aggregate Purchase Amounts of the student loans as of the end of the Collection Period immediately preceding the related distribution date. The proceeds of such sale will be used to redeem all the related notes and to retire all the related certificates.

ADMINISTRATION AGREEMENT

         The administrator will enter into an administration agreement with each trust and the related indenture trustee under which the administrator will provide the notices and perform other administrative obligations required by the related indenture, the trust agreement, loan sale agreement and loan servicing agreement. Unless otherwise specified in the related prospectus supplement with respect to any trust, the administrator will be entitled to an administration fee as specified in the related prospectus supplement (the "Administration Fee") as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses. Unless otherwise specified by the related prospectus supplement, the administrator under each administration agreement will be NMELC.

         Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an administration agreement in the following circumstances:

         - if the administrator fails to direct the indenture trustee to make any required distributions from any of the Issuer Accounts, and the failure continues unremedied for three business days after the indenture trustee or the eligible lender trustee has given written notice;

         - if the administrator fails to observe or perform in any material respect any of its other covenants or agreements in the administration agreement; or

         - if an insolvency event occurs with respect to the administrator.

         Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the administrator and appointing a successor administrator following the occurrence of an Administrator Default under the administration agreement and for waiving defaults by the administrator under the administration agreement will be identical to those for replacing the master servicer and appointing a successor master servicer following the occurrence of a Master Servicer Default under the loan servicing agreement and for waiving defaults by the master servicer under the loan servicing agreement, except that those procedures will apply to the administrator and the administration agreement rather than the master servicer and the loan servicing agreement.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF THE STUDENT LOANS

         The seller intends that its transfer of the student loans to the related eligible lender trustee on behalf of the related trust will constitute a valid sale and assignment of those student loans. Nevertheless, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may be perfected under the provisions of 20 U.S.C. ss. 1087-2(d)(3), either through the taking of possession of the student loans or by the filing of notice of the security interest in the manner provided by the applicable UCC for perfection of security interests in accounts. One or more financing statements covering the student loans will be filed under the UCC to protect the interest of the eligible lender trustee in the event the transfer by the seller is deemed to be an assignment of collateral as security for the benefit of the trust.

         If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of student loans coming into existence after the related closing date could have an interest in the loans with priority over the interest of the eligible lender trustee. A tax or other government lien on property of the seller that arises before a student loan comes into existence may also have priority over the interest of the related eligible lender trustee in that loan. Under the loan sale agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of the trust free and clear of the lien of any third party. In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust (or any interest in a loan held by a trust) other than to the eligible lender trustee on behalf of that trust, except as provided below.

         Under each loan servicing agreement, the master servicer, or its designee, as custodian for the related trust, will have custody of the promissory notes evidencing the student loans following their sale to the related eligible lender trustee. Although the accounts and computer records of the seller and master servicer will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that they have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were to be sold to another party, or a security interest in them were to be granted to another party, and that party purchased (or took a security interest in) the loans in the ordinary course of its business and took possession of the loans, then the purchaser (or secured party) might acquire an interest in those student loans that would be superior to the interest of the eligible lender trustee, provided that the purchaser (or secured party) acquired (or took a security interest in) the student loans for new value and without actual knowledge of the interest of the eligible lender trustee in them. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. Although those requirements are generally do not apply to student loans, in certain circumstances a trust may be liable for certain violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights in the event that the student loans were not originated or serviced in all material respects in compliance with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants".

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

         The Act, including its implementing regulations, imposes specified requirements, guidelines and procedures for originating and servicing student loans. Generally, those procedures require, among other things, processing of completed loans applications, determining whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis), explaining to the borrower his responsibilities under the loan, confirming that the related promissory note is executed by the borrower, and disbursing the loan proceeds. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances, and credit the borrower for payments made. If a borrower becomes delinquent, a lender or servicing agent must perform certain collection procedures (primarily by telephone calls and demand letters) which vary depending



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upon the length of time the loan is delinquent. The master servicer has agreed under the loan servicing agreement to perform collection and servicing procedures for the related trust. However, failure to follow these procedures or failure of the originator of the loan to follow loan origination procedures could result in adverse consequences, including the Department's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee for those loans or the guarantors' refusal to honor their guarantee agreements with the eligible lender trustee for those loans. Failure of the guarantors to receive reinsurance payments from the Department could adversely affect their ability or legal obligation to make guarantee payments to the related eligible lender trustee for those loans.

         Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the amount of Available Funds (as defined in the prospectus supplement) on any distribution date and the related trust's ability to pay principal and interest on the notes and certificates of that series. Under certain circumstances, unless otherwise specified in the related prospectus supplement, the loan sale agreement and loan servicing agreement grant the related trust the right to cause the seller to repurchase any student loan, or to cause the master servicer to arrange for the purchase of any student loan, if a breach of the representations, warranties or covenants of the seller or the master servicer, as the case may be, with respect to that loan has a material adverse effect on the interest of the trust and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Master Servicer Covenants". The failure of the seller to make a required repurchase, or the failure of the master servicer to make a required purchase arrangement, would constitute a breach of the related loan sale agreement and loan servicing agreement, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of that series. However, such a failure would not constitute an Event of Default under the indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

         Student loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless (a) the loan first became due more than seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy, or (b) excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is, in the opinion of Brown & Wood LLP ("Federal Tax Counsel"), special tax counsel to each trust and counsel to the Underwriters, a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. The summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of securityholders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Federal Tax Counsel regarding certain



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

U.S. federal income tax matters discussed below, which will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the securities and related terms, parties and documents applicable to such trust. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED SECURITIES SPECIFIC TO THAT PROSPECTIVE INVESTOR.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion to the trust that the trust will not be an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

TAX CONSEQUENCES TO HOLDERS OF DEBT SECURITIES

         Treatment of the Securities as Indebtedness. Federal Tax Counsel will deliver its opinion to the trust that certain classes of securities will qualify as debt for U.S. federal income tax purposes ("Debt Securities"). The seller will agree, and the Debt Security holders will agree by their purchase of the Debt Securities, to treat the Debt Securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of such Debt Securities is correct. If, contrary to the opinion of counsel, the IRS successfully asserted that any class of Debt Securities is not debt for U.S. federal income tax purposes such Securities would be equity interests in the trust ("Equity Securities") and would be treated in the manner described below.

         ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the Debt Securities are denominated in U.S. dollars, that the interest rate formula for the Debt Securities meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Debt Securities (I.E., any excess of the stated redemption price at maturity of the Debt Securities, generally the principal amount of the Debt Securities, over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Debt Securities, additional tax considerations with respect to such Debt Securities will be disclosed in the related prospectus supplement. The Code requires that a prepayment assumption be used in computing the accrual of OID. The prepayment assumption is to be determined under Treasury regulations that have yet to be issued. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual



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

of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the Debt Securities are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments such as the Debt Securities, which are subject to prepayment based on the payments on other debt instruments, is to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

         INTEREST INCOME ON THE DEBT SECURITIES. Based on the above assumptions, except as discussed in the following paragraph, the Debt Securities will not be considered issued with OID. The stated interest thereon will be taxable to a Debt Security holder as ordinary interest income when received or accrued in accordance with such Debt Security holder's method of tax accounting. Under the OID regulations, a holder of a Debt Security that was issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Debt Security . Alternatively, a Debt Security holder may elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Debt Security with market discount, the Debt Security holder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that such Debt Security holder acquires during the year of the election and thereafter. Similarly, a Debt Security holder that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Debt Security holder owns or acquires. The election to accrue interest, discount and premium under a constant yield method with respect to a Debt Security is irrevocable. A purchaser who buys a Debt Security for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (I.E., late payments are penalized) at least annually at a single fixed rate. The trust intends to treat the interest paid on the Debt Securities as Qualified Stated Interest.

         A holder of a Debt Security that has a fixed maturity date of not more than one year from the issue date of such Debt Security (a "Short-Term Security") may be subject to special rules. An accrual basis holder of a Short-Term Security (and certain cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis (I.E., treating the instrument as accruing interest at a single rate). Cash basis holders of a Short-Term Security will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Security). However, a cash basis holder of a Short-Term Security reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Security until the taxable disposition of the Short-Term Security. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Security in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Security is purchased for more or less than its principal amount.

         OPTIONAL ELECTION. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to a Debt Security, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as



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

adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

         SALE OR OTHER DISPOSITION. If a Debt Security holder sells a Debt Security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular Debt Security holder will equal the holder's cost for the Debt Security, increased by any market discount, acquisition discount, OID and gain previously included by the Debt Security holder in income with respect to the Debt Security and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the Debt Security holder with respect to the Debt Security. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         FOREIGN DEBT SECURITY HOLDERS. Interest paid (or accrued) to a Debt Security holder who is a nonresident alien, foreign corporation or other non-U.S. person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to U.S. federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person,
(ii) the foreign person is not actually or constructively a "10 percent shareholder" of the trust, the Seller or the Company (including a holder of 10% of the outstanding Equity Securities) nor a "controlled foreign corporation" with respect to which the trust, the Seller or the Company is a "related person" within the meaning of the Code, and (iii) the foreign person provides the person who is required to withhold U.S. tax with respect to the Debt Securities with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Debt Security is a foreign person and providing the foreign person's name and address. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Debt Security . If such interest is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a foreign person generally will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

         If the interest, gain or income on a Debt Security held by a foreign person is effectively connected with the conduct of a trade or business in the U.S. by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         Final regulations dealing with backup withholding and information reporting on income paid to a Non-U.S. Holder and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification



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

procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transaction rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE INVESTORS IN THE DEBT SECURITIES WHO WOULD BE NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         BACKUP WITHHOLDING. Each holder of a Debt Security (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a Debt Security setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Debt Security holder fail to provide the required certification, the trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's U.S. federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF EQUITY SECURITIES

         The following discussion only applies to securities treated as equity for U.S. federal income tax purposes and assumes that all payments on the Equity Securities are denominated in U.S. dollars, that a series of securities includes a single class of Equity Securities and that any such Equity Securities are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of securities, any additional tax considerations with respect to such Equity Securities will be disclosed in the applicable prospectus supplement.

         CLASSIFICATION AS A PARTNERSHIP

         TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Equity Security holders will agree by their purchase of Equity Securities, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Equity Security holders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and certain other Securities being treated as debt of the partnership. However, the proper characterization of the arrangement involving the trust, the Equity Security holders, the Seller and the Servicer is not clear because there is no authority on transactions comparable to that contemplated herein.

         Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material U.S. federal income tax consequences of classifying the trust as a partnership. Prospective owners of Equity Securities should consult their own tax advisors regarding the U.S. federal income tax consequences discussed below, as well as any other material U.S. federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Equity Security.

         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each Equity Security holder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the student loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related trust accounts and any gain upon collection or disposition of student loans. The trust's deductions will consist primarily of interest accruing with respect to the Equity Securities, servicing and other fees, and losses or deductions upon collection or disposition of student loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the Equity Security holders will be allocated taxable income of the trust for each interest period (as described in the applicable prospectus supplement) equal to the sum of (i) the interest that accrues on the Equity Securities in accordance with their terms for such interest period, including interest accruing at the pass-through rate for such interest period and interest on amounts previously due on the Equity Securities but not yet distributed; (ii) any trust income attributable to discount on the student loans that corresponds to any excess of the principal amount of the Equity Securities over their initial issue price; and (iii) all other amounts of income payable to the Equity Security holders for such interest period. All remaining taxable income of the trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Equity Security holders. Moreover, even under the foregoing method of allocation, Equity Security holders may be allocated income equal to the entire amount of interest accruing on the Equity Securities for an interest period, based on the pass-through rate plus the other items described above, even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Equity Securities on the accrual basis and Equity Security holders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Equity Security holders but Equity Security holders may be purchasing Equity Securities at different times and at different prices, Equity Security holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the applicable trust.

         An individual taxpayer's share of expenses of the trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to Equity Security holders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the student loans, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Equity Security holders.

         COMPUTATION OF INCOME. Taxable income of the trust will be computed at the trust level and then allocated pro rata to the Equity Security holders. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above with respect to the market discount rules) will be made by, the trust rather than the Equity Security holders. The trust intends, to the extent possible, to (i) have its taxable income computed under the accrual method of accounting, and (ii) adopt a calendar-year taxable year for computing its taxable income. The tax year of the trust, however, is generally determined by reference to the tax years of the Equity Security holders. As a result, an owner of an Equity Security would be required to include its pro rata share of trust income for a taxable year as determined by the trust in such Equity Security holder's gross income for its taxable year in which the trust's taxable year ends.

         DETERMINING THE BASES OF TRUST ASSETS. The trust will become a partnership on the first date when Equity Securities are held by more than one person. On that date, each of the Equity Security holders should be treated as having purchased a pro rata share of the assets of the trust (subject to the liability for the Equity Securities) followed immediately by a deemed contribution of such assets to the newly formed partnership. The partnership's basis in the trust's assets would therefore equal the sum of the Equity Security holders' bases in their respective interests in the trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Equity Security holders would be adjusted in accordance with Section 704(c) of the Code to account for such variations.

         Under Section 708 of the Code a partnership is considered to terminate if 50% or more of the partnership interests are sold or exchanged within a 12-month period. If such a termination occurs, the partnership is deemed to distribute its assets to its partners (including the transferee partner, the Company) who are then deemed to recontribute those assets to a new partnership. The new partnership would have a basis in those assets equal to the basis of the contributing partners in their partnership interests. If the trust were characterized as a partnership and a sale of Equity Securities terminated the partnership under Section 708 of the Code, the purchaser's basis in its ownership interest would automatically be reflected in its pro rata portion of the trust's assets.

         DISCOUNT AND PREMIUM. To the extent that OID, if any, on the student loans exceeds a DE MINIMIS amount, the trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Equity Security holders.

         Moreover, the purchase price paid by the trust for the student loans may be greater or less than the remaining principal balance of the student loans at the time of purchase. If so, the student loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

         If the trust acquires the student loans at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income on the student loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Equity Security holders.

         DISPOSITION OF EQUITY SECURITIES. Generally, capital gain or loss will be recognized on a sale of Equity Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Equity Securities sold. To the extent the trust is characterized as a partnership, an Equity Security holder's tax basis in an Equity Security will generally equal the holder's cost increased by the holder's share of trust income (includible in gross income) and decreased by any distributions received with respect to such Equity Security. In addition, both the tax basis in the Equity Security and the amount realized on a sale of an Equity Security would include the holder's share of the Equity Securities and other liabilities of the trust. A securityholder acquiring Equity Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Equity Securities and, upon sale or other disposition of some of the Equity Securities, allocate a pro rata portion of such aggregate tax basis to the Equity Securities sold (rather than maintaining a separate tax basis in each Equity Security for purposes of computing gain or loss on a sale of that Equity Security).

         Any gain on the sale of an Equity Security attributable to the securityholder's share of unrecognized accrued market discount on the student loans would generally be treated as ordinary income to the holder and could give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements.

         If an Equity Security holder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Equity Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Equity Securities.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Equity Security holders in proportion to the principal amount of Equity Securities owned by them as of the close of the last day of such month. As a result, a holder purchasing Equity Securities may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the Equity Security holders. The Company is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

         SECTION 754 ELECTION. In the event that an Equity Security holder sells an Equity Security at a profit (or loss), the purchasing Equity Security holder will have a higher (or lower) basis in the Equity Security than the selling Equity Security holder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, Equity Security holders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for Equity Securities.

         ADMINISTRATIVE MATTERS. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trusts and will report each Equity Security holder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide it with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Equity Securities. Generally, securityholders must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless the securityholder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Equity Securities as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the Equity Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee, and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Equity Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Equity Securities through a nominee are required to furnish directly to the trust information as to themselves and their ownership of Equity Securities. A clearing agency registered under Section 17A of the Exchange Act that holds Equity Securities as a nominee is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         Unless otherwise provided by the Code, applicable Treasury regulations or other pronouncements, the Company will be designated as the "tax matters partner" in the related trust Agreement and, as such, will be responsible for representing the Equity Security holders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the Equity Security holders, and, under certain circumstances, an Equity Security holder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of an Equity Security holder's returns and adjustments of items not related to the income and losses of the trust.

         TAX CONSEQUENCES TO FOREIGN EQUITY SECURITYHOLDERS. It is not clear whether a trust would be considered to be engaged in a trade or business in the U.S. for purposes of U.S. federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust would be engaged in a trade or business in the U.S. for such purposes, the trust will withhold as if it were so engaged in order to protect itself from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign Equity Security holders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 34% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require a trust to change its withholding procedures. In determining a holder's withholding status, a trust may rely on IRS Form W-8, IRS Form W-9 or other forms as specified by applicable Treasury regulations or other Treasury or IRS pronouncements.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder of an Equity Security must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 (or other applicable form), in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to an Equity Security holder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Equity Security holders will be subject to U.S. federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transaction rules. THE DISCUSSION SET FORTH ABOVE DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE INVESTORS IN THE

EQUITY SECURITIES WHO WOULD BE NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

         BACKUP WITHHOLDING. Distributions made on the Equity Securities and proceeds from the sale of the Equity Securities will be subject to a "backup" withholding tax of 31% if, in general, the Equity Security holder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER


TAX CHARACTERIZATION OF THE TRUST

         Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of Securities properly treated as debt for U.S. federal income tax purposes to investors and all the Residual Interests of which are retained by the seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on Federal Tax Counsel's conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single holder of a Residual Interest.

         TREATMENT OF THE SECURITIES AS INDEBTEDNESS. The seller will agree, and the securityholders will agree by their purchase of securities, to treat the securities as debt for U.S. federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the securities will be (or, in certain cases, should be) classified as debt for U.S. federal income tax purposes. Assuming that the characterization of the securities as debt for U.S. federal income tax purposes is correct, the U.S. federal income tax consequences to securityholders described above under the heading "Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Debt Securities" would apply to the securityholders.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of securities did not represent debt for U.S. federal income tax purposes, such class or classes of securities might be treated as equity interests in the trust. If so treated, the trust would, most likely in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would not be taxable as a corporation because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to U.S. federal income tax. Assuming such characterization of the securities is correct, the U.S. federal income tax consequences to Security holders described above under the heading "Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Equity Securities" would apply to the securityholders.

         Nonetheless, treatment of securities as equity interests in such a partnership could have adverse tax consequences to certain holders of such securities. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

         THE U.S. FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON EACH SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES

UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on:

         (i)      employee benefit plans;

         (ii)     certain other retirement plans and arrangements, including

                  -        individual retirement accounts and annuities,

                  -        Keogh plans, and

                  - collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
                           Section 4975 of the Code ; and

         (iii) persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets.

The term "Plans" includes the plans and arrangements listed in clauses (i) and
(ii) above.

         Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of plans not subject to ERISA requirements may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules set forth in Section 503 of the Code will apply.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

THE NOTES

         Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a Plan. A trust, the seller, any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the foregoing are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

         - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; - PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

         - PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

         - PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

         - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

         There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the applicable trust, [the Company], any underwriter, the eligible lender trustee, the indenture trustee, the master servicer, the administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Any Plan fiduciary considering whether to invest in notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

THE CERTIFICATES

         Unless otherwise specified in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a plan's investment in that entity (each, a "Benefit Plan"). The purchase of an equity interest in a trust will result in the assets of that trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code.

         By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

         If a given series of certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                      * * *

         A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              AVAILABLE INFORMATION

         The seller has filed with the SEC a registration statement for the securities (together with all amendments and related exhibits, the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the Registration Statement, do not contain all the information contained in the Registration Statement. For further information, you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at

         -        450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

         -        Seven World Trade Center, Suite 1300, New York, New York
                  10048; and

         -        500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

In addition, copies of the Registration Statement may be obtained from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees.

         You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330. In addition, the Registration Statement may be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system at the SEC's World Wide Website located at HTTP://WWW.SEC.GOV.

                           REPORTS TO SECURITYHOLDERS

         Unless definitive securities are issued for an series of securities, periodic unaudited reports as described in the related prospectus supplement containing information concerning the student loans in the related trust will be prepared by the administrator on behalf of the trust and sent only to Cede & Co., as nominee of DTC and registered holder of the securities. Reports will not be sent to any beneficial holder of the securities. The reports will not constitute financial statements prepared under generally accepted accounting principles. See "Description of the Notes -- Book-entry Registration".

         The master servicer will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the related rules and regulations. Each trust intends to suspend the filing of reports under the Exchange, when and if filing is no longer required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by or for a trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of any series of securities shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The administrator will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to such documents (unless the exhibits are specifically incorporated by reference). Written requests for such copies should be directed to Nellie Mae Education Loan Corporation, 1240 Pawtucket Avenue, Rumford, Rhode Island 02916, Attention: Mary Jo Feldman. Telephone requests for such copies should be directed to (401) 438-4500.

                              PLAN OF DISTRIBUTION

         The seller and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and an underwriting agreement for the certificates of that series. Under the terms of the underwriting agreements, the seller will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the agreements and in the prospectus supplement.

         In each of the underwriting agreements with respect to any given series of securities, the several underwriters will agree, subject to the applicable terms and conditions, to purchase all the notes and certificates, as the case may be, which are described in the agreements and offered by this prospectus and the related prospectus supplement if any of notes and certificates, as the case may be, are purchased.

         Each prospectus supplement will either

         (i) set forth the price at which each class of notes and certificates, as the case may be, being offered will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates, as the case may be; or

         (ii) specify that the notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any the notes and certificates, as the case may be, the public offering prices and concessions may be changed.

         Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If an underwriter creates a short position in the securities in connection with the offering (I.E., if it sells more securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing securities in the open market.

         An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

         Neither the seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the seller nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

         Each underwriting agreement will provide that the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to the payments that the several underwriters may be required to make.

         Each trust may, from time to time, invest the funds in its Issuer Accounts in eligible investments acquired from the underwriters.

         Under each of the underwriting agreements with respect to a given series of securities, the closing of the sale of any class of securities subject to either agreement will be conditioned on the closing of the sale of all the other classes subject to either agreement.

         The place and time of delivery of the securities for which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Ann M. O'Rourke, General Counsel of Nellie Mae, will pass upon certain legal matters relating to the securities of each series for the related trust, the seller, the master servicer and the administrator. As of the date of this prospectus, Ms. O'Rourke has an aggregate ownership interest in the total equity of Nellie Mae Corporation (common and preferred stock on an as-converted basis), including equity underlying options, in an amount that is less than 0.25% of that total equity.

         Brown & Wood LLP will pass upon certain federal income tax matters on behalf of each trust and upon certain legal matters relating to the securities of each series for the underwriters. From time to time, Brown & Wood LLP has provided and expects to continue to provide legal services to Nellie Mae Corporation and its affiliates.

                            INDEX OF PRINCIPAL TERMS

                                                                                                               PAGE
Act...............................................................................................................6
Additional Fundings..............................................................................................44
Add-on Consolidation Loans.......................................................................................19
Administration Fee...............................................................................................54
Administrator Default............................................................................................54
Benefit Plan.....................................................................................................67
Certificate Pool Factor..........................................................................................31
Collection Account...............................................................................................45
Debt Securities..................................................................................................57
Department........................................................................................................7
Depository.......................................................................................................31
Distribution Date................................................................................................32
DTC..............................................................................................................31
DTC Rules........................................................................................................41
Eligible Deposit Account.........................................................................................45
Eligible Institution.............................................................................................46
Equity Securities................................................................................................57
ERISA............................................................................................................66
Federal Assistance...............................................................................................13
Federal Consolidation Loan.......................................................................................10
Federal PLUS Loans...............................................................................................10
Federal SLS Loans................................................................................................10
Federal Stafford Loans...........................................................................................10
Federal Supplemental Loans to Students...........................................................................10
Federal Tax Counsel..............................................................................................56
Federal Unsubsidized Stafford Loans..............................................................................10
FFELP.............................................................................................................7
FFELP Loans.......................................................................................................6
fixed rate securities............................................................................................39
floating rate securities.........................................................................................39
Forbearance Period...............................................................................................16
Index Shortfall Carryover........................................................................................34
Indirect Participants............................................................................................40
Insolvency Event.................................................................................................51
Interest Subsidy Payments........................................................................................13
Investment Earnings..............................................................................................45
IRS..............................................................................................................56
Issuer Accounts..................................................................................................45
Master Servicer Default..........................................................................................51
NEELMC............................................................................................................6
Nellie Mae........................................................................................................6
New Withholding Regulations......................................................................................59
NMELC.............................................................................................................6
Note Pool Factor.................................................................................................31
OID..............................................................................................................57
OID regulations..................................................................................................57

Participants.....................................................................................................40
Parties in Interest..............................................................................................66
Plans............................................................................................................66
Pool Factor......................................................................................................31
PTCE.............................................................................................................67
Purchase Amount..................................................................................................44
Related Documents................................................................................................37
Reserve Account..................................................................................................49
Seller............................................................................................................6
Servicing Fee....................................................................................................48
Short-Term Security..............................................................................................58
Spread...........................................................................................................40
Spread Multiplier................................................................................................40
UCC..............................................................................................................40
Unmet Need.......................................................................................................11

                             Nellie Mae Student Loan
                                  Trust 1999-A

                                  $
                                   -----------
                             Class A-1 Floating Rate
                            Asset-Backed Senior Notes

                                  $
                                   -----------
                             Class A-2 Floating Rate
                            Asset-Backed Senior Notes

                              Nellie Mae Education
                                Loan Corporation


                             Nellie Mae Corporation
                                 Master Servicer

                              PROSPECTUS SUPPLEMENT

                             [Names of Underwriters]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Asset-Backed Notes and Asset-Backed Certificates under this Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee..............................    $  278
         Legal fees and expenses...........................        *
         Accounting fees and expenses......................        *
         Blue Sky fees and expenses........................        *
         Rating agency fees................................        *
         Eligible lender trustee fees and expenses.........        *
         Indenture trustee fees and expenses...............        *
         Printing expenses.................................        *
         Miscellaneous.....................................        *
                                                               -------
                           Total...........................    $   *
                                                               -------
                                                               -------

-----------------------
*  To be provided by amendment

Item 15.     Indemnification of Directors and Officers.

         The By-Laws of Nellie Mae Education Loan Corporation specify that Nellie Mae Education Loan Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         The By-Laws of Nellie Mae Education Loan Corporation further specify that Nellie Mae Education Loan Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or sit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Item 16.     Exhibits.

         1.1      Form of underwriting agreement for notes*

         1.2      Form of underwriting agreement for certificates*

         3.1      Certificate of Incorporation of the Registrant*

         3.2      By-laws of the Registrant*

         3.3 Form of certificate of trust (to be included as an exhibit to Exhibit 4.2)*

         4.1 Form of indenture between the trust and the indenture trustee (including a form of note as an exhibit to the indenture)*

         4.2 Form of trust agreement among the seller, the trust and the eligible lender trustee (including a form of certificate as an exhibit to the trust agreement)*

         4.3      Form of note (to be included as an exhibit to Exhibit 4.1)*

         4.4 Form of certificate (to be included as an exhibit to Exhibit 4.2)*

         5.1 Opinion of Ann M. O'Rourke, General Counsel of Nellie Mae Corporation, the corporate parent of the Registrant, as to the legality of the notes and certificates*

         8.1 Opinion of Brown & Wood LLP with respect to certain tax matters*

        23.1      Consent of Ann M. O'Rourke (included as part of 5.1)*

        23.2      Consent of Brown & Wood LLP (included as part of 8.1)*

        24.1 Powers of Attorney (included on page II-6 of this Registration Statement)

        25.1 Statement of eligibility of the indenture trustee under the Trust Indenture Act of 1939 *

        99.1 Form of loan sale agreement among the seller, the trust and the eligible lender trustee*

        99.2 Form of loan servicing agreement among the master servicer, the trust and the eligible lender trustee*

        99.3 Form of administration agreement among the trust, the indenture trustee and the Registrant, as administrator*

-----------------------
         *To be provided by amendment

Item 17.      Undertakings.

         (a) AS TO RULE 415:

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) AS TO DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED HEREIN BY
REFERENCE:

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) AS TO THE INDENTURES:

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, Notes and Certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (d) AS TO INDEMNIFICATION:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) AS TO LIABILITY:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) AS TO THE INDENTURE TRUSTEE:

         To file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements (including, without limitation, the security rating requirement at time of sale) for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rumford, State of Rhode Island, on the 18th day of May, 1999.

                                    NELLIE MAE EDUCATION LOAN CORPORATION
                                     (Registrant)


                                    By:    /s/ Lawrence W. O'Toole
                                           -------------------------------
                                    Name:  Lawrence W. O'Toole
                                    Title: President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Lawrence W. O'Toole, John F. Remondi and Ann M. O'Rourke, and each of them, his true and lawful attorneys-in-fact and agents, acting together or alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated.

SIGNATURE                    CAPACITY                               DATE

/s/Lawrence W. O'Toole       President (and chief executive         May 18, 1999
----------------------       officer), Director
Lawrence W. O'Toole

/s/John F. Remondi           Treasurer (chief financial officer     May 18, 1999
------------------           and chief accounting officer),
John F. Remondi              Director